SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 2)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   MEDJET INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

|X|      Fee paid previously with preliminary materials.

|_|      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                                   MEDJET INC.
                           1090 KING GEORGES POST ROAD
                                    SUITE 301
                            EDISON, NEW JERSEY 08837

                                                                  May 10, 2002

Dear Stockholder,

         You are cordially invited to attend the annual meeting of stockholders of Medjet Inc. to be held on Wednesday, June 5, 2002, at 10:00 a.m., local time, at 1090 King Georges Post Road, Suite 307, Edison, New Jersey 08837.

         At the annual meeting, among other things, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001, among Medjet, VISX, Incorporated and Orion Acquisition Corp., a wholly-owned subsidiary of VISX. If the proposed merger is consummated, under the merger agreement:

          o  Orion Acquisition Corp. will merge with and into Medjet;

          o Medjet will continue as the corporation surviving the proposed merger and will become a wholly-owned subsidiary of VISX; and

          o each outstanding share of our common stock (other than shares held by stockholders who perfect appraisal rights under Delaware law) will be converted into the right to receive $2.00 in cash, without interest.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT, INCLUDING THE PRICE AND OTHER TERMS, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, TAKEN AS A WHOLE, ARE FAIR AND REASONABLE, AND IN THE BEST INTERESTS OF MEDJET AND ITS STOCKHOLDERS. YOUR BOARD UNANIMOUSLY RECOMMENDS THAT ALL MEDJET STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. WHEN YOU CONSIDER THE RECOMMENDATION OF OUR BOARD OF DIRECTORS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, YOU SHOULD BE AWARE THAT A NUMBER OF OUR DIRECTORS AND OFFICERS HAVE INTERESTS IN THE PROPOSED MERGER THAT ARE IN ADDITION TO THE INTERESTS OF STOCKHOLDERS GENERALLY. IN PARTICULAR, CERTAIN OF OUR DIRECTORS AND OFFICERS WILL BENEFIT FROM THE ACCELERATED VESTING OF THEIR STOCK OPTIONS AS A RESULT OF THE PROPOSED MERGER.

         COMPLETION OF THE PROPOSED MERGER IS SUBJECT TO THE SATISFACTION OR WAIVER OF A NUMBER OF CONDITIONS, INCLUDING, AMONG OTHERS, THE APPROVAL OF THE MERGER AGREEMENT BY OUR STOCKHOLDERS, THE ABSENCE OF ANY LEGAL PROHIBITION ON THE COMPLETION OF THE MERGER, THE RECEIPT OF ALL THIRD PARTY CONSENTS, WAIVERS AND APPROVALS SPECIFIED IN THE MERGER AGREEMENT, THE ACCURACY OF THE REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT, OUR COMPLIANCE WITH COVENANTS AND THE ABSENCE OF ANY MATERIALLY ADVERSE EVENT OR CONDITION ARISING AFTER THE DATE OF THE MERGER AGREEMENT. IN ANY EVENT, EVEN IF ALL OF THE CONDITIONS TO THE COMPLETION OF THE MERGER ARE SATISFIED, VISX MAY DECIDE, IN ITS SOLE DISCRETION, NOT TO PROCEED WITH THE MERGER. AS A RESULT, EVEN IF OUR STOCKHOLDERS APPROVE THE MERGER AGREEMENT, WE CANNOT ASSURE YOU THAT THE PROPOSED MERGER WILL BE COMPLETED.

         The accompanying notice of annual meeting and proxy statement explain the proposed merger and contain specific information concerning the annual meeting. Please read these materials carefully, and please do not send any stock certificates at this time.

         Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please submit your proxy in accordance with the instructions provided to ensure that your shares will be voted at the annual meeting. If you decide to attend the annual meeting, you may withdraw your proxy at that time and vote your shares in person, if you wish.



                                                       Sincerely yours,

                                                       Eugene I. Gordon, Ph.D.
                                                       Chairman of the Board and
                                                       Chief Executive Officer


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   MEDJET INC.
                           1090 KING GEORGES POST ROAD
                                    SUITE 301
                            EDISON, NEW JERSEY 08837
                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2002

                                  ------------

To the stockholders of Medjet Inc.:

         NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Medjet Inc. will be held on Wednesday, June 5, 2002, at 1090 King Georges Post Road, Suite 307, Edison, New Jersey 08837, at 10:00 a.m., local time, for the following purposes:

          1. To elect six directors to hold office until the 2003 annual meeting of stockholders;

          2. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001, among Medjet, VISX, Incorporated and Orion Acquisition Corp., a wholly-owned subsidiary of VISX, pursuant to which, among other things, Orion Acquisition Corp. would be merged with and into Medjet, and each outstanding share of our common stock would be converted into the right to receive $2.00 in cash, without interest; and

          3. To transact such other business as may properly be presented at the annual meeting and at any adjournments or postponements thereof.

         Our board of directors has fixed the close of business on May 3, 2002 as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. A list of these stockholders will be available during regular business hours at our corporate offices, during the ten days prior to the annual meeting, for inspection by any stockholder for any purpose germane to the annual meeting.

         Stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they comply with Delaware law as explained in the accompanying proxy statement and the attached annexes.

                                    By order of the Medjet Board of Directors,


                                    Cheryl A. Blake
                                    Corporate Secretary

Edison, New Jersey
May 10, 2002

         PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY GRANTED YOUR PROXY.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY TERM SHEET...........................................................iii
QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER................................v
GENERAL........................................................................1
         Record Date; Stock Entitled to Vote; Quorum...........................1
         Votes Required........................................................1
         Voting by Our Directors and Officers and by VISX......................2
         Voting of Proxies.....................................................2
         How to Vote by Proxy..................................................2
         Revocability of Proxies...............................................2
         Deadline for Voting by Proxy..........................................3
         Solicitation of Proxies...............................................3
SUMMARY........................................................................4
         The Companies.........................................................4
         The Merger............................................................5
         Recommendation of Our Board of Directors..............................5
         Interests of Our Directors and Officers in the Merger.................5
         Conditions to the Completion of the Merger............................5
         Termination of the Merger Agreement...................................6
         Effects of Termination................................................7
         Material U.S. Federal Income Tax Consequences of the Merger...........9
         Appraisal Rights......................................................9
         Price Range of Our Common Stock.......................................9
ELECTION OF DIRECTORS (Proposal 1)............................................10
         Board of Directors Committees and Meetings...........................11
         Finance and Audit Committee Report...................................11
         Compensation of Directors............................................12
EXECUTIVE COMPENSATION........................................................13
         Summary Compensation Table...........................................13
         Option Grants........................................................13
         Option Exercises and Year-End Option Values..........................13
         Employment Agreement.................................................13
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT........................14
         Section 16(a) Beneficial Ownership Reporting Compliance..............15
THE MERGER (Proposal 2).......................................................16
         Background of the Merger.............................................16
         Our Reasons for the Merger; Recommendation of Our Board of
         Directors............................................................19
         Material U.S. Federal Income Tax Consequences of the Merger..........20
         Appraisal Rights.....................................................21
         Interests of Our Directors and Officers in the Merger................23
THE MERGER AGREEMENT..........................................................25
         The Merger...........................................................25
         Merger Consideration.................................................25
         Treatment of Options and Warrants....................................25
         Exchange Agent; Procedure for the Surrender of Stock
         Certificates.........................................................25
         Representations and Warranties of Medjet.............................26
         Representations and Warranties of VISX and Orion Acquisition Corp....27
         Certain Covenants....................................................27

         Additional Agreements................................................28
         Conditions to the Completion of the Merger...........................31
         Termination of the Merger Agreement..................................32
         Other Expenses.......................................................35
         Amendments...........................................................35
         Research, Development and Experimental Cost Sharing Agreement........35
         Share Transfer Agreement.............................................36
         Omnibus Waiver and Amendment Agreement...............................36
         First Amendment to the Registration Rights Agreement.................37
         Second Amendment to the Registration Rights Agreement................37
         Voting and Stock Option Agreement....................................37
         Non-Competition, Non-Solicitation and Non-Hire Agreement.............38
MEDJET........................................................................39
VISX..........................................................................40
PRICE RANGE OF OUR COMMON STOCK...............................................41
OTHER MATTERS.................................................................42
INDEPENDENT AUDITORS..........................................................42
         Independent Auditors' Fees...........................................42
STOCKHOLDER PROPOSALS FOR 2003................................................42
WHERE YOU CAN FIND MORE INFORMATION...........................................42
ANNEXES:
         Annex A      Agreement and Plan of Merger and Reorganization........A-1
         Annex B      Section 262 of the Delaware General Corporation Law....B-1
         Annex C      Finance and Audit Committee Charter....................C-1

                               SUMMARY TERM SHEET

         This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. In addition to this summary term sheet, we urge you to read this entire proxy statement carefully, including the attached annexes.

              PARTIES--The parties to the merger agreement are Medjet Inc., VISX, Incorporated and Orion Acquisition Corp. Orion Acquisition Corp. is a newly-formed Delaware corporation that is wholly-owned by VISX. Orion Acquisition Corp. was incorporated by VISX in order to acquire Medjet in the proposed merger. See "SUMMARY--The Companies."

              STOCKHOLDER VOTE--You are being asked to approve and adopt an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001, among Medjet, VISX and Orion Acquisition Corp., by which Orion Acquisition Corp. will be merged with and into Medjet. Medjet would survive the proposed merger as a wholly-owned subsidiary of VISX. The merger agreement must be approved by the holders of a majority of the votes represented by the outstanding shares of our common stock and the outstanding shares of our series B convertible preferred stock, voting together as a single class. Each share of our common stock is entitled to one vote and each share of our series B convertible preferred stock is entitled to 100 votes. Together, our directors and officers and VISX are entitled to an aggregate of 2,685,787 votes, or approximately 54% of the voting power of our capital stock. As a result, our directors and officers and VISX, acting together, have the ability to control the outcome of the vote to approve and adopt the merger agreement at the annual meeting. See "GENERAL - Votes Required."

              RECOMMENDATION--Our board of directors has unanimously determined that the merger agreement, including the price and other terms, and the transactions contemplated by the merger agreement, taken as a whole, are fair and reasonable, and in the best interests of Medjet and our stockholders. Our board unanimously recommends that our stockholders vote FOR the approval and adoption of the merger agreement. When you consider the recommendation of our board of directors that you vote in favor of the approval and adoption of the merger agreement, you should be aware that a number of our directors and officers have interests in the proposed merger that are in addition to the interests of stockholders generally. In particular, certain of our directors and officers will benefit from the accelerated vesting of their stock options as a result of the merger. See "THE MERGER - Our Reasons for the Merger; Recommendation of Our Board of Directors" and "- Interests of our Directors and Officers in the Merger."

              PAYMENT--In the proposed merger, each outstanding share of our common stock automatically will be canceled and converted into the right to receive $2.00 in cash, without interest and less any applicable withholding tax, except for shares held by stockholders who properly perfect appraisal rights under Delaware law. You will not own any of our common stock after completion of the merger, even if you demand and perfect appraisal rights under Delaware law. See "THE MERGER AGREEMENT - Merger Consideration."

              TREATMENT OF OPTIONS AND WARRANTS--The merger agreement provides that outstanding options and warrants to purchase shares of our common stock not exercised prior to the effective time of the merger will be canceled and extinguished. VISX will pay to the holder of an option or warrant the difference between $2.00 and the exercise price per share (if less than $2.00) of our common stock underlying the option or warrant multiplied by the total number of shares of our common stock underlying the option or warrant. VISX will not pay any amounts with respect to any options or warrants that have an exercise price equal to or greater than $2.00. See "THE MERGER AGREEMENT - Treatment of Options and Warrants."

              TAX CONSEQUENCES--The receipt of cash for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize capital gain or loss for these purposes equal to the difference between $2.00 per share and your adjusted tax basis for the shares of our common stock you own immediately prior to the merger. For U.S. federal income tax purposes, any capital gain or loss generally will be long-term capital gain or loss if you held the shares of our common stock for more than one year. See "THE MERGER - Material U.S. Federal Income Tax Consequences of the Merger."

              CONDITIONS TO THE MERGER--The obligations of the parties to complete the merger are subject to the satisfaction or waiver of certain conditions, including, among others, the approval of the merger agreement by our stockholders, the absence of any legal prohibition on the completion of the merger, the receipt of all third party consents, waivers and approvals specified in the merger agreement, the accuracy of the representations and warranties in the merger agreement, our compliance with covenants and the absence of any materially adverse event or condition arising after the date of the merger agreement. IN ANY EVENT, EVEN IF ALL OF THE CONDITIONS TO THE COMPLETION OF THE MERGER ARE SATISFIED, VISX MAY DECIDE, IN ITS SOLE DISCRETION, NOT TO PROCEED WITH THE MERGER. See "THE MERGER AGREEMENT - Conditions to the Completion of the Merger."

              APPRAISAL RIGHTS--Stockholders who do not vote in favor of the approval and adoption of the merger agreement will be entitled to seek an appraisal of the "fair value" of their shares under Delaware law, exclusive of any element of value arising from the expectation or completion of the merger. In order to perfect the right to an appraisal, a stockholder must comply with the applicable requirements of Delaware law. See "THE MERGER - Appraisal Rights."

                 QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER

         At the annual meeting, one of the matters you will be asked to consider and vote upon is a proposed merger with VISX. The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposed merger and the annual meeting. You should still carefully read this entire proxy statement, including each of the attached annexes.

Q:        WHAT AM I BEING ASKED TO VOTE ON?

A: Among other things, you are being asked to approve and adopt a merger agreement that provides for the merger of Orion Acquisition Corp. with and into Medjet. Orion is a newly-formed Delaware corporation that VISX formed to acquire Medjet through the merger. If the merger is completed, Medjet would become a wholly-owned subsidiary of VISX.

Q:        WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: The merger agreement must be approved by the holders of a majority of the votes represented by the outstanding shares of our common stock and the outstanding shares of our series B convertible preferred stock, voting together as a single class. Each share of our common stock is entitled to one vote and each share of our series B convertible preferred stock is entitled to 100 votes. Together, our directors and officers and VISX are entitled to an aggregate of 2,685,787 votes, or approximately 54% of the voting power of our capital stock. As a result, our directors and officers and VISX, acting together, have the ability to control the outcome of the vote to approve and adopt the merger agreement at the annual meeting.

Q:        WHAT WILL I RECEIVE FOR MY COMMON STOCK IF THE PROPOSED MERGER IS
          COMPLETED?

A: If the merger is completed, each issued and outstanding share of our common stock automatically will be canceled and converted into the right to receive $2.00 in cash, without interest and less any applicable withholding tax, except for shares of our common stock held by stockholders who properly perfect their appraisal rights under Delaware law, which shares will be subject to appraisal to determine their "fair value" in accordance with Delaware law, exclusive of any element of value arising from the expectation or completion of the merger.

Q:        WHAT IS THE VOTING RECOMMENDATION OF OUR BOARD OF DIRECTORS?

A: Our board of directors has unanimously determined that the merger agreement, including the price and other terms, and the transactions contemplated by the merger agreement, taken as a whole, are fair and reasonable, and in the best interest of Medjet and our stockholders. Our board unanimously recommends that all Medjet stockholders vote FOR the approval and adoption of the merger agreement. When you consider the recommendation of our board of directors that you vote in favor of the approval and adoption of the merger agreement, you should be aware that a number of our directors and officers have interests in the proposed merger that are in addition to the interests of stockholders generally. In particular, certain of our directors and officers will benefit from the accelerated vesting of their stock options as a result of the merger.

Q:        IS THE PROPOSED MERGER SUBJECT TO ANY CONDITIONS?

A: Yes. The obligation of VISX to complete the merger is subject to the satisfaction or waiver of certain conditions, including, among others, the approval of the merger agreement by our stockholders, the absence of any legal prohibition on the completion of the merger, the receipt of all third party consents, waivers and approvals specified in the merger agreement, the accuracy of our representations and warranties, our compliance with covenants and the absence of any materially adverse event or condition arising after the date of the merger agreement. Our obligation to complete the merger is subject to the satisfaction or waiver of certain conditions, including, among others, the approval of the merger agreement by our stockholders and the absence of any legal prohibition on the completion of the merger.

          In any event, even if all of the conditions to the completion of the merger are satisfied, VISX may decide, in its sole discretion, not to proceed with the merger.

Q:        WHEN DO YOU EXPECT THE PROPOSED MERGER TO BE COMPLETED?

A: We and VISX are working to complete the merger prior to August 17, 2002. However, because VISX may elect not to proceed with the merger for any or no reason, we cannot predict the exact timing of the completion of the merger or whether the merger will occur at all.

Q: WHEN CAN I EXPECT TO RECEIVE PAYMENT FOR MY COMMON STOCK IF THE PROPOSED MERGER IS COMPLETED?

A: Soon after the merger is completed, an exchange agent to be selected by VISX will send a letter to each of our stockholders. The letter will contain instructions describing how to surrender your stock certificates in exchange for the amounts payable pursuant to the merger agreement. The exchange agent will send to you the amount payable pursuant to the merger agreement promptly after its receipt of your stock certificates delivered in accordance with the exchange agent's instructions.

Q:        WILL I OWE ANY U.S. FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: The receipt of cash for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, you will recognize capital gain or loss for these purposes equal to the difference between $2.00 per share and your adjusted tax basis for the shares of our common stock you own immediately prior to the merger. For U.S. federal income tax purposes, any capital gain or loss generally will be long-term capital gain or loss if you held the shares of our common stock for more than one year.

          Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. You should consult your tax and other advisors for a full understanding of the consequences of the proposed merger to you.

Q: AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS RELATING TO THE PROPOSED MERGER?

A: Yes, under Delaware law, holders of our common stock are entitled to dissenters' or appraisal rights in connection with the proposed merger. For more information about appraisal rights and your ability to exercise these rights, please see page 21.

Q:        SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, you will receive separate written instructions for exchanging stock certificates for the cash consideration payable in the merger.

Q:        WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement carefully and to consider how the proposed merger affects you. Then, vote your shares using one of the three methods described below as soon as possible so that your shares can be voted at the annual meeting.

Q:        DO I NEED TO ATTEND THE ANNUAL MEETING?

A:        No.  You can vote using one of the three methods described below.
          We anticipate that most of our stockholders will not attend the annual meeting in person.

Q:        HOW CAN I VOTE MY SHARES?

A. You may vote your shares by the Internet, by telephone or by mail, each as described in more detail on your proxy card.

Q:        WHAT IF I DO NOT VOTE?

A: If you submit a proxy but do not indicate how you vote, your proxy will be counted as a vote "FOR" the proposed merger. If you do not submit a proxy and you do not otherwise submit a proxy from your broker (for any shares held in "street name") or vote your shares in person at the annual meeting, your shares will not be voted. If your shares are not voted, it will have the same effect as a vote "AGAINST" the proposed merger.

Q:        MAY I VOTE IN PERSON?

A: Yes. You may attend the annual meeting and vote your shares in person, rather than vote your shares using one of the three methods provided.

Q:        MAY I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A: Yes. You may change your vote at any time before your proxy is voted at the annual meeting. You can do so in one of three ways. First, you can send a written notice to our Corporate Secretary stating that you would like to revoke your proxy. Second, you can submit a new, timely proxy by the Internet, telephone or mail. Third, you can attend the annual meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q:        WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the merger agreement or the transactions contemplated by the merger agreement, you should contact Eugene I. Gordon, Ph.D., Chairman of the Board and Chief Executive Officer, Medjet Inc., 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837, telephone: (732) 738-3990, ext. 17.

                                   MEDJET INC.
                           1090 KING GEORGES POST ROAD
                                    SUITE 301
                            EDISON, NEW JERSEY 08837
                             -----------------------

                                 PROXY STATEMENT

                              ---------------------

                                     GENERAL

     This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders. This proxy statement and the other enclosed documents are first being mailed on or about May 10, 2002 to all stockholders entitled to vote at the annual meeting. In addition to solicitation by mail, our officers and directors may solicit proxies by telephone or personal interview.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


     Only holders of record of our common stock and our series B convertible preferred stock as of the close of business on May 3, 2002, the record date, are entitled to notice of, and to vote at, the annual meeting. On the record date, 3,901,431 shares of our common stock were issued and outstanding and held by approximately 54 stockholders of record and 10,400 shares of our series B convertible preferred stock were issued and outstanding and held by one stockholder of record.

     Holders of our common stock are entitled to one vote on each matter to be considered and voted upon at the annual meeting for each share held. Holders of our series B convertible preferred stock are entitled to cast the number of votes equal to the number of shares of common stock into which their shares of series B convertible preferred stock can be converted. Each share of our series B convertible preferred stock is currently convertible into 100 shares of common stock. Stockholders may not cumulate their votes for the election of directors.

     A majority of the shares of our capital stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the annual meeting in order for a quorum to be present. Abstentions and broker "non-votes" count as present for establishing a quorum.

VOTES REQUIRED

     The election of our board of directors will require the affirmative vote of a plurality of the votes represented by the outstanding shares of our common stock and the outstanding shares of our series B convertible preferred stock present in person or represented by proxy and entitled to vote and voting as a single class.

     Approval and adoption of the merger agreement will require the affirmative vote of a majority of the votes represented by the outstanding shares of our common stock and the outstanding shares of our series B convertible preferred stock voting as a single class. As a result, abstentions and broker non-votes will have the effect of votes against the merger agreement.

VOTING BY OUR DIRECTORS AND OFFICERS AND BY VISX

     At the close of business on the record date, our directors and officers owned and were entitled to vote 1,645,787 shares of our common stock, which represented approximately 42% of the shares of our common stock outstanding on that date. Eugene I. Gordon, Ph.D., our Chairman of the Board and Chief Executive Officer, has entered into a voting agreement with VISX to vote his shares in favor of the merger agreement. On the record date, Dr. Gordon owned 1,596,787 shares of our common stock and held immediately exercisable options and warrants to acquire an additional 242,500 shares of our common stock. Each of our directors and officers has indicated his or her present intention to vote, or cause to be voted, their shares in favor of the merger agreement.

     In addition, VISX currently owns all 10,400 shares of our series B convertible preferred stock, which are entitled to an aggregate of 1,040,000 votes, or approximately 21% of the voting power of our capital stock. Together, our directors and officers and VISX are entitled to an aggregate of 2,685,787 votes, or approximately 54% of the voting power of our capital stock. AS A RESULT, OUR DIRECTORS AND OFFICERS AND VISX, ACTING TOGETHER, HAVE THE ABILITY TO CONTROL THE OUTCOME OF THE ELECTION OF DIRECTORS AND THE VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AT THE ANNUAL MEETING.

VOTING OF PROXIES

     All shares of our common stock represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified in the proxies. If no instructions are indicated, shares represented by proxy will be voted "FOR" the election of the six nominees named in this proxy statement to serve on our board of directors until the 2003 annual meeting, "FOR" the approval and adoption of the merger agreement and, in the discretion of the proxyholders, as to any other matters which may properly be presented at the annual meeting.

     We do not expect that any matters other than the proposals to elect six directors and approve and adopt the merger agreement will be brought before the annual meeting. If, however, other matters are properly presented at the annual meeting, the persons named as proxies will vote in accordance with their judgment.

HOW TO VOTE BY PROXY

     You may vote using one of the following methods:

     o INTERNET. You may vote by the Internet by going to the website for Internet voting listed on your proxy card. If you vote by the Internet, you should not return your proxy card.

     o TELEPHONE. You may vote by telephone by calling the toll-free telephone number on your proxy card. If you vote by telephone, you should not return your proxy card.

     o MAIL. You may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided.

REVOCABILITY OF PROXIES

     The grant of a proxy does not preclude you from voting in person at the annual meeting. You may revoke a proxy at any time prior to the annual meeting by sending a written notice to our Corporate Secretary stating that you would like to revoke your proxy, submitting a new, timely proxy by the Internet, telephone or mail or attending the annual meeting and voting in person. Attendance at the annual meeting will not, in and of itself, revoke a proxy. A stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the annual meeting in order to vote in person.

DEADLINE FOR VOTING BY PROXY

     Votes cast must be received prior to the annual meeting in order to be counted. Revocations must be received by us prior to the annual meeting to be effective.

SOLICITATION OF PROXIES

     Pursuant to the merger agreement, VISX will bear all costs of the solicitation of proxies. Brokerage firms will be reimbursed for their expenses in forwarding proxy materials to beneficial owners of our common stock.

                                     SUMMARY

     This summary highlights selected information from this proxy statement relating to the proposed merger and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the legal terms of the proposed merger, you should read this document carefully as well as the documents to which we refer you. See "Where You Can Find More Information" on page 42.

THE COMPANIES

MEDJET INC.
1090 King Georges Post Road
Suite 301
Edison, New Jersey  08837
Telephone:  (732) 738-3990

     Medjet Inc., a Delaware corporation, is a medical device company engaged in the research and development of microjet technology, primarily for use in ophthalmic surgery. We have developed a proprietary technology platform for vision-correction surgery of the cornea. Our technology is based on small-diameter, liquid microjets moving at supersonic speeds. We currently have eight issued U.S. patents (and four corresponding foreign patents) with additional U.S. and foreign patents pending.

     Our website is located at www.medjetinc.com. We refer you to our website for informational purposes only, and the contents of our website shall not be deemed to be included in this proxy statement.

VISX, INCORPORATED
3400 Central Expressway
Santa Clara, California  95051
Telephone:  (408) 733-2020

     VISX, a publicly traded company whose common stock is listed on the New York Stock Exchange under the symbol "EYE," is the worldwide leader in the development of technology for laser vision correction. VISX systems are commercially available in the U.S. and markets throughout the world.

     VISX's website is located at www.visx.com. We refer you to VISX's website for informational purposes only, and the contents of VISX's website shall not be deemed to be included in this proxy statement.

ORION ACQUISITION CORP.
3400 Central Expressway
Santa Clara, California  95051
Telephone:  (408) 733-2020

     Orion Acquisition Corp. is a newly-formed Delaware corporation that is wholly-owned by VISX. Orion Acquisition Corp. was incorporated on August 14, 2001 in preparation for the proposed merger and has not conducted any business activities to date.

THE MERGER

     The merger agreement provides that Orion Acquisition Corp., a wholly-owned subsidiary of VISX, will merge with and into us, and as a result, we will become a wholly-owned subsidiary of VISX. As a result of the merger, each outstanding share of our common stock automatically will be canceled and converted into the right to receive $2.00 in cash, without interest and less any applicable withholding tax, except for shares of our common stock held by stockholders who properly perfect their appraisal rights under Delaware law, which shares will be subject to appraisal to determine their "fair value" in accordance with Delaware law, exclusive of any element of value arising from the expectation or completion of the merger.

     In addition, all outstanding options and warrants to purchase shares of our common stock will become fully exercisable and will be automatically converted into the right to receive an amount in cash equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of our common stock underlying the option or warrant multiplied by the total number of shares of our common stock underlying the option or warrant (other than warrants held by VISX). VISX will not pay any amounts with respect to any options or warrants that have an exercise price equal to or greater than $2.00. Options and warrants not exercised before the effective time of the merger will be canceled and extinguished.

     The full text of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the proposed merger.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our board of directors has unanimously determined that the merger agreement, including the price and other terms, and the transactions contemplated by the merger agreement, taken as a whole, are fair and reasonable, and in the best interests of Medjet and our stockholders. Our board unanimously recommends that all Medjet stockholders vote FOR the approval and adoption of the merger agreement.

INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER

     When you consider the recommendation of our board of directors that you vote in favor of the approval and adoption of the merger agreement, you should be aware that a number of our directors and officers have interests in the merger that are in addition to the interests of stockholders generally. In particular, certain of our directors and officers will benefit from the accelerated vesting of their stock options as a result of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

     We and VISX will not complete the merger unless a number of conditions are satisfied or waived. These include:

     o    the absence of any legal prohibition on the completion of the merger;

     o    the approval of the merger agreement by our stockholders;

     o the material accuracy, as of the closing date of the merger, of all representations and warranties contained in the merger agreement;

     o the material performance by each of us, VISX and Orion Acquisition Corp. of the agreements and covenants required to be performed by each of us, VISX and Orion Acquisition Corp. at or prior to the closing of the merger;

     o the receipt of all requisite third party approvals, consents and waivers;

     o    the resignation of each of our directors;

     o the absence of any event or condition that has had or is reasonably likely to have a material adverse effect on us since the date of the merger agreement;

     o    the cancellation of all our outstanding stock options and warrants;
          and

     o    the absence of all material liens on our property.

     In any event, even if all of the conditions to the completion of the merger are satisfied, VISX may decide, in its sole discretion, not to proceed with the merger.

TERMINATION OF THE MERGER AGREEMENT

     We and VISX may agree by mutual written consent to terminate the merger agreement. In addition, we or VISX may terminate the merger agreement if:

     o the merger has not been completed by August 17, 2002, except that neither party may terminate the merger agreement under this provision if the failure to complete the merger by that date was due to any action or failure to act on the part of the party seeking to terminate the merger agreement;

     o a governmental authority takes a final action that prohibits the merger from being completed; or

     o    our stockholders do not approve the merger agreement.

     We may terminate the merger agreement if:

     o our board of directors withdraws its recommendation of the merger agreement in response to a superior proposal after determining in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders and after complying with procedures set forth in the merger agreement; or

     o either VISX or Orion Acquisition Corp. breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any of their representations or warranties become inaccurate, to the extent that the breach or inaccuracy would result in our suffering a material adverse effect, except that if VISX is capable of curing the inaccuracy, we may not terminate the merger agreement if VISX cures the breach within 30 days.

     VISX may terminate the merger agreement if:

     o    VISX decides not to complete the merger for any or no reason;

     o our board of directors withdraws or changes its recommendation of the approval of the merger agreement whether or not it is permitted to do so by the merger agreement;

     o we fail to comply with the provisions in the merger agreement prohibiting us from soliciting takeover proposals from third parties;

     o a takeover proposal is announced or becomes publicly known and, within 10 days thereafter, our board of directors fails to recommend against acceptance of the proposal, fails to reconfirm its approval and recommendation of the merger agreement, or resolves to take any of these actions; or

     o if we breach any of our representations, warranties, covenants or agreements contained in the merger agreement, or if any of our representations or warranties becomes inaccurate, to the extent that the breach or inaccuracy would result in VISX suffering a material adverse effect, except that if we are capable of curing the inaccuracy, VISX may not terminate the merger agreement if we cure the breach within 30 days.

     Although our board of directors may withdraw its recommendation of the merger agreement in response to a superior proposal if our board determines in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders, we are still obligated to call, give notice of, convene and hold the annual meeting. Through its ownership of our series B convertible preferred stock and the written agreement of Dr. Gordon to vote his shares in favor of the merger agreement, VISX will control approximately 54% of the voting power of our capital stock at the annual meeting. As a result, VISX will effectively control the outcome of the vote on the approval and adoption of the merger agreement, even if our board of directors determines in good faith that a superior proposal from a third party exists.

EFFECTS OF TERMINATION

     We have agreed to pay VISX a termination fee of $500,000 if:

     o any person makes a takeover proposal to us or to our stockholders, or publicly announces a takeover proposal concerning us, the takeover proposal is not withdrawn, the merger agreement is terminated for our failure to obtain stockholder approval, and within one year after the merger agreement is terminated, any acquisition transaction is completed or we enter into any acquisition agreement with a third party;

     o VISX terminates the merger agreement because our board of directors withdraws or changes its recommendation of the approval of the merger agreement;

     o VISX terminates the merger agreement because we fail to comply with the provisions in the merger agreement prohibiting us from soliciting takeover proposals from third parties;

     o VISX terminates the merger agreement after a takeover proposal is announced or becomes publicly known and, within 10 business days thereafter, our board of directors fails to recommend against acceptance of the proposal, fails to reconfirm its approval and recommendation of the merger agreement, or resolves to take any of these actions; or

     o we terminate the merger agreement pursuant to the provision allowing our board of directors to withdraw its recommendation of the merger agreement in response to a superior proposal after determining in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders.

     Pursuant to a voting and stock option agreement, Dr. Gordon has granted to VISX an option to purchase all shares of our common stock owned by Dr. Gordon at a purchase price of $2.00 per share and all options to purchase shares of our common stock held by Dr. Gordon at a purchase price equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of each option. VISX may exercise this option if:

     o the merger agreement is terminated pursuant to any of the provisions listed in the five bullet points above on page 7, any of which will trigger our obligation to pay VISX a termination fee; or

     o prior to the termination of the merger agreement, VISX makes, or indicates in writing its willingness to make, sufficient funds available to complete the merger and attempts to complete the merger pursuant to the merger agreement, but is unable to do so for any reason.

     This option will terminate upon the earliest of:

     o    the effective time of the merger;

     o the termination of the merger agreement for reasons other than those described in the five bullet points on page 7, any of which will trigger our obligation to pay VISX a termination fee; or

     o 20 days following the termination of the merger agreement pursuant to any of the provisions listed in the five bullet points on page 7, any of which will trigger our obligation to pay VISX a termination fee.

     Notwithstanding any of the foregoing termination provisions, if the option cannot be exercised because of any legal prohibition, it will remain exercisable until the earlier of (1) the date on which the prohibition becomes final, and
(2) 5:00 p.m. Pacific time, on the tenth business day after the prohibition has been removed.

     VISX has agreed to pay us a termination fee if:

     o VISX terminates the merger agreement pursuant to the provision allowing it to do so for any or no reason; or

     o VISX terminates the merger agreement pursuant to the provision allowing it to do so if the merger has not been completed by August 17, 2002 and the failure to complete the merger by that date was not due to any action or failure to act on the part of VISX; or

     o we terminate the merger agreement pursuant to the provision allowing us to do so if the merger has not been completed by August 17, 2002 and the failure to complete the merger by that date was not due to any action or failure to act on our part, except that VISX has no obligation to pay us a termination fee under this provision if VISX has given us written notice of termination as a result of our breach of any representation, warranty, covenant or agreement, prior to our termination of the merger agreement pursuant to this provision, and any applicable cure period has not yet expired.

     The termination fee payable by VISX will be:

     o    $200,000, if the termination occurs anytime before May 17, 2002;

     o $300,000, if the termination occurs anytime after May 17, 2002 and before June 17, 2002;

     o $400,000, if the termination occurs anytime after June 17, 2002 and before July 17, 2002; and

     o    $500,000, if the termination occurs after July 17, 2002.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Our stockholders generally will recognize gain or loss, for U.S. federal income tax purposes, in an amount equal to the difference between $2.00 per share and a stockholder's adjusted tax basis for the shares of our common stock. Generally, any capital gain or loss will be long-term if our common stock has been held by a stockholder for more than one year. Our stockholders are urged to consult their own tax and other advisors as to the tax consequences of the proposed merger to them under federal, state, local or any other applicable law.

APPRAISAL RIGHTS

     Under Delaware law, holders of our common stock who do not vote in favor of the merger and who fully comply with the requirements of Delaware law will have the right to an appraisal of their common stock and to receive a cash payment for their shares.

PRICE RANGE OF OUR COMMON STOCK

     Our common stock is quoted on the OTC Bulletin Board under the symbol "MDJT.OB". On August 17, 2001, the last trading day before the public announcement of the execution of the merger agreement, the high and low bid quotations for our common stock, as reported on the OTC Bulletin Board, were $1.23 and $1.01, respectively, and the closing sale price was $1.05. On May 3, 2002, the closing price for shares of our common stock, as reported on the OTC
Bulletin Board, was $             .

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Our board of directors has nominated each of the persons listed below as a director to serve until our next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each nominee is currently a member of our board of directors. All of the nominees have indicated a willingness to serve as directors, but if for any reason any nominee should be unavailable to serve as a director at the time of the annual meeting, a contingency which we do not expect, the proxies will be voted for a nominee who shall be designated by our board in his place.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR SUCH NOMINEES.

     The following sets forth biographical and other information about the nominees.

     EUGENE I. GORDON, PH.D., age 71, is our founder and has served as our Chairman of the Board, Chief Executive Officer and a director since our inception in December 1993. Dr. Gordon is an inventor of our hydro-epithelial keratoplasty, hydro-therapeutic keratoplasty and hydro-refractive keratoplasty keratome technology. Dr. Gordon has served as an adjunct professor in the Department of Ophthalmology at the University of Medicine and Dentistry of New Jersey since 1994, and served as an adjunct professor in the Department of Electrical and Computer Engineering at the New Jersey Institute of Technology from 1990 to 1994. He is a member of the National Academy of Engineering.

     EDWARD E. DAVID, JR., SC.D., age 77, has served as a director since 1998. Dr. David has been a business consultant specializing in research, technology and innovation management and development since 1986 and is President of Edward
E. David, Inc. and Principal and Vice President of The Washington Advisory Group, LLC, a consulting and advisory service for industry, academia and governments. Dr. David currently serves on the board of directors of Protein Polymer Technologies Inc. and Spacehab, Inc. He is a member of the National Academy of Engineering.

     WILLIAM C. HITTINGER, age 79, has served as a director since 1999. Mr. Hittinger has been a business consultant since his retirement in 1986 as an Executive Vice President of RCA Corporation. Mr. Hittinger is a Fellow of the Institute of Electrical and Electronics Engineers, a Fellow of the Royal Society of Arts and a member of the National Academy of Engineering.

     RONALD B. ODRICH, D.D.S., age 70, has served as a director since 1999. Since 1963, Dr. Odrich has been engaged in the private practice of dentistry, with a specialization in periodontology. Since 1997, Dr. Odrich has been a director of Park Avenue Periodontal Associates, P.C., located in New York, New York. Dr. Odrich has held several teaching appointments and has, since 1992, served as a guest lecturer and associate professor in the Division of Periodontics, School of Dental and Oral Surgery, Columbia University. Dr. Odrich is a Diplomate of the American Academy of Periodontology and a member of the Academy of Osseointegration, the American Academy of Implantology and the American Dental Association.

     ELIAS SNITZER, PH.D., age 76, has served as a director since 1999. Since 1989, Dr. Snitzer has served as a Professor and Professor Emeritus of Ceramic Science and Engineering at Rutgers University. Since 1995, Dr. Snitzer has been President of Photo Refractive Enterprises, Inc., an optical fiber waveguide equipment developer and marketer. Dr. Snitzer is a member of the National Academy of Engineering.

     TIMOTHY R. MAIER, age 53, has served as a director since August 2001. Mr. Maier has been Executive Vice President, Chief Financial Officer and Treasurer of VISX since December 1999, prior to which he had been Vice President, Chief Financial Officer and Treasurer since June 1995. From 1991 to June 1995, he served as Vice President and Chief Financial Officer of GenPharm International, Inc., a privately held international biotechnology company.

     There are no family relationships among any of our directors or officers. However, Dr. Ronald B. Odrich, one of our directors, is the father of Dr. Marc Odrich, the Medical Director of VISX. Mr. Timothy Maier was appointed to our board of directors pursuant to an agreement entered into between us and VISX in connection with the execution of the merger agreement. There are no other arrangements between any director and any other person pursuant to which the director was selected.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     Our board of directors has two standing committees: the finance and audit committee and the compensation committee. Our board does not have a standing nominating committee. Neither the finance and audit committee nor the compensation committee held any meetings during 2001.

     The finance and audit committee currently consists of Dr. Edward E. David, Jr. and William C. Hittinger. The finance and audit committee's purpose is to oversee our internal and independent auditors and to assist our board of directors in fulfilling its oversight responsibilities on matters relating to accounting, financial reporting, internal controls and auditing.

     The compensation committee currently consists of Dr. Ronald B. Odrich and Dr. Elias Snitzer. The compensation committee's purpose is to advise and consult with management and our board of directors in the review of the compensation of our directors and officers and in the administration of our stock option plan.

     Our board of directors held eleven meetings in 2001. Each member of our board of directors attended at least 75% of the aggregate number of meetings of our board during 2001.

FINANCE AND AUDIT COMMITTEE REPORT

     Our board of directors has appointed a finance and audit committee consisting of two directors. Each of the members of the finance and audit committee is "independent" as defined under the National Association of Securities Dealers' listing standards. Our board of directors has adopted a written charter with respect to the finance and audit committee's roles and responsibilities. A copy of the charter is attached as Annex C to this proxy statement.

     All members of our board of directors, including the members of the finance and audit committee, receive various financial statements and reports from us on a monthly basis. This financial information is reviewed and discussed at regularly scheduled meetings of our board of directors. In addition, in fulfilling its oversight responsibilities, the finance and audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with our management and Rosenberg Rich Baker Berman and Company, our independent auditors. The finance and audit committee also discussed with Rosenberg Rich Baker Berman and Company the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES. This included a discussion of our independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles and the other matters that generally accepted auditing standards require to be discussed with the finance and audit committee. The finance and audit committee also received the written disclosures and the letter from Rosenberg Rich Baker Berman and Company required by Independent Standards Board Standard No. 1, INDEPENDENCE DISCUSSION WITH AUDIT COMMITTEES, and discussed the independence of Rosenberg Rich Baker Berman and Company with that firm.

     Based on the finance and audit committee's review and the discussions noted above, the finance and audit committee recommended to our board of directors and our board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

                                          FINANCE AND AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Edward E. David, Jr.
                                          William C. Hittinger

COMPENSATION OF DIRECTORS

     Directors who are also our officers or employees receive no additional compensation for service as members of our board of directors or any committee of our board. Each director who is not an employee of us or VISX generally receives an annual grant of non-qualified stock options to purchase 10,000 shares of our common stock. Each option is granted at an exercise price equal to the fair market value per share of our common stock on the date of grant, expires ten years from the date of grant, and vests upon the earlier of one year from the date of grant or the day immediately preceding the subsequent annual meeting of stockholders, provided that the director has served on our board through that date. Non-employee directors are also reimbursed for out-of-pocket expenses incurred in connection with attendance of meetings of our board. In 2000, Drs. David, Odrich and Snitzer and Mr. Hittinger each received options to purchase 10,000 shares of our common stock at an exercise price of $0.74 per share. In 2001, Drs. David, Odrich and Snitzer and Mr. Hittinger each received options to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation paid by us for the years ended December 31, 2001, 2000 and 1999 to our Chairman of the Board and Chief Executive Officer. No other executive officer's salary and bonus compensation exceeded $100,000 during the last fiscal year.


                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                       AWARDS
                                                                                   ------------
                                                                                     SECURITIES       ALL OTHER
                                                         ANNUAL COMPENSATION         UNDERLYING      COMPENSATION
                                                      ------------------------
NAME AND PRINCIPAL POSITION               YEAR          SALARY($)     BONUS($)       OPTIONS/(#)        ($)(1)
---------------------------               ----        ---------      ---------    --------------     ----------

Eugene I. Gordon, Ph.D.                   2001         171,963           -               -              1,174
  Chairman of the Board and               2000         170,000       20,000              -              1,174
  Chief Executive Officer                 1999         141,667       20,000            150,000          1,524
-------------
(1)   Represents premiums paid for life insurance polices.


OPTION GRANTS

     No options to purchase shares of our common stock were granted to Dr. Gordon during 2001.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option holdings as of December 31, 2001 by Dr. Gordon.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                   SHARES                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                 ACQUIRED                        OPTIONS AT FY-END(#)               AT FY-END($)
                                    ON            VALUE       ----------------------------   --------------------------
            NAME                EXERCISE(#)     REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----                -----------     -----------   -----------    -------------   -----------   -------------


Eugene I. Gordon, Ph.D.              -               -          175,844        16,656             -              -


EMPLOYMENT AGREEMENT

     In March 1999, we entered into a three-year employment agreement with Dr. Gordon, our Chairman of the Board and Chief Executive Officer, which was subsequently amended in March 2002 to extend the term of the agreement through March 15, 2003. The agreement provides for base compensation of $170,000 per year, bonuses aggregating a maximum of $60,000 per year based upon the attainment of certain goals, and other additional compensation as may be determined by our board of directors (without the participation of Dr. Gordon) in its sole discretion. Our board of directors (without the participation of Dr. Gordon) may increase such base compensation in its sole discretion. Under the original agreement, we also issued to Dr. Gordon options to purchase 150,000 shares of our common stock at an exercise price of $0.89 per share, which was the fair market value per share of our common stock on the date of grant. These options vested ratably over the initial three-year term of the employment agreement. In addition, in consideration for extending the term of the agreement, Dr. Gordon will be paid an inducement bonus of $60,000 payable no later than ten days after the proposed merger with VISX is either completed or terminated. VISX has agreed to pay this inducement bonus to Dr. Gordon. The agreement also provides for payment of up to one year's total compensation if Dr. Gordon's employment with us is terminated for any reason other than for cause, death or disability.

     The employment agreement can be terminated for cause and contains proprietary information, invention and non-competition provisions which prohibit disclosure of any of our proprietary information and preclude Dr. Gordon from competing with us for a period of two years after the termination of his employment.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date for the annual meeting by
(i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) our Chairman of the Board and Chief Executive Officer, and (iv) all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, each beneficial owner named in the table has sole voting and investment power with respect to the shares set forth opposite the beneficial owner's name.



                                                                        SHARES BENEFICIALLY         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNED                  CLASS
------------------------------------                                    -------------------         ----------

VISX, Incorporated............................................             3,725,000 (1)              48.8%
   3400 Central Expressway
   Santa Clara, CA 95051
Eugene I. Gordon..............................................             1,839,287 (2)              44.0%
   1090 King Georges Post Road
   Suite 301
   Edison, NJ 08837
Edward E. David, Jr...........................................               50,000 (3)                 *
William C. Hittinger..........................................               30,000 (4)                 *
Ronald B. Odrich..............................................               58,000 (5)                 *
Elias Snitzer.................................................               41,000 (5)                 *
Timothy R. Maier..............................................                   -                      -
All directors and executive officers as a group (7 persons)...             2,047,594 (6)              47.6%

---------------



*    Less than 1% of our common stock.

(1) Consists of 1,040,000 shares of our common stock issuable upon conversion of 10,400 shares of our series B convertible preferred stock and 2,685,000 shares issuable upon exercise of currently exercisable warrants. Does not include an aggregate of 1,839,287 shares beneficially owned by Dr. Gordon that are subject to a voting and stock option agreement between VISX and Dr. Gordon.

(2) Includes 242,500 shares issuable upon exercise of currently exercisable options and warrants. Dr. Gordon has entered into a voting and stock option agreement with VISX pursuant to which, among other things, Dr.

     Gordon has agreed to vote his shares of common stock in favor of the approval and adoption of the merger agreement and has granted VISX a proxy to vote his shares in this manner.

(3) Includes 40,000 shares issuable upon exercise of currently exercisable options.

(4)  Consists of shares issuable upon exercise of currently exercisable options.

(5) Includes 30,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 401,807 shares issuable upon exercise of options and warrants exercisable within 60 days of the record date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2001 all such reports were timely filed, except that a Form 3 for Cheryl Blake was filed late, the grant of an option in each of 1999 and 2000, as well as the repricing of an option in 2000, to Edward David were reported late, the grant of an option in each of 1999 and 2000 to William Hittinger were reported late, the grant of an option in 2000 to Ronald Odrich was reported late and the grant of an option in 2000 to Elias Snitzer was reported late.

                                   THE MERGER
                                  (PROPOSAL 2)

BACKGROUND OF THE MERGER

     In late 1994, Dr. Marc Odrich, VISX's Medical Director, and Terry Clapham, VISX's Vice President of Engineering, met with Dr. Eugene Gordon, our Chairman and Chief Executive Officer, at an American Academy of Ophthalmology meeting. Dr. Odrich had known Dr. Gordon as a former patient. Dr. Odrich is also the son of Ronald Odrich, one of our directors. The three discussed our waterjet technology and its application to vision correction surgery, particularly the use of our technology in the first surgical step, which is the removal of a thin circular layer of tissue from the front surface of the cornea. The informal technical relationship between Dr. Odrich and Dr. Gordon continued with random meetings, usually at major ophthalmology conferences.

     In the fall of 1996, shortly after our initial public offering, Dr. Gordon began having discussions with James McCollum, VISX's Vice President of Marketing. Mr. McCollum visited us on December 1, 1996 and shortly thereafter submitted a proposal to us for a licensing agreement and an investment by VISX in Medjet. This proposal led to a series of cross visits between staff members at VISX and Medjet. Discussions relating to a potential business relationship among Mr. McCollum and Timothy R. Maier, VISX's Executive Vice President, Chief Financial Officer and Treasurer, on the one hand and Dr. Gordon on the other hand lasted into early 1998. Jane E. Jablons of Kelley Drye & Warren LLP, our corporate counsel, also participated. Robert Donovan, a member of our board of directors at the time, who had been interviewed by VISX earlier as a candidate for a position as President of Pillar Point (the VISX - Summit Technology joint venture) also interacted with VISX. However, we and VISX were unable to reach mutually satisfactory terms.

     In July 1998, we concluded a licensing agreement with Alcon Universal Ltd. (successor by assignment from Nestle S.A.). This effectively ended our discussions with VISX.

     Alcon terminated this licensing agreement in December 1999, and discussions with VISX started again. Dr. Steve Trokel, a VISX consultant, and Dr. Odrich made a visit to us on January 21, 2000. At that point, VISX indicated that our technology was exciting and promising but that VISX would not commence serious business discussions with us until we could demonstrate a complete microkeratome, which is a medical device used to produce thin layers of tissue in the cornea, that VISX could study in detail.

     During this timeframe, we received private financing from Adam Smith & Company, Inc. and, as a result, we were able to undertake a serious development effort. We achieved a credible working device by the summer of 2000. However, the funding received, $1.3 million, was limited and the terms were dilutive. At that point, our board of directors began to think positively about strategic alternatives available to our company.

     Dr. Odrich visited us on September 7, 2000 and the successful demonstration was sufficient to continue VISX's interest in us. Thereafter, Dr. Odrich visited us regularly, measuring progress, inputting human factors needs and sharing his thinking on the requirements for the next generation device. He asked that the device be modified so that no water left the device during a procedure, which was achieved.

     On November 27, 2000, Mark Logan, VISX's Chairman and Chief Executive Officer, Liz Davila, VISX's President, and Dr. Odrich visited our facility and discussed the various business possibilities open to VISX and to us. On February 5, 2001, Mr. Logan, Dr. Odrich and Dr. Gordon met in New York City. Mr. Logan proposed that VISX would fund our research and development for six months, with an option to acquire us after the six-month trial period ended. Mr. Logan expressed that VISX's preference for an option rather than an outright purchase was concern about the compatibility of our microkeratome device with laser photoablation. Although Dr. Gordon was skeptical of the possibility for such a problem, he could not dismiss it. Dr. Gordon agreed to the option concept as a working template and then serious negotiations began.

     On February 27, 2001, a VISX group consisting of Joaquin Wolfe, Vice President of Marketing, Derek Bertocci, Vice President/Controller, Mr. Clapham, now a VISX consultant (the former Vice President of Engineering), and Dr. Trokel, visited us for a demonstration of our microkeratome device.

     On March 14, 2001, Mr. Bertocci and Mr. Maier visited us and proposed a transaction between VISX and us pursuant to which VISX would have a two-year option to acquire Medjet through a merger involving the payment by VISX of an aggregate consideration of $10 million in cash in exchange for all of our outstanding securities. After deducting the portion of the purchase price allocable to our shares of series B convertible preferred stock and our outstanding options and warrants, this proposal effectively provided for the payment of $1.88 per share of our common stock. On March 14, 2001, the market price of our common stock was $0.95 per share. VISX also proposed entering into a research and development agreement with us whereby they would fund the development of our microkeratome in the interim two-year period. Under this proposed agreement, VISX would provide periodic funding of up to approximately $4 million over the two-year period subject to Medjet's achievement of specific product development milestones. Our board of directors rejected this proposal on the basis of the effective offered price per share of our common stock, the extended term of the option to complete the transaction and VISX's ability to opt out of the transaction, leaving us with no working capital and the potential of not being able to obtain further financing. However, with that proposal as a beginning, Mr. Bertocci and Dr. Gordon entered a period of intense negotiation.

     During this period, we were operating with a loan provided by Dr. Gordon, reduced salaries for our staff and incurred considerable debt. However, no employees left us or were let go, and we were able to preserve our experience and knowledge base. Moreover, we pursued alternative financing and explored possible strategic alternatives through numerous discussions with a variety of other companies in the medical technology industry and with representatives of private investment groups. We contacted most of these potential parties on our own initiative. While our board of directors was informed of material developments in these discussions, most of these discussions did not progress beyond informal meetings with members of management of these various companies and did not result in formal proposals. We received an informal proposal from management of one publicly traded company in the medical device industry. This proposal, however, was contingent upon the other company's stock price attaining a certain level, which was never achieved. We also received an informal financing proposal on June 15, 2001 made on behalf of a private investor group, but the proposed price per share was based on our market price, which ranged from $0.63 to $0.90 during June 2001. Our board of directors did discuss this informal proposal but rejected it shortly after it was received, primarily because the proposed price per share was substantially less than the $2.00 per share proposal we received from VISX. With no additional equity or debt financing available to us, the potential of bankruptcy became a real concern.

     We and VISX agreed on a term sheet on June 15, 2001. Shortly thereafter, during the negotiation of the definitive merger agreement, in June 2001, VISX provided us with $200,000 of research and development funding in order to enable us to maintain our existing level of operations as we continued to negotiate the terms of the merger. During this time, VISX also negotiated the purchase of our series B convertible preferred stock and related warrants from the original purchasers.

     On June 20, 2001, we entered into a standstill agreement with VISX whereby we agreed not to solicit or participate in any negotiations with any third party regarding any acquisition, merger or similar extraordinary transaction involving us through July 31, 2001. On August 3, 2001, we entered into a similar standstill agreement with VISX which effectively extended the term of the earlier agreement through September 15, 2001.

         As contemplated by the term sheet, we agreed in principle to continue our research and development activities regarding our waterjet technology at the direction of VISX for the one-year period following the execution of the merger agreement, during which time VISX would have the sole option to decide whether or not to complete the merger. This agreement would be set forth in a separate research, development and experimental cost sharing agreement to be entered into by VISX and us. This work would provide VISX with the opportunity to evaluate our waterjet technology in detail, while providing us with funding to maintain our existing level of operations during the one-year period. VISX agreed that they would provide us with this funding regardless of whether the merger was completed. In return, we agreed to add a provision to the merger agreement providing for our grant to VISX of warrants to purchase 1,320,000 shares of our common stock at an exercise price of $0.75 per share.

     VISX also agreed in principle to pay us an initial payment of $500,000 upon execution of the merger agreement in consideration for VISX's right to terminate the merger agreement for any or no reason during the one-year period following the date of its execution. We believed that receipt of this payment would allow us to pay various outstanding debts and, together with the research and development funding to be received from VISX, to continue our business operations.

     On July 3, 2001, VISX's attorneys distributed first drafts of the merger agreement and related agreements to us and our attorneys. From that point until the signing of the agreements on August 17, 2001, we, VISX and Dr. Gordon intensely negotiated the terms and conditions of the agreements between us and VISX and between Dr. Gordon and VISX through a series of telephone conferences and emails.

     Throughout this period of negotiations, Dr. Gordon kept our board of directors current with weekly written updates and one-on-one telephone discussions with board members. Our board of directors met monthly and the progress with VISX was described, discussed and evaluated, particularly in light of our continuing financial problems. During this period, the material business terms of the merger agreement remained unchanged and were not the subject of further negotiation. Instead, the negotiations focused on the ability of our board of directors to consider proposals from third parties during the one-year period after the execution of the merger agreement.

     On July 19, 2001, VISX management made a presentation to VISX's board of directors regarding the proposed transaction and the proposed agreements with Medjet. VISX's directors questioned VISX's management and discussed the proposed transaction and agreements. The VISX board concluded that it would be advisable and in the best interests of VISX to enter into the agreements. Accordingly, the VISX board authorized VISX's officers to take all actions necessary to enter into and consummate the agreements, including such changes and modifications as the officers deem appropriate.

     On August 13, 2001, our board of directors met by telephone and reviewed with John Capetta of Kelley Drye & Warren LLP, our corporate counsel, various aspects and details of the agreements, including the provisions of the merger agreement setting forth the ability of our board to consider proposals from third parties during the one-year period after the execution of the merger. The board was advised in detail of the issues concerning the board's fiduciary duties with respect to granting VISX the one-year option to purchase us. Dr. Gordon also gave a detailed review of the attempts to find financing, and the interactions with other companies in attempts to find a strategic partner or a purchaser.

     On August 16, 2001, our full board of directors met by telephonic conference to review the various documents associated with the proposed merger. Mr. Capetta gave a detailed discussion of each document. By unanimous vote, our board of directors approved the merger and the related agreements to which we would be a party.

     On August 17, 2001, VISX entered into a share purchase agreement with certain of our securityholders pursuant to which VISX purchased the outstanding shares of our series B convertible preferred stock and related warrants to purchase an aggregate of 1,325,000 shares of our common stock at an exercise price of $3.50 per share for the same consideration paid by those securityholders. Simultaneously with the foregoing, we and VISX executed the merger agreement, the research, development and experimental cost sharing agreement and the various other agreements associated with the merger.

OUR REASONS FOR THE MERGER; RECOMMENDATION OF OUR BOARD OF DIRECTORS

     In reaching its decision to approve the merger agreement and to recommend that our stockholders vote in favor of the approval and adoption of the merger agreement, our board consulted with our management team and advisors and independently considered a number of factors including the following:

     o the opportunity for our stockholders to receive $2.00 per share in cash, representing an approximately 90% premium over the market price for our common stock on the day prior to the public announcement of the potential merger;

     o the minimum $1.5 million of funding to be provided to us by VISX pursuant to the research, development and experimental cost sharing agreement and the $500,000 initial payment to be made upon execution of the merger agreement, at a time when other sources of financing were not available to us;

     o our inability to obtain equity financing on terms acceptable to us as a result of the low price (less the $1.00 per share) of and minimal daily trading volume (substantially less than 1% of our outstanding common stock) for our common stock on the OTC Bulletin Board;

     o the lack of acceptable financing alternatives to the potential merger with VISX available to us and our stockholders; and

     o our inability to generate significant revenue and to continue as a going concern without obtaining financing to further our product development efforts, thus causing bankruptcy to become an imminent possibility.

     Although our board considered obtaining an independent fairness opinion, given the significant expense of obtaining a fairness opinion, the size of the premium offered for our common stock and the absence of other viable financing alternatives, the board decided not to obtain a fairness opinion.

     Furthermore, although our board recognized that certain officers and directors would have interests in the merger that would be in addition to or different from the interests of our stockholders generally and considered these interests, these interests were not a factor on which our board's decision to recommend that our stockholders vote in favor of the approval and adoption of the merger agreement was based.

     Our board also identified and considered the following potentially negative factors in its deliberations concerning the merger:

     o the potential that the proposed merger with VISX might not occur because VISX determines not to proceed with the merger, as VISX is permitted to do for any reason or no reason, or because a condition to the merger cannot be satisfied, and the impact that might have on us, particularly if it comes at a time near or at the end of the one-year term of the research, development and cost sharing agreement, when VISX will not be obligated to provide additional funding to us and we have not been able to negotiate with any third parties because of the restrictions imposed by the merger agreement;

     o the fact that VISX, through its ownership of our series B convertible preferred stock, would continue to own approximately 21% of the voting power of our capital stock, and through its ownership of such stock as well as warrants to purchase an aggregate of 2,685,000 shares of our common stock, would continue to beneficially own approximately 49% of our common stock and would continue to hold a seat on our board even in the event that the proposed merger did not occur and the negative impact that might have on our ability to obtain financing from a third party or find a third party willing to enter into a business combination with us; and

     o the access to our confidential information that would be afforded to VISX in connection with the transaction, even though such information is subject to the terms of a confidentiality agreement between VISX and us.

     The foregoing discussion of the information and factors considered by our board is not intended to be exhaustive but includes all material factors considered by our board. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, our board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of our board may have given different weight to different factors. None of the factors that our board considered in approving the merger agreement have been altered since the execution of the merger agreement.

     After careful consideration, our board of directors has unanimously determined that the merger agreement, including the price and other terms, and the transactions contemplated by the merger agreement, taken as a whole, are fair and reasonable, and in the best interest of Medjet and our stockholders.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, applicable U.S. Treasury Regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect.

     This discussion does not address all aspects of U.S. federal income taxation that may be important to a stockholder in light of that stockholder's particular circumstances or to a stockholder subject to special rules, such as:

     o    a stockholder who is a foreign person;

     o    a financial institution or insurance company;

     o    a tax-exempt organization;

     o    a dealer or broker in securities;

     o a stockholder that holds its common stock as part of a hedge, appreciated financial position, straddle or conversion transaction;

     o a stockholder who acquired its common stock pursuant to the exercise of employee stock options or otherwise as compensation; or

     o a stockholder that exercises its appraisal rights in connection with the merger.

     In addition, no information is provided in this proxy statement with respect to the tax consequences of the merger under any applicable foreign, state or local laws.

     This discussion of material federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Accordingly, we strongly urge each stockholder to consult the stockholder's own tax advisors to determine the particular U.S. federal, state or local or foreign income or other tax consequences to the stockholder of the merger.

     The following will be the material U.S. federal income tax consequences of the merger:

     The receipt of cash by holders of our common stock in the merger or the exercise of appraisal rights will be a taxable transaction for U.S. federal income tax purposes. Assuming that shares of our common stock held by a stockholder constitute capital assets, a holder of our common stock receiving cash in the merger generally will recognize capital gain or loss in an amount equal to the difference between $2.00 and the holder's adjusted tax basis in our common stock. Any capital gain or loss generally will be long-term capital gain or loss if our common stock has been held by the holder for more than one year. If our common stock has been held by the holder for not more than one year, any gain or loss will generally be taxed as short-term capital gain or loss. Currently, long-term capital gain for non-corporate taxpayers is taxable at a maximum federal rate of 20%. The deductibility of capital losses is subject to limitations.

     A non-corporate stockholder may be subject to backup withholding at a rate of 30.5%, for payments made on or before December 31, 2001 and at a rate of 30% for payments made after December 31, 2001. However, backup withholding will not apply to a stockholder who either furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the materials sent to our stockholders if the merger is completed or otherwise proves to VISX and its payment agent that the stockholder is exempt from backup withholding in accordance with applicable regulations.

APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law, record holders of our common stock who follow the procedures set forth in Section 262 and who have not voted in favor of approval and adoption of the merger agreement will be entitled to a judicial appraisal of their shares of our common stock and to receive payment of the fair value of their shares, exclusive of any element of value arising from the expectation or completion of the merger, together with a judicially determined fair rate of interest. The following discussion is not a complete statement of the law regarding appraisal rights under Delaware law, and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached to this proxy statement as Annex B.

     Pursuant to Section 262, at least 20 days before the annual meeting, we must notify each record holder of our common stock that appraisal rights are available under Section 262 and include a copy of

Section 262 in the notice. This proxy statement constitutes the required notice. Any stockholder who wishes to exercise appraisal rights should read the following discussion and Annex B carefully because the failure to comply timely and properly with the procedures set forth in Section 262 will result in the complete loss of appraisal rights.

     In order to exercise appraisal rights, a stockholder must deliver to us a written demand for appraisal of his or her shares of common stock before the vote on the merger agreement. The demand will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends to demand the appraisal of his or her shares. In addition, to be eligible for appraisal rights, a stockholder must not vote in favor of approval and adoption of the merger agreement. A vote against approval and adoption of the merger agreement will not constitute a written demand for the purposes of meeting the requirements of Section 262. All written demands for appraisal of our common stock should be sent to the attention of our corporate offices located at 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837, so as to be received before the vote on the approval of the merger agreement at the annual meeting.

     If the merger is completed, within 10 days after the effective date of the merger, we must, as the surviving corporation in the merger, send a notice as to the completion of the merger to each person who has satisfied the requirements of Section 262 and who has not voted in favor of the merger.

     Within 120 days after the completion of the merger, we or any stockholder who is entitled to appraisal rights under Section 262 and who has complied with the requirements of Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the stockholder's shares of our common stock. We are under no obligation, and have no present intention, to file such a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary action to perfect their appraisal rights within the time period prescribed in Section 262.

     Within 120 days after the effective date of the merger, any stockholder of record who has complied with the requirements for the exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from us, as the surviving corporation of the merger, a statement setting forth the aggregate number of shares not voted in favor of approval and adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. We must mail this statement within 10 days after we receive a written request for the statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a holder of our common stock timely files a petition for appraisal and serves a copy of the petition upon us, we will be obligated, within 20 days, to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all record holders of our common stock who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to these stockholders is given as required by the Court, the Delaware Court of Chancery is empowered to hold a hearing on the petition for the purpose of determining those stockholders who have complied with the requirements of Section 262 and who have become entitled to appraisal rights. The Court may require the holders of our common stock who have demanded an appraisal for their shares of our common stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any holder of our common stock fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceeding as to that holder.

     After determining the holders of our common stock entitled to an appraisal, the Delaware Court of Chancery will appraise the fair value of the shares, exclusive of any element of value arising from the expectation or completion of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. Holders of our common stock seeking appraisal should be aware that the fair value of their shares as determined by the Court could be more than, the same as or less than the $2.00 per share that they would otherwise receive if they did not seek appraisal of their shares of our common stock. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may be a dissenter's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of our common stock entitled to appraisal.

     Any stockholder who has duly demanded an appraisal of his or her shares in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of our common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of our common stock (except dividends or other distributions payable to holders of record of shares of our common stock as of a record date which is prior to the effective time of the merger).

     If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the shares of our common stock of the holder will be deemed to have been converted, at the effective time of the merger, into the right to receive $2.00 per share in accordance with the merger agreement, without interest. A stockholder will fail to perfect, or effectively withdraw or lose, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the effective time of the merger. A stockholder may withdraw a demand for appraisal by delivering to us a written withdrawal of the demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require our written approval. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery.

INTERESTS OF OUR DIRECTORS AND OFFICERS IN THE MERGER

     In considering the recommendation of our board of directors that our stockholders vote in favor of the approval and adoption of the merger agreement, our stockholders should be aware that certain members of our management and board of directors have certain interests in the merger that are in addition to or different from the interests of our stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in approving and adopting the merger agreement.

     All of our directors and officers (other than Mr. Maier) hold options under our 1994 stock option plan. Pursuant to the merger agreement, all outstanding options will automatically be converted into the right to receive an amount in cash equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of our common stock underlying the option multiplied by the total number of shares of our common stock underlying the option, payable without interest at the effective time of the merger, and each option will be canceled. As a result, we expect that each of our directors and executive officers will receive the following amounts in consideration for their outstanding options:

                Eugene I. Gordon, Ph.D.                 $209,000
                Edward E. David, Jr., Sc.D.               41,100
                William C. Hittinger                      36,400
                Ronald B. Odrich, D.D.S.                  36,400
                Elias Snitzer, Ph.D.                      36,400
                Timothy R. Maier                               -
                Cheryl A. Blake                           53,938
                                                       ----------
                        Total                           $413,238
                                                       ==========

     In addition, pursuant to the merger agreement, all outstanding warrants will automatically be converted into the right to receive an amount in cash equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of our common stock underlying the warrant multiplied by the total number of shares of our common stock underlying the warrant. Dr. Gordon currently holds warrants to purchase 50,000 shares of common stock at an exercise price of $1.00 per share. Dr. Gordon, therefore will receive an aggregate of $50,000 in consideration for his warrants. We also expect that at or prior to the closing of the merger agreement, we will repay our outstanding indebtedness to Dr. Gordon, which as of the date of this proxy statement consists of $160,000 in principal and $675 in accrued and unpaid interest. Finally, we currently expect that Dr. Gordon's employment with us will terminate upon completion of the merger. In that event, Dr. Gordon would be entitled to receive a severance payment equal to the amount of base salary that otherwise would have been payable to him from the date of such termination through March 15, 2003, pursuant to the terms of Dr. Gordon's employment agreement with us.

     In addition, Mr. Maier is the Executive Vice President and Chief Financial Officer of VISX, and he was appointed to our board of directors in connection with, and concurrently with the signing of, the merger agreement. Mr. Maier did not participate in our decision to recommend that you vote for the merger agreement and the transactions contemplated by the merger agreement.

     Pursuant to the merger agreement, we will honor and fulfill those indemnification provisions now existing in our certificate of incorporation, bylaws or indemnification and employment agreements, for a period equal to six years from the effective time of the merger, with respect to any individual who served as our director or officer at any time prior to the effective time of the merger (except as may be required by applicable law). The merger agreement also provides that VISX will pay us approximately $244,800 in respect of premiums for a six-year run-out of our $5 million directors' and officers' liability policy.

                              THE MERGER AGREEMENT

     THIS SECTION IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT AND OTHER RELATED AGREEMENTS. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED BY REFERENCE TO THE MERGER AGREEMENT. WE ENCOURAGE YOU TO READ THE FULL TEXT OF THE MERGER AGREEMENT FOR DETAILS OF THE MERGER AND THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT.

THE MERGER

     If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, and if VISX chooses to go forward with the merger, Orion Acquisition Corp., a wholly-owned subsidiary of VISX, will be merged with and into us and we will be the surviving corporation. Upon completion of the merger, we will become a wholly-owned subsidiary of VISX. The merger will become effective when a certificate of merger is filed with the Delaware Secretary of State. The certificate of incorporation and bylaws of Orion Acquisition Corp. will become our certificate of incorporation and bylaws. The directors and officers of Orion Acquisition Corp. will become our directors and officers until their respective successors have been duly elected or appointed and qualified.

MERGER CONSIDERATION

     Under the terms of the merger agreement, if VISX elects to proceed with the merger, each outstanding share of our common stock automatically will be canceled and converted into the right to receive $2.00 in cash, without interest and less any applicable withholding tax, at the effective time of the merger, except for shares of our common stock held by stockholders who properly perfect their appraisal rights under Delaware law, which shares will be subject to appraisal to determine their "fair value" in accordance with Delaware law, exclusive of any element of value arising from the expectation or completion of the merger. VISX intends to fund the proposed merger with available cash reserves and general working capital.

TREATMENT OF OPTIONS AND WARRANTS

     The merger agreement provides that each outstanding option to purchase shares of our common stock under our 1994 stock option plan and each outstanding warrant to purchase shares of our common stock not exercised prior to the effective time of the merger will be canceled and extinguished. VISX will pay to the holder of an option or warrant the difference between $2.00 and the exercise price per share (if less than $2.00) of our common stock underlying the option or warrant multiplied by the total number of shares of our common stock underlying the option or warrant (other than warrants held by VISX). VISX will not pay any amounts with respect to any options or warrants that have an exercise price equal to or greater than $2.00.

EXCHANGE AGENT; PROCEDURE FOR THE SURRENDER OF STOCK CERTIFICATES

     VISX will select a bank or trust company to act as the exchange agent in the merger. Soon after the effective time of the merger, VISX will deposit with the exchange agent the aggregate consideration payable pursuant to the merger agreement in exchange for outstanding shares of our common stock. The exchange agent will then send a letter to each stockholder whose shares were converted into the right to receive the amounts payable under the merger agreement. The letter will contain instructions describing how to surrender your stock certificates in exchange for the amounts payable pursuant to the merger agreement. As of the effective date of the merger and until you surrender your stock certificates, the certificates will represent only the right to receive the amounts payable pursuant to the merger agreement.

REPRESENTATIONS AND WARRANTIES OF MEDJET

     Under the merger agreement, we made representations and warranties to VISX with respect to the following:

     o    our organization and qualification to do business;

     o    the absence of subsidiaries;

     o the absence of violations under our certificate of incorporation and bylaws;

     o    our capitalization;

     o our power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

     o the absence of conflicts between our certificate of incorporation, bylaws, laws and agreements and the transactions contemplated by the merger agreement;

     o    required consents and approvals;

     o    our compliance with applicable laws;

     o    our SEC filings;

     o    the preparation of our financial statements;

     o the absence of undisclosed material liabilities required to be disclosed under generally accepted accounting principles;

     o    the absence of certain changes in our business since March 31, 2001;

     o    the absence of litigation;

     o    certain matters relating to our employee benefit plans;

     o    certain labor matters;

     o the accuracy of information supplied by us for inclusion in this proxy statement;

     o    the absence of any restrictions on our business activities;

     o    our title to property;

     o    our compliance with tax laws;

     o    our compliance with environmental laws;

     o the absence of brokers' or finders' fees in connection with the merger;

     o the right to use, and absence of infringement of, our intellectual property;

     o    the nature of our agreements, contracts and commitments;

     o    our insurance policies;

     o the approval of our board of directors of the merger agreement and the merger;

     o the vote required to approve the merger agreement and the transactions contemplated by the merger agreement; and

     o the inapplicability of state takeover statutes to the merger agreement and the transactions contemplated by the merger agreement.

REPRESENTATIONS AND WARRANTIES OF VISX AND ORION ACQUISITION CORP.

     Under the merger agreement, VISX and Orion Acquisition Corp. made representations and warranties to us with respect to the following:

     o    their organization, qualification to do business and subsidiaries;

     o their power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

     o the absence of conflicts between their certificate of incorporation, bylaws, laws and agreements and the transactions contemplated by the merger agreement;

     o    required consents and approvals; and

     o the ownership of Orion Acquisition Corp. and the nature of its prior activities.

CERTAIN COVENANTS

     We are subject to restrictions on our conduct and operations until the merger is completed. Pursuant to the merger agreement, we have agreed that, during the period from the date of the merger agreement until the effective time of the merger, with limited exceptions, we will operate our business only in the ordinary course consistent with past practices, and use our commercially reasonable efforts to maintain our present business organization, retain our present officers and employees and preserve our relationships with customers, suppliers, distributors and others having business dealings with us.

     We have also agreed, with limited exceptions, that we will not do any of the following, except as permitted by the merger agreement or if VISX agrees in writing:

     o accelerate or amend the period of exercisability of options, or reprice options granted under our stock option plan or authorize cash payments in exchange for any options granted under our plan;

     o grant any severance or termination pay to any officer or employee or adopt any new severance plan;

     o    transfer or license any rights to our intellectual property;

     o declare or pay any dividends or make any other distributions in respect of our capital stock;

     o split, combine, reclassify or repurchase any shares of our capital stock;

     o issue any shares of our capital stock or any securities exercisable for or convertible into any shares of our capital stock;

     o    amend our certificate of incorporation or bylaws;

     o acquire any business or assets other than in the ordinary course of business;

     o    enter into any joint ventures, strategic partnerships or alliances;

     o sell or encumber any of our properties or assets which individually or in the aggregate are material to us, other than sales of inventory and the grant of end-user licenses in the ordinary course of business consistent with past practice;

     o incur any indebtedness other than in connection with the financing of trade payables in the ordinary course of business consistent with past practice or in a principal amount not to exceed $150,000 in the aggregate;

     o enter into or amend any employee benefit plan or any employment contract or collective bargaining agreement, pay any special bonus to any director or employee, or increase the compensation or fringe benefits of our directors, officers, employees or consultants, other than increases in the ordinary course of business for non-officer employees;

     o (1) pay or settle any claims, liabilities, obligations or litigation, except payment or settlement, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in our most recent consolidated financial statements included in our SEC reports or incurred since the date of these financial statements, or (2) waive the benefits of or agree to modify, terminate or release any person from or fail to enforce any confidentiality or similar agreement to which we are a party;

     o except in the ordinary course of business, make any individual or series of related payments in excess of $100,000 per month (except that the limit is $500,000 for the first month following the execution of the merger agreement and the $100,000 does not apply to amounts owed to Dr. Gordon or for legal services performed through August 17,
          2001);

     o except in the ordinary course of business consistent with past practice, materially modify or terminate any material agreement to which we are a party, or waive or assign any material rights or claims under any such agreements;

     o enter into or amend any agreement relating to the sale, license or marketing of our products by third parties;

     o revalue any of our assets or change our methods of accounting, except as required or permitted by generally accepted accounting principles;

     o except in the ordinary course of business, incur or enter into any agreement, contract or commitment requiring us to make individual payments in excess of $100,000;

     o make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect our tax liability or tax attributes or settle or compromise any material income tax liability, except that we may sell state tax losses as may be permitted by applicable taxing authorities; or

     o amend or terminate any or all of the agreements contemplated by the merger agreement.

ADDITIONAL AGREEMENTS

     INITIAL PAYMENT. Pursuant to the merger agreement, and in order to induce us to enter the merger agreement, VISX paid us $500,000 upon execution of the merger agreement on August 17, 2001. We used these proceeds to pay current liabilities owed to our vendors and back salary owed to our employees.

     ISSUANCE OF WARRANT. Pursuant to the merger agreement and in order to induce VISX to enter the merger agreement, on August 17, 2001, we issued a three-year warrant to VISX to purchase a total of 1,320,000 shares of our common stock at an exercise price of $0.75 per share. On August 17, 2001, the closing sale price of our common stock, as reported on the OTC Bulletin Board, was $1.05 per share.

     NO SOLICITATION BY US OF ANY TAKEOVER PROPOSAL. We have agreed that, except as described below, until the effective time of the merger or the termination of the merger agreement pursuant to its terms, neither we nor any of our representatives will:

     o solicit or encourage the making of any takeover proposal (as defined below);

     o participate in any discussions, furnish any information with respect to any takeover proposal or take any action to facilitate the making of any takeover proposal;

     o    approve or recommend any takeover proposal; or

     o enter into any letter of intent or any agreement relating to any takeover proposal.

     The foregoing provisions will not prevent us from:

     o furnishing information to, or participating in discussions with, a third party who makes an unsolicited bona fide takeover proposal, so long as our board of directors determines in good faith that the proposal is a superior proposal (as defined below); or

     o complying with Rule 14e-2 and with Item 1012(a) of Regulation M-A under the Securities Exchange Act of 1934 (which require a company to disclose to its stockholders its position in response to a tender offer by a third party), so long as our board of directors concludes, in good faith, that the failure to disclose would constitute a violation of applicable law or regulation.

     In addition, except as set forth below, we have agreed that our board of directors will not take any of the following actions that constitute an "adverse recommendation change" under the merger agreement:

     o recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any takeover proposal or superior proposal; or

     o approve or recommend, or propose to approve or recommend, or allow us to enter into any letter of intent, merger agreement or other similar agreement that constitutes a takeover proposal.

     Our board of directors, however, may make an adverse recommendation change, but only if:

     o our board of directors determines in good faith that it is required to do so by its fiduciary duties to our stockholders under applicable law; and

     o we send to VISX a written notice advising it that our board intends to make an adverse recommendation change, the notice specifies the terms and conditions of the applicable superior proposal, and we delay making any adverse recommendation change until five business days after VISX has received the notice.

     If we do send a notice to VISX, VISX will then have the opportunity to present revised terms to our board of directors, including any proposed amendments or modifications to the merger agreement, which our board of directors must then consider in good faith.

     In addition, under the merger agreement, we have agreed that, in determining whether to make an adverse recommendation change in response to a superior proposal, our board of directors will take into account any revised terms and proposed changes to the merger agreement proposed by VISX in response to our notice. Moreover, before our board of directors makes any adverse recommendation change, we have agreed that our board will consider whether VISX's revised terms are reasonably equivalent or superior (based on the definition of superior proposal set forth below) to the terms of the superior proposal from a financial point of view to our stockholders. If our board of directors determines that the terms of VISX's revised proposal are reasonably equivalent or superior to the superior proposal, our board will duly adopt resolutions approving the terms of VISX's revised proposal and recommending that our stockholders approve and adopt the terms of VISX's revised proposal and any definitive agreement proposed in connection with it.

     If our board of directors elects to make an adverse recommendation change after receiving a superior proposal, and complies with the provisions of the merger agreement allowing it to make an adverse recommendation change, and after the board has determined that the terms of VISX's revised proposal are not reasonably equivalent or superior to the superior proposal, we must notify VISX of our termination of the merger agreement pursuant to the provision of the merger agreement allowing our board of directors to make an adverse recommendation change.

     A "takeover proposal" means any offer or proposal with respect to any transaction or series of related transactions involving:

     o any acquisition or purchase from us by a person or group of more than a 15% interest in our total outstanding securities or any tender offer or exchange offer that would result in any person or group beneficially owning 15% or more of our total outstanding voting securities or any merger, consolidation, business combination or similar transaction involving us pursuant to which our stockholders immediately before the transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction;

     o any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of our assets; or

     o any liquidation, dissolution, recapitalization or other significant reorganization of us.

     A "superior proposal" means any bona fide, written takeover proposal from a third party that our board of directors has determined in good faith:

     o to be superior to the merger from a financial point of view to our stockholders (taking into account all of the terms and conditions of the proposal and the merger agreement including any changes to the financial terms of the merger agreement proposed by VISX in response to the third party's offer);

     o that financing for the proposal, to the extent any is required, is committed or is reasonably capable of being obtained (in the good faith judgment of our board of directors); and

     o    is reasonably capable of being completed.

     VISX STANDSTILL. VISX has agreed that, until August 17, 2002, neither it nor any of its affiliates will purchase, sell, hedge or otherwise transfer or dispose of any of our shares or securities, other than in accordance with the terms of the merger agreement or any of the transactions contemplated by the merger agreement or with the prior consent of our board of directors. This prohibition will not prevent VISX from exercising the warrant it received under the merger agreement or any of the other warrants issued to VISX in connection with the transactions contemplated by the merger agreement. In addition, the standstill provision will not prevent VISX from converting its 10,400 shares of our series B convertible preferred stock into our common stock in accordance with the terms of the certificate of designations for the series B convertible preferred stock. This standstill provision will not apply, however, if:

     o VISX terminates the merger agreement because our board of directors withdraws or changes its recommendation of the approval of the merger agreement;

     o VISX terminates the merger agreement because we fail to comply with the provisions in the merger agreement prohibiting us from soliciting takeover proposals from third parties;

     o VISX terminates the merger agreement after a takeover proposal is announced or becomes publicly known and, within 10 business days thereafter, our board of directors fails to recommend against acceptance of the proposal, fails to reconfirm its approval and recommendation of the merger agreement, or resolves to take any of these actions; or

     o we terminate the merger agreement pursuant to the provision allowing us to do so if our board of directors withdraws its recommendation of the merger agreement in response to a superior proposal after determining in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders.

     BENEFIT PLAN MATTERS. We have agreed to terminate our 401(k) plan immediately prior to the closing of the merger, unless VISX agrees to sponsor and maintain the plan.

     DIRECTORS' AND OFFICERS' INSURANCE; INDEMNIFICATION. VISX has agreed to pay us approximately $244,800 in respect of premiums for a six-year run-out of our $5 million directors' and officers' liability insurance policy.

     VISX has agreed, after the effective time of the merger, not to take any action that would alter any exculpatory or indemnification provisions currently existing in our certificate of incorporation, bylaws or indemnification and employment agreements for the benefit of any individual who served as our director or officer at any time before the effective time of the merger (except as may be required by law), and for six years after the time the merger becomes effective, to cause us, as the surviving corporation in the merger, to honor and fulfill such provisions (except as may be required by law).

CONDITIONS TO THE COMPLETION OF THE MERGER

     Our obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

     o    the absence of any legal prohibition on the completion of the merger;

     o    the approval of the merger agreement by our stockholders;

     o the material accuracy, as of the closing date of the merger, of the representations and warranties made by VISX and Orion Acquisition Corp. in the merger agreement;

     o the material performance by VISX and Orion Acquisition Corp. of the agreements and covenants required to be performed by them at or prior to the closing of the merger;

     o the receipt by us of secretary certificates certifying as to the valid adoption of resolutions of the board of directors of VISX and Orion Acquisition Corp. approving the merger agreement and the applicable related agreements and the consummation of the transactions contemplated by the merger agreement; and

     o the receipt by us of certificates of good standing of VISX and Orion Acquisition Corp. from the Secretary of State of the State of Delaware.

     The obligations of VISX and Orion Acquisition Corp. to complete the merger are subject to the satisfaction or waiver of the following conditions:

     o    the absence of any legal prohibition on the completion of the merger;

     o    the approval of the merger agreement by our stockholders;

     o the material accuracy, as of the closing date of the merger, of the representations and warranties made by us in the merger agreement;

     o the material performance by us of the agreements and covenants required to be performed by us at or prior to the closing of the merger;

     o    the continuation of certain of our agreements;

     o    the receipt by us of all required approvals, consents and waivers;

     o    the resignation of each of our directors;

     o the absence of any event or condition that has had or is reasonably likely to have a material adverse effect on us since the date of the merger agreement;

     o the termination of our 401(k) plan, unless VISX agrees to maintain and sponsor the plan;

     o    the cancellation of all of our outstanding stock options and warrants;

     o the receipt by VISX of a secretary's certificate from us, certifying as to the terms and effectiveness of our certificate of incorporation and bylaws and the valid adoption of resolutions of our board of directors and stockholders approving the merger agreement and the transactions contemplated by the merger agreement;

     o the receipt by VISX of certificates of good standing of Medjet from the Secretary of State of the State of Delaware, the Secretary of State of the State of New Jersey and the Franchise Tax Board of the State of New Jersey; and

     o    the absence of all material liens on our property.

     As of the date of this proxy statement, we believe that we will satisfy all of the foregoing conditions and that no further third party approvals are required. However, notwithstanding any of the foregoing conditions, VISX may decide, in its sole discretion, not to proceed with the merger, even if we satisfy all of the conditions to closing.

     We currently intend to resolicit the vote of our stockholders in the event that, after the vote on the merger agreement at the annual meeting, we waive any material condition to the completion of the merger or we amend any material term of the merger agreement, such as a material reduction of the $2.00 per share receivable upon completion of the merger.

TERMINATION OF THE MERGER AGREEMENT

     RIGHT TO TERMINATE. We and VISX may agree by mutual written consent to terminate the merger agreement at any time prior to the effective time of the merger, whether before or after we have obtained the approval of our stockholders of the merger and the merger agreement. The merger may also be terminated by us or VISX if:

     o the merger has not been completed by August 17, 2002, except that neither party may terminate the merger agreement under this provision if the failure to complete the merger by that date was due to any action or failure to act on the part of the party seeking to terminate the merger agreement;

     o a governmental authority takes a final action that prohibits the merger from being completed; or

     o    our stockholders do not approve the merger agreement.

     We may terminate the merger agreement if:

     o our board of directors withdraws its recommendation of the merger agreement in response to a superior proposal after determining in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders and after complying with procedures set forth in the merger agreement; or

     o either VISX or Orion Acquisition Corp. breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, or if any of their representations or warranties become inaccurate, to the extent that the breach or inaccuracy would result in our suffering a material adverse effect, except that if VISX is capable of curing the breach or inaccuracy, we may not terminate the merger agreement if VISX cures the breach or inaccuracy within 30 days.

     VISX may terminate the merger agreement if:

     o    VISX decides not to complete the merger for any or no reason;

     o our board of directors withdraws or changes its recommendation of the approval of the merger agreement whether or not the board is permitted to do so by the merger agreement;

     o we fail to comply with the provisions in the merger agreement prohibiting us from soliciting takeover proposals from third parties;

     o a takeover proposal is announced or becomes publicly known and, within 10 business days thereafter, our board of directors fails to recommend against acceptance of the proposal, fails to reconfirm its approval and recommendation of the merger agreement, or resolves to take any of these actions; or

     o if we breach any of our representations, warranties, covenants or agreements contained in the merger agreement, or if any of our representations or warranties becomes inaccurate, to the extent that the breach or inaccuracy would result in VISX suffering a material adverse effect, except that if we are capable of curing the breach or inaccuracy, VISX may not terminate the merger agreement if we cure the breach or inaccuracy within 30 days.

     Although our board of directors may withdraw its recommendation of the merger agreement in response to a superior proposal if our board determines in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders, we are still obligated to call, give notice of, convene and hold the annual meeting. Through its ownership of our series B convertible preferred stock and the written agreement of Dr. Gordon to vote his shares in favor of the merger agreement, VISX will control approximately 54% of the voting power of our capital stock at the annual meeting. As a result, VISX will effectively control the outcome of the vote on the approval and adoption of the merger agreement, even if our board of directors determines in good faith that a superior proposal from a third party exists.

     If the merger agreement is validly terminated, the agreement will become void without any liability on the part of either VISX or us. However, the provisions of the merger agreement relating to termination fees, the initial $500,000 payment by VISX to us, the warrants issued to VISX by us, the confidentiality agreement entered into between us and VISX and fees and expenses will continue in full force and effect notwithstanding termination of the merger agreement.

     TERMINATION FEES PAYABLE BY US. We have agreed to pay VISX a termination fee of $500,000 if:

     o any person makes a takeover proposal to us or to our stockholders, or publicly announces a takeover proposal concerning us, the takeover proposal is not withdrawn, the merger agreement is terminated for our failure to obtain stockholder approval, and within one year after the merger agreement is terminated, any acquisition transaction is completed or we enter into any acquisition agreement with a third party;

     o VISX terminates the merger agreement because our board of directors withdraws or changes its recommendation of the approval of the merger agreement;

     o VISX terminates the merger agreement because we fail to comply with the provisions in the merger agreement prohibiting us from soliciting takeover proposals from third parties;

     o VISX terminates the merger agreement after a takeover proposal is announced or becomes publicly known and, within 10 business days thereafter, our board of directors fails to recommend against acceptance of the proposal, fails to reconfirm its approval and recommendation of the merger agreement, or resolves to take any of these actions; or

     o we terminate the merger agreement pursuant to the provision allowing our board of directors to withdraw its recommendation of the merger agreement in response to a superior proposal after determining in good faith that the failure to withdraw the recommendation would violate our board's fiduciary duty to our stockholders.

     Pursuant to a voting and stock option agreement, Dr. Gordon granted to VISX an option to purchase all shares of our common stock owned by Dr. Gordon at a purchase price of $2.00 per share and all options to purchase shares of our common stock held by Dr. Gordon at a purchase price equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of each option. VISX may exercise this option if:

     o the merger agreement is terminated pursuant to any of the provisions listed in the five bullet points above on this page, any of which will trigger our obligation to pay VISX a termination fee; or

     o prior to the termination of the merger agreement, VISX makes, or indicates in writing its willingness to make, sufficient funds available to complete the merger, and attempts to complete the merger pursuant to the merger agreement and Delaware law, but is unable to do so for any reason.

     This option will terminate upon the earliest of:

     o    the effective time of the merger;

     o the termination of the merger agreement for reasons other than those described in the five bullet points above on this page, any of which will trigger our obligation to pay VISX a termination fee; or

     o 20 days following the termination of the merger agreement pursuant to any of the provisions listed in the five bullet points above on this page, any of which will trigger our obligation to pay VISX a termination fee.

     Notwithstanding any of the foregoing termination provisions, if the option cannot be exercised because of any legal prohibition, it will remain exercisable until the earlier of (1) the date on which the prohibition becomes final, and (2) 5:00 p.m. Pacific time, on the tenth business day after the prohibition has been removed.

     TERMINATION FEES PAYABLE BY VISX. VISX has agreed to pay us a termination fee if:

     o VISX terminates the merger agreement pursuant to the provision allowing it to do so for any or no reason;

     o VISX terminates the merger agreement pursuant to the provision allowing it to do so if the merger has not been completed by August 17, 2002 and the failure to complete the merger by that date was not due to any action or failure to act on the part of VISX; or

     o we terminate the merger agreement pursuant to the provision allowing us to do so if the merger has not been completed by August 17, 2002 and the failure to complete the merger by that date was not due to any action or failure to act on our part, except that VISX has no obligation to pay us a termination fee under this provision if VISX has given us written notice of termination as a result of our breach of any representation, warranty, covenant or agreement, prior to our termination of the merger agreement pursuant to this provision, and any applicable cure period has not yet expired.

     The termination fee payable by VISX will be:

     o    $200,000, if the termination occurs any time before May 17, 2002;

     o $300,000, if the termination occurs any time after May 17, 2002 and before June 17, 2002;

     o $400,000, if the termination occurs any time after June 17, 2002 and before July 17, 2002; and

     o    $500,000, if the termination occurs after July 17, 2002.

OTHER EXPENSES

     All expenses incurred by us and VISX in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses, whether or not the merger is completed, except that VISX has agreed to pay all fees and expenses (including reasonable attorneys' and accountants' fees) incurred in relation to the printing and filing of this proxy statement.

AMENDMENTS

     Subject to compliance with applicable law, the merger agreement may be amended in writing by the parties at any time.

RESEARCH, DEVELOPMENT AND EXPERIMENTAL COST SHARING AGREEMENT

     Concurrently with the execution of the merger agreement, we also entered into a one-year research, development and experimental cost sharing agreement under which VISX has agreed to provide funding to us to pursue waterjet related technologies and products, including our waterjet microkeratome. Under the terms of this agreement, VISX has agreed to pay us a minimum monthly payment of no less than $150,000 for the first six months of the agreement, and a minimum monthly payment of no less than $100,000 for the second six months. Notwithstanding the foregoing, VISX has agreed that it may, in its sole discretion, provide additional funding to us. In return for the funding from VISX, we have agreed to continue our research and development activities regarding our waterjet technology at the direction of

VISX and to endeavor to design and develop waterjet related products to VISX's specifications. VISX has committed to provide us with the minimum monthly payments for the term of the agreement regardless of whether the merger is completed. Through March 28, 2002, we have received approximately $1,725,000 in funding from VISX under this agreement. Using this funding from VISX, we have further developed our waterjet microkeratome device for producing the thin circular layer of tissue for the front surface of the cornea required in the LASIK procedure, including the development of a "doctor friendly," safe, high precision device as well as a sophisticated, ergonomic console for operating the device. We have begun animal eye testing and expect to begin human blind eye testing of the device in the second or third quarter of 2002.

SHARE TRANSFER AGREEMENT

     Concurrently with the execution of the merger agreement, VISX entered into a share transfer agreement with the original holders of our series B convertible preferred stock. Under the terms of this agreement, VISX acquired all 10,400 outstanding shares of our series B convertible preferred stock, each of which is currently convertible into one hundred shares of our common stock (or an aggregate of 1,040,000 shares of common stock), and warrants to purchase a total of 1,365,000 shares of our common stock, at an exercise price of $3.50 per share. The total purchase price for the series B convertible preferred stock and the warrants was $1,300,001. If the proposed merger is not completed, VISX, through its ownership of our series B convertible preferred stock, would continue to own approximately 21% of the voting power of our capital stock. In addition, through its ownership of such stock and warrants acquired pursuant to the share transfer agreement as well as the warrants to purchase 1,320,000 shares of our common stock acquired pursuant to the merger agreement, VISX will continue to beneficially own approximately 49% of our common stock.

OMNIBUS WAIVER AND AMENDMENT AGREEMENT

     We also entered into an omnibus waiver and amendment agreement with VISX, under which VISX agreed to waive and amend certain rights and benefits of the shares of our series B convertible preferred stock and warrants it purchased pursuant to the share transfer agreement. The omnibus waiver and amendment agreement will take effect only if the merger agreement is terminated pursuant to any of the termination provisions contained in the merger agreement, other than if VISX terminates the merger agreement pursuant to any of the termination events set forth in the five bullet points on pages 32-33, any of which will trigger our obligation to pay VISX a termination fee.

     Pursuant to the terms of the omnibus waiver and amendment agreement, VISX has agreed to waive:

     o at any time, the provision of the certificate of designations of our series B convertible preferred stock that prohibits us from issuing any class or series of equity securities which (1) are convertible into our common stock at a rate related to the market price of our common stock, or (2) in any transaction or series of transactions over a 12 month period, constitute 15% or more of our outstanding common stock (assuming conversion or exercise in full of any convertible securities included in the securities), to the extent that such provision would hinder us from raising equity financing on terms reasonably acceptable to us;

     o for a period of one year following the commencement date of the omnibus waiver and amendment agreement, the provision governing demand registration rights under a registration rights agreement, dated as of December 3, 1999, by and among us, Adam Smith & Co., Inc. and certain stockholders, as amended (as described below); and

     o the provision regarding the increase in the number of shares of our common stock that are purchasable by VISX due to the application of the "anti-dilution" rights under warrants held by VISX to purchase a total of 1,365,000 shares of our common stock.

FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

     Under the terms of the first amendment to the registration rights agreement, VISX agreed to be bound by the terms and conditions of a registration rights agreement, dated as of December 3, 1999, by and among us and the original holders of the securities VISX acquired pursuant to the share transfer agreement. In addition, we and VISX agreed that VISX may, at any time, transfer any of the registrable securities it owns to any of its affiliates, and that on completion of any transfer, the registration rights agreement will be binding on such transferee.

SECOND AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

     Pursuant to the second amendment to the registration rights agreement, VISX agreed to waive any demand registration rights for a period beginning on August 17, 2001 and ending one year after the termination of the merger agreement, if the merger agreement is terminated. In addition, we agreed to increase our board of directors from five members to six, and to fill any vacancy on our board of directors by a nominee selected by VISX. Until the merger agreement is terminated, if at all, we agreed to nominate and recommend for stockholder approval, at each stockholder meeting in which the stockholders will elect directors, a designee selected by VISX to serve on our board of directors. We and VISX also agreed that any of the shares issued upon the exercise or conversion of the three-year warrant that we granted to VISX to purchase up to 1,320,000 shares of our common stock will be deemed to be registrable securities under the registration rights agreement and will be subject to all of the rights set forth in the registration rights agreement, as amended.

VOTING AND STOCK OPTION AGREEMENT

     In order to induce VISX to enter into the merger agreement, VISX and Dr. Gordon entered into a voting and stock option agreement, dated as of August 17, 2001, under which Dr. Gordon has agreed:

     o to appear at all of our stockholder meetings or otherwise cause his shares of our common stock to be counted for purposes of establishing a quorum;

     o to vote, or cause his shares of our common stock to be voted, in favor of the approval and adoption of the merger agreement; and

     o to vote, or cause his shares of our common stock to be voted against any takeover proposal or any amendment to our certificate of incorporation or bylaws or any other proposal, action or transaction that could reasonably be expected to materially impede the completion of the merger or any of the transactions contemplated by the merger agreement, or any change to the voting rights of our common stock, presented to our stockholders.

     Dr. Gordon also agreed to grant to VISX an irrevocable proxy to vote his shares in the foregoing manner.

     Dr. Gordon has also granted to VISX an option to purchase all shares of our common stock owned by Dr. Gordon at a purchase price of $2.00 per share and all options to purchase shares of our common stock held by Dr. Gordon at a purchase price equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of each option. VISX may exercise this option if:

     o the merger agreement is terminated pursuant to any of the provisions listed in the five bullet points on page 34, any of which will trigger our obligation to pay VISX a termination fee; or

     o prior to the termination of the merger agreement, VISX makes or indicates its willingness to make, sufficient funds available to complete the merger, and attempts to complete the merger pursuant to the merger agreement and Delaware law, but is unable to do so for any reason.

     This option will terminate upon the earliest of:

     o    the effective time of the merger;

     o the termination of the merger agreement for reasons other than those described in the five bullet points on page 34, any of which will trigger our obligation to pay VISX a termination fee; or

     o 20 days following the termination of the merger agreement pursuant to any of the provisions listed in the five bullet points on page 34, any of which will trigger our obligation to pay VISX a termination fee.

     Notwithstanding any of the foregoing termination provisions, if the option cannot be exercised because of any legal prohibition, it will remain exercisable until the earlier of (1) the date on which the prohibition becomes final, and
(2) 5:00 p.m. Pacific time, on the tenth business day after the prohibition has been removed.

NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT

     As an inducement to VISX to enter into the merger agreement, Dr. Gordon and VISX have agreed to enter into a non-competition, non-solicitation and non-hire agreement, to be effective as of the closing date of the merger agreement. Under the terms of this agreement, Dr. Gordon agreed that, for the period beginning as of the closing date of the merger and ending on the later of the second anniversary of the closing date of the merger or eighteen months following Dr. Gordon's termination of employment with either us or VISX, he will not:

     o engage in, manage or direct persons who engage in or participate in any business activity related to the design, development, manufacture, marketing, service, support or sale of any product, service or application that uses or employs waterjet technology in the health-care industry anywhere in the world, without VISX's prior written consent;

     o solicit, encourage or induce any of our employees to terminate his or her employment with us or VISX (or any of its subsidiaries); or

     o hire any of our employees (other than employment with us, VISX or any of its subsidiaries).

                                     MEDJET


     We are a medical device company engaged in the research and development of microjet technology, primarily for use in ophthalmic surgery. We have developed a proprietary technology platform for vision-correction surgery of the cornea. Our technology is based on small-diameter, liquid microjets moving at supersonic speeds. We currently have eight issued U.S. patents (and four corresponding foreign patents) with additional U.S. and foreign patents pending.

     We have been in the development stage and have not sold any products. To date, our research and development activities have been limited to constructing and testing experimental versions of microkeratomes for eye surgery and conducting a limited number of feasibility studies, using enucleated porcine, rabbit and human cadaver eyes, and live rabbit eyes to prove that a beam of water can smoothly incise and shape the anterior surface of the cornea and that the cornea will heal properly after the surgery.

     We believe that our microjet technology used for tissue separation or shaping in ophthalmic surgery produces less trauma and is potentially more accurate than the blades or lasers currently used to perform these procedures. We intend to further develop these applications as well as additional product applications, including applications in the areas of ophthalmology and dentistry. Although we have conducted only limited experiments to date, the use of our microjet in the treatment of dental caries may have significant cost and time saving advantages over traditional treatments.

                                      VISX

     VISX develops proprietary technologies and systems for laser vision correction, and currently owns over 180 U.S. and foreign patents and has more than 100 patent applications pending. Laser vision correction relies on a computerized laser to treat nearsightedness, astigmatism and farsightedness with the goal of eliminating or reducing reliance on eyeglasses and contact lenses. The VISX STAR Excimer Laser SystemTM ablates, or removes, submicron layers of tissue from the cornea to reshape the eye, thereby improving vision, which reduces or eliminates the need for corrective eyewear.

     The vision correction market in the U.S. represents over 157 million people who experience some form of nearsightedness, astigmatism or farsightedness. VISX estimates that in 2000, approximately 1.4 million eyes had laser vision correction in the U.S. using FDA-approved laser systems. Typically, the individual receiving laser vision correction pays for the treatment, and so the industry is not reliant on reimbursement from governmental or private health care payors. A secondary market for VISX's product is the treatment of corneal pathologies.

     VISX intends to continue developing and refining a substantial proprietary position in technology for vision correction. VISX's strategy is to commercialize this intellectual property and provide products and services for customers around the world.

     VISX is a publicly traded company whose common stock is listed on the New York Stock Exchange under the symbol "EYE."

     VISX intends to fund the proposed merger with a available cash reserves and general working capital.

                         PRICE RANGE OF OUR COMMON STOCK

     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "MDJT.OB". The following table sets forth the range of high and low bid quotations for shares of our common stock, as reported by the OTC Bulletin Board, for the period listed. These quotations reflect interdealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                  HIGH          LOW
                                                  ----          ---
         2000
         ----
         First Quarter                            $2.25         $0.75
         Second Quarter                            1.31          0.75
         Third Quarter                             0.83          0.64
         Fourth Quarter                            0.78          0.39

         2001
         ----
         First Quarter                             1.00          0.44
         Second Quarter                            1.00          0.20
         Third Quarter                             1.07          0.51
         Fourth Quarter                            0.64          0.51

         2002
         ----
         First Quarter                             1.45          0.52
         Second Quarter (through May 3, 2002)      1.08          0.91

     On August 17, 2001, the last trading day before the public announcement of the execution of the merger agreement, the high and low bid quotations for our common stock, as reported on the OTC Bulletin Board, were $1.23 and $1.01, respectively, and the closing sale price was $1.05. On May 3, 2002, the closing price for shares of our common stock, as reported on the OTC Bulletin Board, was
$      . You are urged to obtain current market quotes for our common stock before making any decision regarding the merger.

     We have never paid dividends on our common stock and do not intend to pay any such dividends in the foreseeable future.

                                  OTHER MATTERS

     Our board of directors knows of no other matters to be brought before the annual meeting. In the event that any other matters should properly come before the annual meeting, the persons named in the enclosed proxy will have authority to vote such proxy in their discretion, unless they are directed by the proxy to do otherwise.

                              INDEPENDENT AUDITORS

     The firm of Rosenberg Rich Baker Berman and Company served as our independent auditors for the fiscal year ended December 31, 2001 and have been selected by our board of directors to audit our financial statements for the fiscal year ending December 31, 2002. Representatives of Rosenberg Rich Baker Berman and Company are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

INDEPENDENT AUDITORS' FEES

     During 2001, Rosenberg Rich Baker Berman and Company billed us for the following professional services:

     o AUDIT FEES rendered for the audit of our 2001 financial statements and quarterly reviews of our financial statements included in our Form 10-QSB filings with the SEC: $21,220.

     o    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: $0.

     o    ALL OTHER FEES: $5,155.

     The finance and audit committee has considered whether the provisions of non-audit services is compatible with maintaining the independence of Rosenberg Rich Baker Berman and Company and has determined that, in its opinion, they are compatible.

                         STOCKHOLDER PROPOSALS FOR 2003

     Stockholder proposals submitted for inclusion in our proxy materials relating to our 2003 annual meeting of stockholders must be received by us no later than January 10, 2003, if the date of the 2003 annual meeting is within 30 days of the first anniversary date of this annual meeting. Stockholder proposals submitted to be considered at our 2003 annual meeting without inclusion in next year's proxy materials must be received by us no later than March 26, 2003, if the date of the 2003 annual meeting is within 30 days of the first anniversary date of this annual meeting. If we are not notified of a stockholder proposal by this time, then proxies held by our management may provide the discretion to vote against the stockholder proposal, even though the proposal is not discussed in the proxy statement. If the date of the 2003 annual meeting is changed by more than 30 days from the date of this annual meeting, we will notify stockholders of new deadlines for the submission of stockholder proposals by including a notice in our earliest possible Form 10-QSB. Stockholder proposals should be mailed to our Corporate Secretary, Medjet Inc., 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by us at the SEC's public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the SEC's regional offices. Copies of such materials are also available from the

Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov.

     We will provide, without charge, a copy of our Annual Report on Form 10-KSB, including financial statements, filed with the SEC for the fiscal year ended December 31, 2001 to any beneficial owner of our common stock as of the record date, upon written request to: Medjet Inc., 1090 King Georges Post Road, Suite 301, Edison, New Jersey 08837, Attention: Corporate Secretary. You may also call us at (732) 738-3990. We will furnish a beneficial owner with any exhibit not contained in the Form 10-KSB upon payment of a reasonable fee.

     You should rely only on the information contained in or attached as an annex to this proxy statement to vote your shares of our common stock at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in or attached as an annex to this proxy statement.

     This proxy statement is dated May 10, 2002. You should not assume that the information contained in this proxy statement or any attached annex is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.

                                        By Order of the Board of Directors



                                        Cheryl A. Blake
                                        CORPORATE SECRETARY

Edison, New Jersey
May 10, 2002

                                                                         ANNEX A

================================================================================



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                               VISX, INCORPORATED,

                             ORION ACQUISITION CORP.

                                       AND

                                   MEDJET INC.





                           DATED AS OF AUGUST 17, 2001









===============================================================================


                                TABLE OF CONTENTS
                                                                                                               PAGE

Article I THE MERGER...........................................................................................A-6

1.1      The Merger............................................................................................A-6

1.2      Effective Time; Closing...............................................................................A-6

1.3      Effects of the Merger.................................................................................A-6

1.4      Certificate of Incorporation; Bylaws..................................................................A-6

1.5      Directors and Officers................................................................................A-7

1.6      Effect on Capital Stock...............................................................................A-7

1.7      Dissenting Shares.....................................................................................A-8

1.8      Surrender of Certificates.............................................................................A-8

1.9      No Further Ownership Rights in Company Common Stock...................................................A-9

1.10     Lost, Stolen or Destroyed Certificates................................................................A-9

1.11     Taking of Necessary Action; Further Action............................................................A-9

Article II REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................A-9

2.1      Organization and Qualification; Subsidiaries.........................................................A-10

2.2      Certificate of Incorporation and Bylaws..............................................................A-10

2.3      Capitalization.......................................................................................A-10

2.4      Authority Relative to this Agreement.................................................................A-12

2.5      No Conflict; Required Filings and Consents...........................................................A-12

2.6      Compliance; Permits..................................................................................A-13

2.7      SEC Filings; Financial Statements....................................................................A-13

2.8      No Undisclosed Liabilities...........................................................................A-14

2.9      Absence of Certain Changes or Events.................................................................A-14

2.10     Absence of Litigation................................................................................A-14

2.11     Employee Benefit Plans...............................................................................A-14

2.12     Labor Matters........................................................................................A-16

2.13     Proxy Statement......................................................................................A-16

2.14     Restrictions on Business Activities..................................................................A-17

2.15     Title to Property....................................................................................A-17

2.16     Taxes................................................................................................A-17

2.17     Environmental Matters................................................................................A-19

2.18     Brokers..............................................................................................A-19

2.19     Intellectual Property................................................................................A-19

2.20     Agreements, Contracts and Commitments................................................................A-22

2.21     Insurance............................................................................................A-23

2.22     Board Approval.......................................................................................A-23

2.23     Vote Required........................................................................................A-23


                                       A-2


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                               PAGE

2.24     State Takeover Statutes..............................................................................A-23

Article III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................................A-24

3.1      Organization and Qualification; Subsidiaries.........................................................A-24

3.2      Authority Relative to this Agreement.................................................................A-24

3.3      No Conflict; Required Filings and Consents...........................................................A-24

3.4      Ownership of Merger Sub; No Prior Activities.........................................................A-25

Article IV CONDUCT PRIOR TO THE EFFECTIVE TIME................................................................A-25

4.1      Conduct of Business by the Company...................................................................A-25

Article V ADDITIONAL AGREEMENTS...............................................................................A-28

5.1      Initial Payment......................................................................................A-28

5.2      Related Agreements...................................................................................A-28

5.3      Parent Warrant.......................................................................................A-28

5.4      Proxy Statement......................................................................................A-28

5.5      Stockholder Meeting..................................................................................A-29

5.6      Confidentiality; Access to Information...............................................................A-29

5.7      No Solicitation......................................................................................A-29

5.8      Parent Standstill....................................................................................A-32

5.9      Public Disclosure....................................................................................A-32

5.10     Reasonable Efforts; Notification.....................................................................A-32

5.11     Third Party Consents.................................................................................A-33

5.12     401(k) Plan..........................................................................................A-33

5.13     Disclosure Supplements...............................................................................A-33

5.14     Insurance; Indemnification...........................................................................A-34

Article VI CONDITIONS TO THE MERGER...........................................................................A-34

6.1      Conditions to Obligations of Each Party to Effect the Merger.........................................A-34

6.2      Additional Conditions to Obligations of the Company..................................................A-34

6.3      Additional Conditions to the Obligations of Parent and Merger Sub....................................A-35

Article VII TERMINATION, AMENDMENT AND WAIVER.................................................................A-36

7.1      Termination..........................................................................................A-36

7.2      Notice of Termination................................................................................A-38

7.3      Effect of Termination................................................................................A-38

7.4      Fees and Expenses....................................................................................A-40

7.5      Amendment............................................................................................A-40

7.6      Extension; Waiver....................................................................................A-40


                                       A-3


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                              PAGE

Article VIII GENERAL PROVISIONS...............................................................................A-40

8.1      Survival of Representations and Warranties...........................................................A-40

8.2      Notices..............................................................................................A-40

8.3      Interpretation; Definitions..........................................................................A-41

8.4      Counterparts.........................................................................................A-42

8.5      Entire Agreement; Third Party Beneficiaries..........................................................A-42

8.6      Severability.........................................................................................A-42

8.7      Other Remedies; Specific Performance.................................................................A-42

8.8      Governing Law........................................................................................A-42

8.9      Rules of Construction................................................................................A-43

8.10     Assignment...........................................................................................A-43



                                INDEX OF EXHIBITS

Exhibit A       Form of Voting Agreement
Exhibit B       Form ofNon-Competition Agreement
Exhibit C       Form of License Agreement
Exhibit D       Form of Omnibus Waiver and Amendment Agreement
Exhibit E       Form of Parent Warrant
Exhibit F       Form of Certificate of Merger
Exhibit G       Form of Amended and Restated Certificate of Incorporation of the
                Company

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of August 17, 2001, by and among VISX, Incorporated, a Delaware corporation ("PARENT"), Orion Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Medjet Inc., a Delaware corporation (the "COMPANY").

                                   BACKGROUND

     A. Upon the terms and subject to the conditions of this Agreement (as defined in SECTION 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent and the Company intend to enter into a business combination transaction.

     B. The Board of Directors of the Company (i) has determined that the Merger (as defined in SECTION 1.1) is advisable and in the best interests of the Company and its stockholders, (ii) has approved and declared advisable this Agreement, and has approved the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

     C. The Boards of Directors of each of Parent and Merger Sub (i) have determined that the Merger is advisable and in the best interests of Parent, Merger Sub and their respective stockholders, and (ii) have approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     D. Each of the respective Boards of Directors of the Company, Parent and Merger Sub recognizes that it is a condition of this Agreement, as set forth in
SECTION 7.1(A) below, that Parent may terminate this Agreement at any time, and for any reason or no reason. In consideration for such termination right, and as a material inducement to the Company to enter into this Agreement, Parent shall pay to the Company an amount equal to Five Hundred Thousand Dollars ($500,000.00), as described in SECTION 5.1 below, concurrently with the execution and delivery of this Agreement.

     E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, (i) Eugene I. Gordon (the "PRINCIPAL SHAREHOLDER") is entering into a Voting Agreement, in substantially the form attached as EXHIBIT A (the "VOTING AGREEMENT"); (ii) the Principal Shareholder is entering into a Non-Competition Agreement, in substantially the form attached as EXHIBIT B (the "NON-COMPETITION AGREEMENT"); (iii) Parent and the Company are entering into a License Agreement, in substantially the form attached as EXHIBIT C (the "LICENSE AGREEMENT"); and
(iv) Parent and the Company are entering into an Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D (the "OMNIBUS WAIVER AND AMENDMENT AGREEMENT"). The Voting Agreement, Non-Competition Agreement, License Agreement and Omnibus Waiver and Amendment Agreement are collectively referred to as the "RELATED AGREEMENTS."

     F. Concurrent with the execution and delivery of this Agreement, Parent is purchasing from entities affiliated with Adam Smith & Co. ("ASC"): (i) 10,400 shares of the Company's Series B Convertible Preferred Stock (the "SERIES B PREFERRED"), which represent all of the Company's outstanding shares of Preferred Stock, (ii) warrants to purchase a total of 1,040,000 shares of the Company's Common Stock (the "COMMON STOCK WARRANTS"), and (iii) a warrant to purchase a total of 325,000 shares of the Company's Common Stock (the "ASC WARRANT"). At the Effective Time (as defined in SECTION 1.2 below), the 10,400 shares of Series B Preferred, the Common Stock Warrants and the ASC Warrant will be canceled and extinguished without any conversion or exercise thereof. If this Agreement is terminated pursuant to ARTICLE VII hereof, then certain of Parent's rights as the owner of the Series B Preferred, the Common Stock Warrants and ASC Warrant will be subject to certain limitations, as set forth more fully in SECTION 7.3 below.

     G. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, the Company is issuing and delivering to Parent a three-year warrant, in the form attached as EXHIBIT E (the "PARENT WARRANT") to purchase 1,320,000 shares of Company Common Stock at a per share exercise price of seventy-five cents ($0.75), as described more fully in SECTION 5.3 below. At the Effective Time (as defined in SECTION 1.2 below), the Parent Warrant will be canceled and extinguished without any conversion or exercise thereof.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties shall cause the Merger to be consummated by filing a Certificate of Merger, in the form attached as EXHIBIT F with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time, as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on the Closing Date (as defined below). Unless the context otherwise requires, the term "AGREEMENT" refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at either (in Parent's option) the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York or Wilson Sonsini Goodrich & Rosati, Professional Corporation, 245 Park Avenue, New York, New York, after satisfaction or waiver of all conditions to Closing set forth in
ARTICLE VI, including without limitation satisfaction in Parent's sole discretion of the closing condition set forth in SECTION 6.3(M); PROVIDED, HOWEVER, that the Closing shall occur no sooner than five business days after delivery of the written certificate referred to in such section (the "CLOSING DATE").

     1.3 EFFECTS OF THE MERGER. At the Effective Time, the effects of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4        CERTIFICATE OF INCORPORATION; BYLAWS.

               (a) At the Effective Time, the Certificate of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the

Surviving Corporation; PROVIDED, HOWEVER, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in the form attached as EXHIBIT G.

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

               (a) CONVERSION OF COMPANY COMMON STOCK. At the Effective Time, each outstanding share of common stock of the Company ("COMPANY COMMON STOCK"), upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into the right to receive Two Dollars ($2.00) (the "PER SHARE PURCHASE PRICE"), upon the terms and subject to conditions set forth in this
SECTION 1.6 and throughout this Agreement. The Per Share Purchase Price shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Company Common Stock occurring after the date hereof and prior to the Effective Time (a "RECAPITALIZATION").

               (b) CANCELLATION OF PARENT-OWNED STOCK AND SECURITIES. Each share of Company capital stock and all warrants to purchase Company capital stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) STOCK OPTIONS AND WARRANTS. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under the Company's 1994 Stock Option Plan (the "COMPANY OPTION PLAN") or otherwise and each outstanding warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT") not exercised prior to the Effective Time shall be canceled and extinguished. Parent will pay to each holder of a Company Stock Option or a Company Warrant the difference between $2.00 and the exercise price per share (if less than $2.00) of Company Common Stock underlying such Company Stock Option or Company Warrant multiplied by the total number of shares of Company Common Stock underlying such Company Stock Option or Company Warrant (other than any Company Warrant held by Parent). Parent will not pay any amounts with respect to Company Stock Options or Company Warrants that have an exercise price of equal to or greater than $2.00.

               (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation. Accordingly, as a result of the Merger, Parent (as the owner of all outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time) shall be the owner of all of the capital stock of the Surviving Corporation immediately after the Effective Time.

               (e) SHAREHOLDER LOANS. In the event that any holder of Company Common Stock has outstanding loans owed to the Company as of the Effective Time, the consideration payable to such holder of Company Common Stock pursuant to this SECTION 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such holder's loans as of the Effective Time. The reduction in the consideration contemplated in the preceding sentence is intended to effect a payment mechanism for the satisfaction and not the forgiveness of any such outstanding loan.

     1.7        DISSENTING SHARES.

               (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with
Section 262 of Delaware Law and who has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the consideration for Company Common Stock set forth in
SECTION 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

               (b) Notwithstanding the provisions of SECTION 1.7(A) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock set forth in SECTION 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8        SURRENDER OF CERTIFICATES.

               (a) EXCHANGE AGENT. Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) PARENT TO PROVIDE AGGREGATE CONSIDERATION. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this ARTICLE I, the Aggregate Consideration payable pursuant to SECTION 1.6 in exchange for outstanding shares of Company Common Stock. "AGGREGATE CONSIDERATION" shall mean the sum total of the amounts payable in exchange for outstanding shares of Company Common Stock pursuant to SECTION 1.6.

               (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the amounts payable pursuant to SECTION 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the amounts payable pursuant to SECTION 1.6. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive the amounts payable pursuant to
SECTION 1.6, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, the outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the right to receive the amounts payable pursuant to SECTION 1.6.

               (d) REQUIRED WITHHOLDING. Any of the Exchange Agent, Parent or the Surviving Corporation, as the case may be, shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the "CODE") or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

               (e) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Aggregate Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

               1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay the amounts payable pursuant to SECTION 1.6 in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; PROVIDED, HOWEVER, that Parent may, in its reasonable discretion and as a condition precedent to the payment of the amounts payable pursuant to SECTION 1.6, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the current officers and directors of the Company and Merger Sub will, to the extent reasonable and at the sole expense of the Surviving Corporation, take all such lawful and necessary action.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company represents and warrants to Parent and Merger Sub as follows, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by the Company to Parent dated as of the date hereof (the "COMPANY Schedule"). The Company Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this ARTICLE II, and the disclosure of any section of the Company Schedule shall qualify other paragraphs in this ARTICLE II only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph.

     2.1        ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

               (b) The Company has no subsidiaries. The Company has not agreed nor is obligated to make nor be bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "CONTRACT") under which it may become obligated to make, any future investment in or capital contribution to any other entity. The Company does not directly or indirectly own any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has previously furnished to Parent a complete and correct copy of its certificate of incorporation and bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

     2.3        CAPITALIZATION.

               (a)      The authorized capital stock of the Company consists of:
30,000,000 shares of Company Common Stock, and 1,000,000 shares of Preferred Stock ("COMPANY PREFERRED STOCK"), which may be designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series B Convertible Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock consist of an aggregate of not more than 400,000 shares, of which 110,000 are designated as Series A Preferred Stock. ___ In addition, 16,000 shares of Company Preferred Stock are designated as Series B Convertible Preferred Stock, each having par value $0.01 per share. At the close of business on August 14, 2001:

                        (i) 3,901,431 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (ii) no shares of Series A Preferred Stock were issued or outstanding;

                        (iii) no shares of Series B Preferred Stock were issued or outstanding;

                        (iv) no shares of Series C Preferred Stock were issued or outstanding;

                        (v) 10,400 shares of Series B Convertible Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (vi) 33,789 shares of Company Common Stock were held in treasury by the Company;

                        (vii) 513,046 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Option Plan;

                        (viii) no shares of Company Common Stock were reserved for issuance upon the exercise of other outstanding options to purchase Company Common Stock;

                        (ix) 133,531 shares of Company Common Stock were available for future grant under the Company Option Plan;

                        (x) 1,440,772 shares of Company Common Stock were reserved for future issuance upon conversion of warrants of the Company.

               (b) SECTION 2.3(B) of the Company Schedule sets forth the following information with respect to each Company Stock Option outstanding as of August 14, 2001: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; and (vii) the date on which such Company Stock Option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. SECTION 2.3(B) of the Company Schedule also sets forth the following information with respect to each Company Warrant outstanding as of August 14, 2001: (i) the name of the warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) any applicable performance based provisions of such Company Warrant; (vi) the date on which such Company Warrant expires. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in SECTION 2.3(B) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option or Company Warrants as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

               (c) Except as set forth in SECTION 2.3(B) of the Company Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, there are no registration rights and there is, except for the Voting Agreement, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

     2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder, subject to obtaining the approval of the stockholders of the Company of the Merger and this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and the execution and delivery of the Related Agreements by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Related Agreements, or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by a majority of the votes entitled to be cast by the holders of the Company Common Stock and Series B Convertible Preferred Stock (voting on an as-converted to Company Common Stock basis), voting together as a single class, in accordance with Delaware Law and the Company Charter Documents). This Agreement and the Related Agreements have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, and subject to obtaining the approval of the Company's stockholders of the Merger and this Agreement, constitute legal and binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.5        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the Related Agreements by the Company do not, and the performance of this Agreement and the Related Agreements by the Company shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the approval of the Company's stockholders of the Merger and this Agreement and compliance with the requirements set forth in SECTION 2.5(B) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company by which its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses
(ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (b) The execution and delivery of this Agreement and the Related Agreements by the Company do not, and the performance of this Agreement and the Related Agreements by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the Company's ability to consummate the Merger or perform its obligations under this Agreement or the Related Agreements.

     2.6       COMPLIANCE; PERMITS.

               (a) The Company is not in default or violation of, (i) any law, rule, regulation, order, judgment or decree (each, a "LAW") applicable to the Company or by which its properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or affected, except for any defaults or violations that (individually or in the aggregate) would not have a Material Adverse Effect on the Company. To the Company's knowledge no investigation or review by any governmental or regulatory body or authority is pending or threatened against the Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company in any material way.

               (b) The Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities ("PERMITS") that are material to operation of the business of the Company as currently conducted (collectively, the "COMPANY PERMITS"); PROVIDED, HOWEVER, that Permits that may be required for the future operation of the business have not been granted by the Food and Drug Administration or any comparable foreign governmental entity. The Company is in compliance in all material respects with the terms of the Company Permits.

     2.7        SEC FILINGS; FINANCIAL STATEMENTS.

               (a) The Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") after January 1, 1999 (the "COMPANY SEC REPORTS"), which are all the forms, reports and documents required to be filed by the Company with the SEC after January 1, 1999. The Company SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and filed on a timely basis and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved

(except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments and lack footnotes.

     2.8 NO UNDISCLOSED LIABILITIES. The Company has no liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company taken as a whole, except (i) liabilities provided for in the Company's balance sheet as of December 31, 2000 (or described in the footnotes thereto), (ii) liabilities incurred since December 31, 2000 in the ordinary course of business, (iii) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, and (iv) liabilities permitted under this Agreement and the transactions related to the Merger, and liabilities incurred pursuant to or in connection with any other agreement between the parties.

     2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2001, there has not been: (i) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, (ii) any purchase, redemption or other acquisition by the Company of (a) the Company's capital stock, (b) any other securities of the Company or (c) any options, warrants, calls or rights to acquire any such shares or other securities, except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's capital stock, (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by the Company of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by the Company of any increase in severance or termination pay or any entry by the Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) except for any agreements between Parent and the Company, entry by the Company into any licensing or other agreement with regard to the acquisition or disposition of any Company Intellectual Property (as defined in SECTION 2.19) other than any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

     2.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings ("CLAIMS") pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for Claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     2.11       EMPLOYEE BENEFIT PLANS.

               (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (an "AFFILIATE"), or with respect to which the Company has or may in the future have liability, are listed in SECTION 2.11(A) of the Company Schedule (the "PLANS"). The Company has provided to
Parent: (i) correct and complete copies of all documents embodying each Plan, and management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company and any Employee ("EMPLOYMENT AGREEMENT"), including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements, if any, required to be attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan;
(iv) all IRS or DOL determination, opinion, notification and advisory letters;
(v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any required, prepared for each Plan;
(ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

               (b) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Plan, and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

               (c) Neither the Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code, and at no time has the Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither the Company nor any officer or director of the Company is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan.

               (d) Neither the Company nor any of its Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and the Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

               (e) Except as disclosed in SECTION 2.11(E) of the Company Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

               (f)      The Company has no employees outside the United States.

     2.12 LABOR MATTERS. (i) There are no material controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract or arrangement with any labor union applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and
(iii) the Company has no knowledge of any labor disputes, strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company, and the Company has not experienced any labor interruptions over the past three (3) years. The Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

     2.13 PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be filed with the SEC by the Company pursuant to SECTION 5.4 hereof, as the same may be amended from time to time (the "PROXY STATEMENT") will, at the dates mailed to the stockholders of the Company and at the time of the stockholders meeting of the Company (the "COMPANY STOCKHOLDERS' MEETING") in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

     2.14 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company (including but not limited to research and development, sales, manufacturing, marketing and employment) or the conduct of business by the Company as such practice or business is currently conducted or presently anticipated by the Company to be conducted or pursued under any agreement between Parent and the Company.

     2.15 TITLE TO PROPERTY. The Company does not own any material real property. The Company has good and defensible title to all of its material properties and assets it purports to own, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable, and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases pursuant to which the Company lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of the Company, except such as may be under construction, are in good operating condition and repair, in all material respects, subject to normal wear and tear.

     2.16       TAXES.

               (a) For the purposes of this Agreement, "TAX" or "TAXES" "means (i) any and all federal, state, local and foreign taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local law), and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b)

                        (i) The Company has timely filed (taking into account extensions) all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company with any Tax authority, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects. The Company has paid all Taxes shown to be due on such Returns.

                        (ii) The Company as of the Effective Time will have withheld with respect to its employees all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act and other Taxes, if any, required to be withheld as of the Effective Time, except such Taxes which are not material to the Company, and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws and will have paid all then due Taxes required to be paid pursuant to the Federal Unemployment Tax Act with respect to compensation paid to its employees.

                        (iii) Except as disclosed in SECTION 2.16(B)(III) of the Company Schedule, the Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                        (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.

                        (v) No adjustment relating to any Returns filed by the Company has been proposed in writing by any Tax authority to the Company or any representative thereof.

                        (vi) The Company has no liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated December 31, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since December 31, 2000 in connection with the operation of the business of the Company in the ordinary course.

                        (vii) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                        (viii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                        (ix) The Company is not party to and does not have any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                        (x) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                        (xi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                        (xii) Except as disclosed in SECTION 2.16(B)(X99) of the Company Schedule, the Company has not granted any power of attorney with respect to Taxes.

                        (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of section 897(c) of the Code.

     2.17 ENVIRONMENTAL MATTERS. The Company (i) has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on the Company; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) has no knowledge of and has not received any written notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably foreseeably likely to interfere with or prevent continued compliance with any Environmental Law or that would give rise to any common law or statutory liability pursuant to any Environmental Law, except to the extent such non-compliance, liability or Environmental Claim could not reasonably be expected to have a Material Adverse Effect on the Company. To the Company's knowledge, no Hazardous Materials are present in, on or under any real properties owned, leased or used at any time (including both land and improvements thereon) by the Company, in such manner as would give rise to any liability or corrective or remedial obligation under any Environmental Laws. "ENVIRONMENTAL CLAIM" means any written notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or
(ii) any violation, or alleged violation, of any Environmental Laws. "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws and regulations in effect on the date hereof relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office, janitorial and/or landscaping purposes properly and safely maintained in accordance with Environmental Laws.

     2.18 BROKERS. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby based upon arrangements made by or on behalf of the Company.

     2.19 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

     "INTELLECTUAL PROPERTY" shall mean: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation (or in the case of know how, proprietary documentation) relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world related to research, design and development of the Company's Products; (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; and
     (viii) any similar, corresponding or equivalent rights to any of the foregoing.

     "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned by or exclusively licensed to the Company related to or necessary to develop, market or otherwise exploit the Company's products.

     "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

               (a) SECTION 2.19(A) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property, and any actions with respect thereto that should be taken within one hundred twenty
(120) days after the date of this Agreement.

               (b) SECTION 2.19(B) of the Company Schedule is a complete and accurate list (by name and version number, if applicable) of all products or service offerings of the Company ("COMPANY PRODUCTS") that have been distributed or provided in the five (5) year period preceding the date hereof or which the Company presently intends to distribute or provide in the next three (3) years, including any products or service offerings under development.

               (c) No Company Intellectual Property owned by the Company, no Company Product, and to the Company's knowledge, no Company Intellectual Property exclusively licensed by the Company, is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use (in accordance with the Company's current practices), transfer, or licensing thereof by the Company, or which may adversely affect the use (in accordance with the Company's current practices) or enforceability of such Company Intellectual Property or Company Product.

               (d) To the Company's knowledge, each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual

Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

               (e) The Company owns and has good and exclusive title to, or exclusively licenses, each item of Company Intellectual Property free and clear of any lien or encumbrance on such owned Company Intellectual Property or on any license to such licensed Company Intellectual Property. Without limiting the foregoing: (i) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale, distribution or provision of any Company Products by the Company; (ii) the Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which the Company otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products currently under development or currently proposed, to the Company's knowledge the Company is the exclusive owner of such Patents.

               (f) To the extent that any technology, hardware, software or Intellectual Property has been developed or created in whole or in part by a third party specifically for the Company or to the extent any Intellectual Property is incorporated into or necessary to make, use or sell any of the Company Products, the Company owns or has the unrestricted perpetual, non-terminable (except for breach) license to use such third party's Intellectual Property in such work, material or invention to the extent required for or incident to the development, manufacture, operation or sale of the Company Products.

               (g) Except as contemplated by any agreement between the Company and Parent, the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is Company Intellectual Property, to any third party, or permitted the Company's rights in such Company Intellectual Property to lapse or enter the public domain.

               (h) SECTION 2.19(H) of the Company Schedule lists all contracts, licenses and agreements to which the Company is a party: (i) with respect to Company Intellectual Property currently licensed or transferred to any third party; or (ii) pursuant to which a third party licenses or has transferred any Intellectual Property to the Company.

               (i) All contracts, licenses and agreements relating to either (i) Company Intellectual Property (other than end-user licenses in the ordinary course) or (ii) Intellectual Property of a third party licensed to the Company or used in the business of the Company in the manner currently contemplated, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will (as a result of agreements or commitments to which the Company is a party) result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

               (j) To the Company's knowledge, the operation of the business of the Company as such business currently is conducted, including (i) the Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company (including Company Products) and (ii) the Company's use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

               (k) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (l) To the knowledge of the Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

               (m) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and consultant to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and consultants of the Company have executed such an agreement.

     2.20 AGREEMENTS, CONTRACTS AND COMMITMENTS. As of the date hereof, except as set forth in SECTION 2.20 of the Company Schedule, the Company is not a party to or is bound by:

               (a) any employment or consulting agreement, contract or commitment with any officer or director of the Company, other than those that are terminable by the Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

               (b) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the purchase or license for use by the Company of software products or services in the ordinary course of business;

               (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (e) any dealer, distributor, joint marketing or development agreement currently in force under which the Company has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which the Company has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (f) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to the Company taken as a whole;

               (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

               (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (i) any material settlement agreement entered into within five (5) years prior to the date of this Agreement; or

               (j) any other agreement, contract or commitment under which the Company is contractually obligated to make or entitled to receive payments of $100,000 or more individually.

     The Company, nor to the Company's knowledge any other party to a Company Contract (as defined below), is not in breach, violation or default under, and the Company has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.21 INSURANCE. The Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company (collectively, the "INSURANCE POLICIES") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company. There is no material claim by the Company pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     2.22 BOARD APPROVAL. The Board of Directors of the Company has, as of the date of this Agreement, unanimously (i) approved and declared advisable this Agreement and the Related Agreements and has approved the Merger and the other transactions contemplated hereby and thereby, (ii) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and
(iii) determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

     2.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the votes entitled to be cast with respect to the Merger by the holders of the Company Common Stock and Series B Convertible Preferred Stock (voting on an as-converted to Company Common Stock basis), voting together as a single class, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.24 STATE TAKEOVER STATUTES. Neither Section 203 of the Delaware Law nor, to the Company's knowledge, any other state takeover statute or similar statute or regulation applies to the Merger, this Agreement, the Related Agreements or the transactions contemplated hereby and thereby.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Parent to the Company dated as of the date hereof (the "PARENT SCHEDULE") as follows. The Parent Schedule shall be arranged in sections corresponding to the numbered and lettered paragraphs contained in this ARTICLE III and the disclosure in any section of the Parent Schedule shall qualify other paragraphs in this ARTICLE III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraph.

     3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to Parent or Merger Sub. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

     3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the applicable Related Agreements and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and the execution and delivery of the applicable Related Agreements by Parent and the consummation by Parent of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the applicable Related Agreements, or to consummate the transactions so contemplated. This Agreement and the Related Agreements have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms.

     3.3        NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the applicable Related Agreements by Parent and Merger Sub do not, and the performance of this Agreement and the applicable Related Agreements by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in
SECTION 3.3(B) below, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or
(iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

               (b) The execution and delivery of this Agreement and the applicable Related Agreements by Parent and Merger Sub do not, and the performance of this Agreement and the applicable Related Agreements by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on the Parent's or Merger Sub's ability to consummate the Merger or perform their obligations under this Agreement and the Related Agreements.

     3.4 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. The Merger Sub is a direct, wholly-owned subsidiary of Parent and was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, the Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity which could adversely affect the ability of Merger Sub or Parent to consummate the transactions contemplated hereby.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS BY THE COMPANY. Except as expressly permitted by this SECTION 4.1 or required by the terms of this Agreement, and except as provided in SECTION 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall carry on its business, in the ordinary course, in substantially the same manner as previously conducted and in material compliance with all applicable laws and regulations, pay its material debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, except as expressly permitted or contemplated by the terms of this Agreement, and except as provided in SECTION 4.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following:

               (a) Waive any stock repurchase rights, accelerate (except in connection with the termination of the Company Option Plan), amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

               (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights;

               (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or granted hereafter;

               (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than: (x) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Stock Options or Company Warrants outstanding as of the date of this Agreement or granted pursuant to clause (y) hereof; and (y) the granting of stock options to purchase up to seventy-five thousand (75,000) shares in the aggregate (and the issuance of Company Common Stock upon exercise thereof), in the ordinary course of business and consistent with past practices;

               (g) Cause, permit or propose any amendments to the Company Charter Documents;

               (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business) or enter into any joint ventures, strategic partnerships or alliances;

               (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory and the grant of end-user licenses in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of the Company;

               (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) in a principal amount not to exceed $150,000 in the aggregate;

               (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates (except for increases in the ordinary course of business for non-officer employees) or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

               (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce (without resorting to litigation) any confidentiality or similar agreement to which the Company is a party or of which the Company is a beneficiary;

               (m) Make any individual or series of related payments outside of the ordinary course of business (including payments to financial, legal, accounting or other professional service advisors) in excess of $100,000 per month (except that such limit shall be $500,000 for the first month following the execution of this Agreement and except that the $100,000 limit shall not apply to amounts owed to the Principal Shareholder or for legal services performed through the date of this Agreement);

               (n) Except in the ordinary course of business consistent with past practice, materially modify, amend or terminate any material contract or agreement to which the Company is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

               (o) Enter into or materially modify any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company;

               (p) Revalue any of its assets or, except as required or permitted by GAAP, make any change in accounting methods, principles or practices;

               (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business requiring payments by the Company in excess of $100,000 individually;

               (r) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of the Company or settle or compromise any material income tax liability; provided, however, that nothing in this SECTION 4.1(R) or elsewhere in this Agreement shall prohibit the Company from selling state tax losses to the extent permitted by applicable taxing authorities.

               (s)      Amend or terminate any or all of the Related Agreements;
or

               (t) Agree in writing or otherwise to take any of the actions described in SECTION 4.1(A) through SECTION 4.1(S) above.

     In the event the Company shall request Parent to consent in writing to an action pursuant to this SECTION 4.1, Parent shall not unreasonably delay its determination as to whether to withhold such consent.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 INITIAL PAYMENT. Concurrently with the execution and delivery of this Agreement, and as a material inducement to the Company to enter into this Agreement, Parent shall pay to the Company, by wire transfer, an amount equal to Five Hundred Thousand Dollars ($500,000.00) (the "INITIAL PAYMENT"). Without limiting the Company's obligations pursuant to SECTION 7.3, in no event shall the Company be required to repay the Initial Payment to Parent, including without limitation regardless of whether the Agreement is terminated and the Merger is abandoned.

     5.2 RELATED AGREEMENTS. Concurrently with the execution and delivery of this Agreement, and as a material inducement to Parent and Merger Sub to enter into this Agreement, (i) the Principal Shareholder is entering into a Voting Agreement, in substantially the form attached as EXHIBIT A; (ii) the Principal Shareholder is entering into a Non-Competition Agreement, in substantially the form attached as EXHIBIT B; (iii) Parent and the Company are entering into a License Agreement, in substantially the form attached as EXHIBIT C; and (iv) Parent and the Company are entering into an Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D.

     5.3 PARENT WARRANT. Concurrently with the execution of this Agreement, and as a material inducement to Parent and Merger Sub to enter into this Agreement, the Company shall issue and deliver to Parent the Parent Warrant, in the form attached as EXHIBIT E. In connection with the issuance of the Parent Warrant, Parent hereby waives on behalf of itself and all future holders of the Series B Convertible Preferred Stock, the ASC Warrant and the Common Stock Warrants and the shares issued or issuable thereunder any and all "anti-dilution" provisions set forth in Section 5.D of the Certificate of Designations of Series B Convertible Preferred Stock of Medjet Inc. (the "CERTIFICATE OF DESIGNATIONS"), Sections 7.1, 7.2 and 7.3 of the Common Stock Warrants and Sections 7.1, 7.2 and 7.3 of the ASC Warrant that might be triggered by the issuance of the Parent Warrant and the shares issued or issuable thereunder.

     5.4        PROXY STATEMENT.

               (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. Parent shall have the right to review and comment thereon, but in all cases subject to the control of the Company except with respect to information relating to the Parent or Merger Sub. Parent shall furnish all information concerning Parent as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the filing of the definitive Proxy Statement, the Proxy Statement shall be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and
(iii) the rules and regulations of the Nasdaq (applicable to the Over-The-Counter market).

               (b) The Proxy Statement shall solicit the approval of this Agreement and the Merger, and subject to the right of the Board of Directors to change its recommendation if it determines in good faith (after consultation with outside counsel) it is required to do so by its fiduciary duties to the stockholders of the Company under applicable law, shall include the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this SECTION 5.4(B) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal (as defined in SECTION 5.7).

               (c) Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, Parent or the Company, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement, at the expense of Parent. The Company shall promptly amend or supplement, at the expense of Parent, the Proxy Statement to the extent required by law to do so, and Parent shall cooperate with respect to any amendment or supplement. Parent shall have the right to review and comment on any amendment or supplement, but in all cases subject to the control of the Company except with respect to information relating to the Parent or Merger Sub. Each of the parties shall advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     5.5 STOCKHOLDER MEETING. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement. Subject to SECTION 5.7(B), the Company shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. The Company shall take all other action, at the expense of Parent, necessary or advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and the Company's Certificate of Incorporation and Bylaws to effect the Merger. Notwithstanding the foregoing, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this SECTION 5.5 shall not be limited or otherwise affected by the disclosure, announcement or submission to the Company of any Takeover Proposal or by the withdrawal, amendment or modification of the recommendation of the Board of the Directors of the Company with respect to the Merger. The obligations set forth in this SECTION 5.5 shall in no event require the Company's Board of Directors to recommend the transactions contemplated by this Agreement to the Company's stockholders under circumstances in which the Board of Directors has changed its recommendation in accordance with SECTION 5.4(B).

     5.6        CONFIDENTIALITY; ACCESS TO INFORMATION.

               (a) The parties acknowledge that the Company and Parent have previously executed a Mutual Nondisclosure Agreement, dated as of May 25, 2001 (the "NONDISCLOSURE AGREEMENT"), which Nondisclosure Agreement will continue in full force and effect in accordance with its terms.

               (b) The Company will afford Parent and Parent's accountants, counsel and employees reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as Parent may reasonably request.

     5.7        NO SOLICITATION.

               (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE VII, the Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Takeover Proposal, (iii) engage in discussions with any person with respect to any Takeover Proposal, (iv) approve, endorse or recommend any Takeover Proposal or
(v)
enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this SECTION 5.7 by any officer, director or employee of the Company or any investment banker acting on behalf of the Company, attorney or other advisor or representative of the Company shall be deemed to be a breach of this SECTION 5.7 by the Company. Notwithstanding the foregoing, in response to a Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel) constitutes a Superior Proposal (as defined below) and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise occur as a result of a breach of this SECTION 5.7, the Company may, subject to compliance with SECTION 5.7(C) and only to the extent in any such case the Board of Directors of the Company determines in good faith (after consultation with outside counsel) that the failure to take such actions are reasonably likely to constitute a breach of the Board's fiduciary duties to the stockholders of the Company under applicable law, (x) furnish information with respect to the Company to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement containing provisions not less restrictive of such person than the Nondisclosure Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or at the time it is provided to such person and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

               (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal or Superior Proposal or (ii) approve or recommend, or propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") constituting or related to any Takeover Proposal (any action described in the foregoing clauses (i) or (ii) of this SECTION 5.7(B) being referred to as a "COMPANY ADVERSE RECOMMENDATION CHANGE"). Notwithstanding the foregoing, the Board of Directors of the Company may make a Company Adverse Recommendation Change, if such Board of Directors determines in good faith (after consultation with outside counsel) it is required to do so by its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after five business days following Parent's receipt of written notice (a "NOTICE OF ADVERSE RECOMMENDATION") from the Company advising Parent that the Board of Directors of the Company intends to make such a Company Adverse Recommendation Change and specifying the terms and conditions of the applicable Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five-day period). Following receipt of a Notice of Adverse Recommendation, Parent shall have the opportunity to present to the Board of Directors of the Company revised terms for the consummation of the Merger, including any proposed amendments or modifications to this Agreement in respect of such revised terms. The Board of Directors of the Company shall consider in good faith any such revised terms and amendments or modifications submitted to it by Parent. In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Directors of the Company shall take into account Parent's revised terms and any proposed changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise. Before making any Company Adverse Recommendation Change, the Board of Directors of the Company shall consider whether the revised terms offered by Parent are reasonably equivalent or superior (based upon the factors set forth in the definition of Superior Proposal below) from the financial point of view of the Company's stockholders to the terms of the Superior Proposal and, if such terms are determined by a vote of the Board of Directors to be reasonably equivalent or superior from the financial point of view of the Company's stockholders to the terms of the Superior Proposal, the Board of Directors of the Company shall accept at a meeting duly called and held, duly adopted resolutions (x) approving and declaring advisable the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith, (y) directing that the adoption of the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith be submitted to a vote at a meeting of the stockholders of the Company and (z) recommending that the stockholders of the Company approve and adopt the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith. If the Company has elected to make a Company Adverse Recommendation Change following receipt of a Superior Proposal and complying with the procedures set forth in this SECTION 5.7(B) and after determining by a vote of the Board of Directors that any revised terms and proposed changes of Parent are not reasonably equivalent or superior from the financial point of view of the Company's stockholders to the terms of the Superior Proposal, the Company shall deliver to Parent (i) a written notice of termination of this Agreement pursuant to this SECTION 5.7(B),
(ii) a wire transfer of immediately available funds in the amount of the Termination Fee (as defined in SECTION 7.3(A)), (iii) the License Agreement (if required pursuant to SECTION 7.3(A)) and (iv) a written acknowledgment that the Company and the Board of Directors have complied with all of their covenants and obligations pursuant to this SECTION 5.7(B) and that the Company is obligated to pay the Termination Fee and effect the License Grant (if required).

               (c) In addition to the obligations of the Company set forth in SECTION 5.7(A) and SECTION 5.7(B), the Company as promptly as practicable, and in any event within 24 hours, shall advise Parent in writing of: any request for information which the Company reasonably believes would lead to a Takeover Proposal; any request for information with respect to any Takeover Proposal; any inquiry with respect to or which the Company reasonably should believe would lead to any Takeover Proposal; the material terms and conditions of such request, Takeover Proposal or inquiry; and the identity of the person or group making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

               (d) Nothing contained in this SECTION 5.7 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law or regulation; PROVIDED, HOWEVER, that in no event as a result of this SECTION 5.7(D) shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by SECTION 5.7(B).

     For purposes of this Agreement, "TAKEOVER PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company.

     For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide, written Takeover Proposal made by a third party if the proposal is on terms which the Board of Directors of the Company, determines in its good faith judgment to be (x) superior to the Company's stockholders from a financial point of view to the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)), (y) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party and (z) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects (other than the need to perform customary due diligence) of such proposal.

     5.8 PARENT STANDSTILL. From the date of execution of this Agreement until one year after the termination of this Agreement under SECTION 7.1, neither Parent nor any of its affiliates will directly or indirectly purchase, contract to purchase, purchase any option or contract to purchase, sell, offer to purchase, contract to sell, make any short sale, sell any contract to purchase, purchase any contract to sell, grant any option, right or warrant to purchase, hedge or otherwise transfer or dispose of any share or securities of the Company, other than on the terms set forth in and pursuant to the Agreement and the Related Agreements or with the prior consent of the Board of Directors of the Company; PROVIDED, HOWEVER, that Parent may exercise the Parent Warrant, the Common Stock Warrants and the ASC Warrant in accordance with their respective terms; and PROVIDED FURTHER, HOWEVER, that Parent may convert the 10,400 shares of Series B Convertible Preferred Stock into Company Common Stock accordance with the terms of the Certificate of Designations. Notwithstanding the foregoing, the SECTION 5.8 shall not apply if the Merger is terminated pursuant to SECTION 7.1(E) or SECTION 7.1(G).

     5.9 PUBLIC DISCLOSURE. Parent and the Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or a Takeover Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or with Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.10       REASONABLE EFFORTS; NOTIFICATION.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iv) the defending, at Parent's expense, of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require Parent or the Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

               (b) The Company shall give prompt written notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of the Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (c) Parent shall give prompt written notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.11 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective material agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.12 401(K) PLAN. The Company agrees to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with written notice of such election at least three (3) business days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.

     5.13 DISCLOSURE SUPPLEMENTS. From time to time prior to the Closing, the Company may supplement or amend the Company Schedule with respect to any matter arising or discovered after the date of this Agreement which, if existing or occurring or discovered at or prior to the date of this Agreement, would have been required to be set forth or described in the Company Schedule or which is necessary to complete or correct any information in the Company Schedule or in any representation or warranty of the Company which has been rendered inaccurate thereby. Any such supplements or amendments of which Parent receives written notice at or prior to the Closing shall not affect Parent's termination rights, but if the Closing shall occur notwithstanding any such supplement or amendment, each such supplement or amendment shall be deemed to modify the Company Schedule for all purposes of this Agreement and the Merger.

     5.14       INSURANCE; INDEMNIFICATION.

               (a) Parent will pay to the Company approximately $244,800 in respect of premiums for a six-year run out of the Company's $5 million directors' and officers' liability insurance policy.

               (b) After the Effective Time, Parent (i) will not take or permit to be taken any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation, by-laws or indemnification and employment agreements of the Company or any of its subsidiaries for the benefit of any individual who served as a director or officer of the Company or any of its subsidiaries at any time prior to the Effective Time (except as may be required by applicable law), and (ii) shall cause the Surviving Corporation to honor and fulfill such provisions until the date which is six years from the Effective Time (except as may be required by applicable law); PROVIDED, HOWEVER, in the event any claim or claims are asserted within such period, all rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1        CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver) at or prior to the Closing Date of the following conditions:

               (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (b) STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law and the Company Charter Documents, by the stockholders of the Company.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and except, in all such cases, where the failure to be so true and correct (without regard to any materiality standards contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on Parent (it being understood that for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by a duly authorized officer of Parent.

               (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (c) CERTIFICATE OF SECRETARY OF PARENT AND MERGER SUB. The Company shall have received certificates, validly executed by the Secretary of Parent and Merger Sub, certifying as to the valid adoption of resolutions of the Board of Directors of Parent and Merger Sub approving this Agreement and the applicable Related Agreements and the consummation of the transactions contemplated hereby.

               (d) CERTIFICATE OF GOOD STANDING. The Company shall have received certificates of good standing of Parent and Merger Sub from the Secretary of State of the State of Delaware, dated within a reasonable period prior to the Closing.

               (e) OMNIBUS WAIVER AND AMENDMENT AGREEMENT. Parent shall have executed and delivered to the Company the Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D. The Omnibus Waiver and Amendment Agreement shall be in full force and effect.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall, as updated pursuant to SECTION 5.13, be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) and except, in all such cases, where the failure to be so true and correct (without regard to any materiality standards contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer of the Company.

                  (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

                  (c) CONTINUATION OF AGREEMENTS. Those agreements listed on SCHEDULE 6.3(C) to this Agreement shall be unmodified in any manner from the date of this Agreement and be in full force and effect.

                  (d) CONSENTS. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on SCHEDULE 6.3(D).

               (e) RESIGNATION OF DIRECTORS. Parent shall have received a written resignation from each of the directors of the Company effective as of the Effective Time.

               (f) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

               (g) RELATED AGREEMENTS. The Principal Shareholder shall have executed and delivered to Parent the Voting Agreement, in substantially the form attached as EXHIBIT A, and the Non-Competition Agreement, in substantially the form attached as EXHIBIT B. The Voting Agreement and the Non-Competition Agreement shall be in full force and effect.

               (h)      TERMINATION OF 401(K) PLAN. To the extent required by
SECTION 5.12, Parent shall have received from the Company evidence that the Company's 401(k) plan has been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date.

               (i) TERMINATION OF COMPANY STOCK OPTIONS AND COMPANY WARRANTS. Parent shall have received from the Company evidence that the Company canceled all outstanding Company Stock Options and Company Warrants in accordance with the terms of SECTION 1.6(C).

               (j) CERTIFICATE OF SECRETARY OF THE COMPANY. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness the articles of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the holders of the Company's stockholders approving this Agreement and the License Agreement and the consummation of the transactions contemplated hereby.

               (k) CERTIFICATE OF GOOD STANDING. Parent shall have received certificates of good standing of the Company from (i) the Secretary of State of the State of Delaware; (ii) the Secretary of State of the State of New Jersey; and (iii) the Franchise Tax Board of the State of New Jersey, each dated within a reasonable period prior to the Closing.

               (l) REMOVAL OF LIENS. The Company shall have removed all material Liens pursuant to the Uniform Commercial Code on the property of the Company.

               (m) SOLE DISCRETION. Parent shall have elected, in its sole discretion, to consummate the Merger and shall have delivered a certificate signed by a duly authorized officer of the Parent that Parent elects to proceed with the Merger. Notwithstanding the foregoing SECTION 6.3(A) through SECTION 6.3(L), Parent need not consummate and effect this Agreement and the transactions contemplated hereby even if the conditions set forth in the foregoing SECTION 6.3(A) through SECTION 6.3(L) are satisfied by the Company.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of the Company:

               (a)      by Parent, for any reason or no reason;

               (b)      by mutual written agreement of Parent and the Company;

               (c) by Parent or the Company, if the Merger shall not have been consummated by August 17, 2002 (the "OUTSIDE DATE") for any reason, unless the parties agree to extend such date; PROVIDED, HOWEVER, that the right to terminate this Agreement under this SECTION 7.1(C) shall not be available to any party if any action or failure to act by that party has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of any agreement or covenant of such party pursuant to this Agreement (a "PREVENTING ACT"); and PROVIDED FURTHER, HOWEVER, Parent will not be able to prevent the Company from terminating this Agreement pursuant to this SECTION 7.1(C) based on a Preventing Act by the Company without waiving the condition to closing set forth in SECTION 6.3(M) and waiving its right to terminate this Agreement based upon SECTION 7.1(A);

               (d) by Parent or the Company, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (e) by Parent, if (i) the Board of Directors of Company, whether or not permitted pursuant to the terms hereof, withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent, (ii) the Board of Directors of Company, whether or not permitted pursuant to the terms hereof, shall have made a Company Adverse Recommendation Change, (iii) the Company fails to comply with SECTION 5.7 in all material respects, (iv) a Takeover Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have, within ten business days thereafter (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of a Takeover Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby, or (v) the Board of Directors of Company resolves to take any of the actions described above;

               (f) by Parent or the Company at any time after the Company Stockholders' Meeting in the event that the Company's stockholders do not approve this Agreement and the Merger contemplated herein by the requisite vote under applicable law and the Company Charter Documents; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this SECTION 7.1(F) shall not be available to the Company if Parent submits a notice in writing to the Company, within ten (10) days after the Company Stockholders' Meeting (or within ten (10) days of any other meeting of the Company's stockholders thereafter convened to vote on this Agreement and the Merger), stating that it intends to re-solicit a stockholder vote on this Agreement and the Merger; and PROVIDED FURTHER, HOWEVER, that Parent's right to re-solicit such a stockholder vote shall not be available to Parent after the Company's stockholders twice vote not to approve this Agreement and the Merger;

               (g) by the Company, in accordance with SECTION 5.7(B); PROVIDED, HOWEVER, in order for the termination of this Agreement pursuant to this SECTION 7.1(G) to be deemed effective, the Company shall have complied in all material respects with all provisions contained in SECTION 5.7, including the notice provisions therein, and with applicable requirements of SECTION 7.3, including the payment of the Termination Fee and the effectiveness of the License Grant (if applicable);

               (h) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in
SECTION 6.2(A) or SECTION 6.2(B) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, HOWEVER, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then the Company may not terminate this Agreement under this
SECTION 7.1(H) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this SECTION 7.1(H) if such breach by Parent is cured during such thirty (30)-day period); or

               (i) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in SECTION 6.3(A) or
SECTION 6.3(B) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, HOWEVER, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company, then Parent may not terminate this Agreement under this SECTION 7.1(I) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this SECTION 7.1(I) if such breach by the Company is cured during such thirty (30)-day period).

     7.2        NOTICE OF TERMINATION. Any termination of this Agreement under
SECTION 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties (or such later time as may be required by SECTION 7.1).

     7.3        EFFECT OF TERMINATION.

               (a)      The Company shall (x) pay Parent a fee of $500,000
(the "TERMINATION FEE"), which amount shall be payable by wire transfer of same day funds to a bank account designated by Parent, and (y) subject to the proviso set forth below, grant to Parent a non-exclusive license pursuant to the License Agreement, in substantially the form attached hereto as EXHIBIT C (the "LICENSE GRANT") (PROVIDED, HOWEVER, that the License Grant shall not come into force and effect if, prior to the termination of the Merger Agreement, the restrictions on transferability of, or the restrictive legends on, the shares of Company Common Stock owned by the Principal Shareholder (the "SHARES"), are lifted or removed, as the case may be, by the California Department of Corporations sufficient to allow the transfer of interests in the Shares to Parent pursuant to the transactions contemplated by this Agreement and pursuant to the Voting Agreement), in the event that:

                        (i) (A) any Person shall have made a Takeover Proposal to the Company or to its stockholders or publicly announces any Takeover Proposal relating to the Company after the date hereof and such Takeover Proposal shall not have been withdrawn and thereafter this Agreement is terminated by either party pursuant to SECTION 7.1(F), and (B) within one year after the termination of this Agreement any Acquisition Transaction involving the Company shall have been consummated or any Acquisition Agreement with respect to an Acquisition Transaction involving the Company shall have been entered into,

                        (ii) this Agreement is terminated by Parent pursuant to SECTION 7.1(E) or

                        (iii) this Agreement is terminated by the Company pursuant to SECTION 7.1(G).

               (b)      The Termination Fee shall be paid and the License
Grant (if applicable) shall be effected no later than (A) the date an Acquisition Agreement is entered into with respect to an Acquisition Transaction involving the Company, or if no such agreement is entered into, upon the date of consummation of an Acquisition Transaction involving the Company, in the case of a termination described in SECTION 7.3(A)(I), or (B) two days after such termination, in the case of a termination described in SECTION 7.3(A)(II) or (C) concurrently with such termination, in the case of a termination described in SECTION 7.3(A)(III).

               (c) Parent shall pay to Company a fee of: (A) $200,000, if such termination occurs within nine months after the date of this Agreement; (B) $300,000, if such termination occurs between nine and ten months after the date of this Agreement; (C) $400,000, if such termination occurs between ten and eleven months after the date of this Agreement; and (D) $500,000, if such termination occurs after the end of the eleventh month after the date of this Agreement (which fee shall be payable immediately by wire transfer of same day funds to a bank account designated by the Company), in the event that:

                        (i)     Parent terminates this Agreement pursuant to
SECTION 7.1(A);

                        (ii)    Parent terminates this Agreement pursuant to
SECTION 7.1(C); or

                        (iii) the Company terminates this Agreement pursuant to SECTION 7.1(C); PROVIDED, HOWEVER, that Parent shall not be obligated to make payment of such fee pursuant to this clause (iii) if Parent shall have given notice of termination pursuant to SECTION 7.1(I) prior to the Company's termination pursuant to SECTION 7.1(C) and the cure period in SECTION 7.1(I), if a cure period is applicable, shall not have expired, unless the breach or inaccuracy in respect of which such notice was given has been cured.

               (d) Each of the parties acknowledges that the agreements contained in this SECTION 7.3 are an integral part of the transactions contemplated in this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if (i) the Company fails to promptly pay the Termination Fee or effect the License Grant (if applicable), and in order to obtain such Termination Fee or License Grant, the Parent commences a suit which results in a judgment for the Termination Fee and/or the License Grant set forth in this SECTION 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit or (ii) Parent fails to promptly pay the amount provided for in
SECTION 7.3(C), and in order to obtain such amount, the Company commences a suit which results in a judgment for such amount, Parent shall pay to the Company its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

               (e) In the event of the termination of this Agreement as provided in SECTION 7.1, this Agreement shall be of no further force or effect, and the parties shall have no further liability or obligation hereunder, except
(i) as set forth in this SECTION 7.3, SECTION 5.1, SECTION 5.3, SECTION 5.6(A),
SECTION 7.4 and ARTICLE VIII, each of which shall survive the termination of this Agreement, and (ii) nothing in this Agreement shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

               (f) Effective upon the termination of this Agreement as provided in any subsection of SECTION 7.1 except SECTION 7.1(E) and SECTION 7.1(G), Parent hereby:

                        (i) waives Section 3.B(iv) of the Certificate of Designations to the extent that such provision would hinder the Company from raising equity financing;

                        (ii) waives any "demand" registration rights as set forth in Section 2.1 of the Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, ASC and the Stockholders listed therein, as amended by the First Amendment to the Registration Rights Agreement, dated as of August 17, 2001, by and among the Company, ASC, the Stockholders and Parent and the Second Amendment to the Registration Rights Agreement, dated as of August 17, 2001, by and between the Company and Parent (collectively, the "RIGHTS AGREEMENT"), for a period of one year after such termination; and

                        (iii)   amends Section 7 of the Common Stock Warrant and
Section 7 of the ASC Warrant to provide that upon an equity financing in which the price per share (as determined in accordance with the applicable provisions of the Common Stock Warrants and the ASC Warrant) is less than the "Purchase Price per share" (as defined in the Common Stock Warrants and the ASC Warrant), the "anti-dilution" rights contained in the Common Stock Warrants and the ASC Warrant will be limited to decreasing the "Purchase Price per share" of the Common Stock Warrants and the ASC Warrant to equal the lowest price per share at which the additional equity financing is raised, but will not result in an increase in the number of shares of Company Common Stock that can be purchased pursuant to the Common Stock Warrants and the ASC Warrant;

     such waiver and amendment to be effected pursuant to the Omnibus Waiver and Amendment Agreement, in substantially the form attached as EXHIBIT D.

     7.4 FEES AND EXPENSES. Except as set forth in this SECTION 7.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent shall bear all fees and expenses (including without limitation the Company's reasonable attorneys' and accountants' fees and expenses) incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

     7.5 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

     7.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained in this Agreement or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the earlier of (a) the date of termination pursuant to
SECTION 7.1 or (b) the Effective Time, and only the covenants that by their terms survive such date shall survive.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                (a)      if to Parent or Merger Sub, to:
                                VISX, Incorporated

                                3400 Central Expressway
                                Santa Clara, California 95051-0703
                                Attention: Chief Financial Officer
                                Telephone No.:  (408) 773-7003
                                Facsimile No.:  (408) 773-7201

                                with a copy to:

                                Wilson Sonsini Goodrich & Rosati
                                Professional Corporation
                                650 Page Mill Road
                                Palo Alto, California 94304
                                Attention:  John V. Roos, Esq.
                                Telephone No.: (650) 493-9300
                                Facsimile No.: (650) 493-6811

                  (b)    if to the Company, to:

                                Medjet Inc.
                                1090 King George Post Road, Suite 301
                                Edison, NJ 08837
                                Attention:  Eugene I. Gordon
                                Telephone No.: (732) 738-3990
                                Facsimile No.:  (732) 738-3984

                                with a copy to:

                                Kelley Drye & Warren LLP
                                101 Park Avenue
                                New York, NY 10178-0002
                                Attention:  Jane E. Jablons, Esq.
                                Telephone No.:  (212) 808-7800
                                Facsimile No.:  (212) 808-7897

     8.3        INTERPRETATION; DEFINITIONS.

               (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used in this Agreement shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

               (b)      For purposes of this Agreement:

                        (i) the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party after reasonable inquiry;

                        (ii) the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, materially adverse to the business, assets, liabilities, financial or other condition, or results of operations of such entity and its subsidiaries taken as a whole;

                        (iii) the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties as contemplated by or referred to in this Agreement, including the Related Agreements, the Parent Warrant, the Company Schedule and the Parent Schedule:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Nondisclosure Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in SECTION 5.14 with respect to the directors and officers of the Company).

     8.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 RULES OF CONSTRUCTION. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment without the consent required pursuant to the preceding sentence shall be null and void. Subject to the second preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed, all as of the date first written above.


                              VISX, INCORPORATED


                              By:    /s/ Derek A. Bertocci
                                 ----------------------------------------------
                                 Name:  Derek A. Bertocci
                                 Title: Vice President, Controller


                              ORION ACQUISITION CORPORATION


                               By:   /s/ Derek A. Bertocci
                                  ---------------------------------------------
                                  Name: Derek A. Bertocci
                                  Title:Vice President, Chief Financial Officer


                               MEDJET INC.


                               By:  /s/ Eugene I. Gordon
                                  ---------------------------------------------
                                  Name:  Eugene I. Gordon
                                  Title: Chief Executive Officer

                                                                       Exhibit A


                        VOTING AND STOCK OPTION AGREEMENT

This VOTING AND STOCK OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of August 17, 2001 by and between VISX, Incorporated, a Delaware corporation ("PARENT"), and Eugene I. Gordon, the undersigned stockholder ("STOCKHOLDER") of Medjet Inc., a Delaware corporation (the "COMPANY").

                                   BACKGROUND

         A. Concurrently with the execution of this Agreement, Parent, Orion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB") and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001 (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "MERGER") of Merger Sub with and into the Company. Capitalized terms not otherwise defined herein have the meanings given to such terms in the Merger Agreement.

         B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company, except those shares owned by Parent, will be converted into the right to receive the consideration set forth therein, all upon the terms and subject to the conditions set forth in the Merger Agreement.

         C.     Stockholder is the beneficial owner (as defined in Rule
13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of the number of shares of outstanding common stock of the Company ("COMPANY COMMON STOCK") and the number of vested options and/or warrants to purchase Company Common Stock (the "STOCK OPTIONS"), as set forth on the SCHEDULE A. The Company Common Stock owned by the Stockholder as of the date hereof, together with any common or preferred stock of the Company acquired by the Stockholder after the date of this Agreement whether upon the exercise of Stock Options or otherwise, are referred to herein as the Stockholder's "SHARES." The Stock Options owned by the Stockholder as of the date hereof, together with any Stock Options acquired by the Stockholder after the date of this Agreement (including the vesting of Stock Options unvested as of the date of this Agreement), are referred to herein as the Stockholder's "TOTAL OPTIONS." The Shares and the Total Options are referred to herein as the Stockholder's "SECURITIES."

         D. As an inducement and a condition to Parent's execution of the Merger Agreement, the Company and the Stockholder are entering into this Agreement.

         NOW, THEREFORE, in consideration of the execution and delivery by Parent of the Merger Agreement and the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

         1. VOTING AGREEMENT. The Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "COMPANY STOCKHOLDERS' MEETING"), however called, and at every adjournment or postponement thereof, he, she or it shall:

                (a) appear at the meeting or otherwise cause his, her or its Shares to be counted as present thereat for purposes of establishing a quorum;

                (b) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement), and any action required in furtherance thereof;

                (c) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, against (i) any agreement or transaction relating to any Takeover Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute a Takeover Proposal (collectively, "ALTERNATIVE TRANSACTIONS") or (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, "FRUSTRATING TRANSACTIONS") presented to the Stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote or consent of the Stockholder is requested or sought.

         2. IRREVOCABLE PROXY. As security for the Stockholder's obligations under SECTION 1, effective immediately upon the removal of legends from, or the lifting of transfer restrictions on, the Stockholder's Shares by the California Department of Corporations, sufficient to allow the transfer of interests in the Shares to Parent pursuant to the Merger and this Agreement (the "PROXY EFFECTIVE TIME"), the Stockholder hereby irrevocably constitutes and appoints Parent as his, her or its attorney and proxy in accordance with Delaware General Corporation Law, with full power of substitution and resubstitution, to cause the Stockholder's Shares to be counted as present at any Company Stockholders Meetings to vote his, her or its Shares at any Company Stockholders' Meeting, however called, and execute consents in respect of his, her or its shares as and to the extent provided in SECTION 1. THIS PROXY AND POWER OF ATTORNEY UPON ITS EFFECTIVENESS WILL BE IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to his, her or its Shares that he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted, in each case to the extent such prior or subsequent proxies or powers of attorney would prevent the Stockholder from complying with such Stockholder's obligations under this Agreement.

         3.     Option.

                (a) Subject to the terms and conditions set forth in this Agreement, effective immediately upon the Proxy Effective Time, the Stockholder hereby grants to Parent an irrevocable option (the "OPTION") to purchase (i) the number of shares of Company Common Stock set forth next to the Stockholder's name on SCHEDULE A hereto (as adjusted as set forth herein) and any other shares of Company Common Stock or Company Preferred Stock owned by the Stockholder beneficially or acquired after the date of this Agreement, at a per share purchase price equal to $2.00 (as adjusted as set forth herein), and (ii) the number of Stock Options set forth next to the Stockholder's name on SCHEDULE A hereto (as adjusted as set forth herein) and any other Stock Options owned by the Stockholder beneficially or acquired after the date of this Agreement, at a per share purchase price equal to the difference between $2.00 and the exercise price per share (if less than $2.00) of each Stock Option (as adjusted as set forth herein), provided that such Stock Options can be transferred to Parent pursuant to the terms of the governing agreements or instruments thereof. The total price to be paid by Parent to the Stockholder for all such Shares and Total Options is herein referred to as the "PURCHASE PRICE."

                (b) The Option may be exercised by Parent, in whole (but not in part):

                        (i) if after the date hereof the Merger Agreement shall be terminated pursuant to Section 7.1(e) or Section 7.1(g) of the Merger Agreement; or

                        (ii) if after the date hereof, and prior to the termination of the Merger Agreement, Parent (A) makes, or indicates in writing its willingness to make, sufficient funds available to effect the Merger, and
(B) attempts to effect the Merger pursuant to the Merger Agreement and the Delaware General Corporation Law, but is unable to do so for any reason (including but not limited to the failure of the Company to call or hold a Company Stockholders' Meeting).

                (c) In the event that Parent wishes to exercise the Option, it shall send to the Stockholder a written notice (the date of each such notice being herein referred to as a "NOTICE DATE") setting forth its irrevocable election to that effect, which notice also specifies a date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (an "OPTION CLOSING DATE"); PROVIDED, HOWEVER, that (i) if the closing of a purchase and sale pursuant to the Option (an "OPTION CLOSING") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with the purchase, Parent and the Stockholder shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. Each of Parent and the Stockholder agrees to use commercially reasonable efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The place of any Option Closing shall be at the offices of Parent, which address is set forth in the Merger Agreement, and the time of the Option Closing shall be 10:00 a.m. (Pacific Time) on the Option Closing Date.

                (d) At the Option Closing, Parent shall pay to the Stockholder in immediately available funds by wire transfer to a bank account designated in writing by the Stockholder an amount equal to the Purchase Price; provided, that failure or refusal of the Stockholder to designate a bank account shall not preclude Parent from exercising the Option.

                (e) At the Option Closing, simultaneously with the delivery of immediately available funds as provided above, the Stockholder shall deliver to Parent a certificate or certificates representing its Securities to be purchased at such Option Closing, which Securities shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except as set forth on SCHEDULE B hereto.

                (f)     In the event of any change in the Company Common
Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of Securities subject to the Option, and the per share purchase price therefor, shall be adjusted appropriately, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                (g) After Parent attempts to exercise the Option, in the event the Stockholder is unable to comply with the provisions of this
SECTION 3 due to any restrictions on transferability placed on the Securities by any governmental authority, the Stockholder will use best efforts to promptly remove such restrictions, and at Parent's request, will place the Securities in escrow and will not attempt to transfer the Securities to any other party pursuant to any agreement to sell, merger or otherwise.

         4. TERMINATION. This Agreement shall terminate upon the earliest of:

                (a)     the Effective Time of the Merger;

                (b) the termination of the Merger Agreement for reasons other than those described in SECTION 4(C) below; and

                (c) 20 days following the termination of the Merger Agreement pursuant to Section 7.1(e) or Section 7.1(g) thereof (except that
SECTION 1 and SECTION 2 hereof shall terminate upon termination of the Merger Agreement pursuant to Section 7.1(e) or Section 7.1(g) thereof).

Notwithstanding the foregoing, if the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, the Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal, and (y) 5:00 p.m. Pacific Time, on the tenth (10th) business day after such impediment shall have been removed. Notwithstanding the termination of the Option or this Agreement, Parent shall be entitled to purchase the Securities if it has exercised the Option in accordance with the terms hereof prior to such termination and such termination shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

         5. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Stockholder as follows:

                (a) ORGANIZATION; DUE AUTHORIZATION; ENFORCEABILITY. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

         6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

                (a)     ORGANIZATION; DUE AUTHORIZATION; ENFORCEABILITY.
The Stockholder has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

                (b)     OWNERSHIP OF SECURITIES; VOTING RIGHTS. The
Stockholder owns, of record and beneficially, the shares of Company Common Stock and Stock Options set forth opposite the Stockholder's name on SCHEDULE A. The Stockholder has sole voting power with respect to his or her shares of Company Common Stock. Except pursuant to this Agreement or as set forth on SCHEDULE B, the Stockholder's shares of Company Common Stock are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Stockholder is a party restricting or otherwise relating to the voting, dividend rights or disposition of such shares of Company Common Stock. The Company Common Stock are the only equity securities of the Company owned by the Stockholder. The Stockholder does not have any option or other right to acquire any equity securities of the Company other than the Stock Options.

                (c) NO ENCUMBRANCES. Except as set forth on SCHEDULE B, upon the exercise of the Option and the delivery to Parent by Stockholder of a certificate or certificates, or other similar document, evidencing the Shares and Total Options, Parent will receive good, valid and marketable title to the Shares and Total Options, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's voting rights, charges and other encumbrances of any nature whatsoever (except any security interest created by Parent).

                (d) NO CONFLICTS. Except as set forth on SCHEDULE B, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by the Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Stockholder is a party or by which his, her or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholder to perform his, her or its obligations hereunder.

                (e) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

         7. STOCKHOLDER COVENANTS. The Stockholder hereby covenants and agrees as follows:

                (a) The Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of (all of the foregoing, "SELL," "SOLD" or "SALE," as the case may be), any of the Securities; PROVIDED, HOWEVER, that Stockholder may transfer any of the Shares to a trust of which there are no beneficiaries other than the parents, spouse or children of Stockholder, or otherwise make transfers for estate planning purposes, so long as the trust and the trustees, or other transferee, thereof, deliver a signed copy of this Agreement to Parent, agreeing to be bound by the restrictions set forth herein.

                (b) The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of new shares of capital stock or Stock Options of the Company acquired by such Stockholder, if any, after the date of this Agreement.

                (c) The Stockholder shall immediately cease any discussions or negotiations with any parties other than Parent that may be ongoing with respect to a Takeover Proposal. While this Agreement is in effect, the Stockholder shall not, directly or indirectly, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any Acquisition Transaction or Frustrating Transaction, (ii) execute or enter into any Acquisition Agreement with respect to any Alternative Transaction or Frustrating Transaction, or (iii) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data to any person or otherwise cooperate in any way with, any Acquisition Transaction or Frustrating Transaction, except to the extent such discussions or negotiations are participated in by the Stockholder in his or her capacity as a director or officer of the Company in accordance with the terms of the Merger Agreement.

                (d) The Stockholder agrees not to engage in any action or omit to take any action which would have the effect of preventing or disabling Stockholder from delivering its Securities to Parent or otherwise performing its obligations under this Agreement.

         8.     Miscellaneous.

                (a) FEES AND EXPENSES. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                (b) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

                (d) NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to Parent, to:    VISX, Incorporated
                              3400 Central Expressway
                              Santa Clara, California 95051-0703
                              Attention: Chief Financial Officer
                              Telephone No.: (408) 773-7003
                              Facsimile No.: (408) 773-7201

         with a copy to:      Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, California 94304
                              Attention:  John V. Roos, Esq.
                              Telephone No.:  (650)  493-9300
                              Facsimile No.:  (650) 493-6811

         If to Stockholder:   To the address for notice set forth on SCHEDULE A.


         with a copy to:      Kelley Drye & Warren LLP
                              101 Park Avenue

                              New York, NY 10178-0002
                              Attention:  Jane E. Jablons, Esq.
                              Telephone No.:  (212) 808-7800
                              Facsimile No.:  (212) 808-7897

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                (e) ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment without the consent required pursuant to the preceding sentence shall be null and void. Subject to the second preceding sentence, this Agreement (including, without limitation, the obligations of the Stockholder under SECTION 1 and SECTION 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, Parent may assign this agreement to one or more of its affiliates.

                (f)     ENFORCEMENT. THE PARTIES HERETO AGREE THAT
IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF SOLELY IN THE COURTS OF THE STATE OF DELAWARE, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

                (g) SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                (h) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                (i) FURTHER ASSURANCES. Each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                 VISX, INCORPORATED


                                 By:
                                    -----------------------------------------
                                          Name:    Derek A. Bertocci
                                          Title:   Vice President, Controller


                                 STOCKHOLDER


                                    -----------------------------------------
                                               Dr. Eugene I. Gordon



                                   SCHEDULE A

                                                                                    STOCK OPTIONS

           STOCKHOLDER                       COMPANY COMMON STOCK                (INCLUDING WARRANTS)
------------------------------------------   ---------------------               ---------------------

Eugene I. Gordon                                   1,596,787                           205,009

c/o Medjet Inc.

1090 King Georges Post Rd., Suite 301

Edison, NJ 08837



                                   SCHEDULE B

     Item 1 of Section 2.5 of the Company Schedule to the Merger Agreement, which is incorporated herein by reference, specifies certain encumbrances placed by the California Department of Corporations upon the Company Common Stock owned by Eugene I. Gordon and certain other stockholders of the Company.

                                                                  EXHIBIT B

                        NON-COMPETITION, NON-SOLICITATION
                             AND NON-HIRE AGREEMENT

         This NON-COMPETITION, NON-SOLICITATION AND NON-HIRE AGREEMENT (the "AGREEMENT") is made as of the Effective Date (as defined below) by and among VISX, Incorporated, a Delaware corporation ("PARENT"), and Eugene I. Gordon, the undersigned stockholder ("STOCKHOLDER") of Medjet Inc., a Delaware corporation (the "COMPANY").

                                   BACKGROUND

     A. Concurrently with the execution of this Agreement, Parent, Orion Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of August 17, 2001 (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "MERGER") of Merger Sub with and into the Company.

     B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company, except those shares owned by Parent, will be converted into the right to receive the consideration set forth therein, all upon the terms and subject to the conditions set forth in the Merger Agreement. The Closing Date (as defined in the Merger Agreement) shall be the "EFFECTIVE DATE" of this Agreement.

     C. Stockholder is a significant stockholder, officer and key employee of the Company, and as a result of the Merger, Stockholder shall receive from Parent significant consideration in the form of a cash payment in exchange for all shares of capital stock of the Company held by Stockholder pursuant to the terms of the Merger Agreement.

     D. As a condition to the Merger, and to preserve the value of the business being acquired by Parent after the Merger, the Merger Agreement contemplates, among other things, that Stockholder shall enter into this Agreement and that this Agreement shall become effective on the Effective Date.

     E. Stockholder's primary place of employment with the Company is in New Jersey.

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, Parent and the Stockholder hereby agree as follows:

     1.        COVENANT NOT TO COMPETE OR SOLICIT.

               (a) Beginning on the Effective Date and ending on the later of the (i) second (2d) anniversary of the Effective Date or (ii) eighteen
(18) months following termination of Stockholder's employment with Parent or the Company as the case may be (the "NON-COMPETITION PERIOD"), Stockholder shall not directly or indirectly (other than on behalf of Parent or the Company), without the prior written consent of Parent, engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below). For all purposes hereof, the term "COMPETITIVE BUSINESS ACTIVITY" shall mean: (i) engaging in or managing or directing persons engaged in the Business; (ii) acquiring or having an ownership interest in any entity which engages or participates in the Business (except for ownership of three percent (3%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended); or (iii) participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business described in clause (ii) of this sentence. For all purposes hereof, the term "RESTRICTED TERRITORY" shall mean each and every country, province, state, city or other political subdivision of the world. For all purposes hereof, the term "BUSINESS" shall mean any business activity related to the design, development, manufacture, marketing, service, support, sale, or other manner of distribution of any product, service or application that uses or employs waterjet technology in the health-care industry (including but not limited to the medical, dental or surgical (including elective surgery) fields).

               (b) During the Non-Competition Period, Stockholder shall not directly or indirectly (i) solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of the Company to terminate his or her employment with Parent or the Company or any of their respective subsidiaries or (ii) hire any employee of the Company other than employment with the Parent or the Company or any of their respective subsidiaries.

               (c)      The covenants contained in SECTION 1(A) and SECTION
1(B) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in SECTION 1(A) and SECTION 1(B) hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this SECTION 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

               (d) Stockholder acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company prior to the Merger are an integral component of the value of the Company to Parent and is reflected in the portion of the total consideration in the Merger payable to Stockholder in cash, (ii) Stockholder is a significant stockholder, officer and key employee of the Company, and Stockholder will remain a key employee of Parent as of the Effective Time, and (iii) Stockholder's agreement as set forth herein is necessary to preserve the value of the Company for Parent following the Merger. Stockholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (A) the Company and Parent are engaged in a highly competitive industry, (B) Stockholder has unique access to, and will continue to have access to, the trade secrets and know-how of the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of the Company, (C) Stockholder is receiving significant consideration in connection with the Merger, and (D) in the event Stockholder's employment with Parent or the Company ended, Stockholder would be able to obtain suitable and satisfactory employment without violation of this Agreement.

               (e) Stockholder's obligations under this Agreement shall remain in effect if Stockholder's employment with Parent or the Company is terminated for any reason.

     2.        ARBITRATION.

               (a) The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together the "RULES"). Such dispute or controversy shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and Stockholder. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and Stockholder cannot mutually agree on one arbitrator, Parent and Stockholder shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding and conclusive upon the parties to the arbitration. Judgment may be entered on the arbitrator(s)' decision in any court having jurisdiction.

               (b) At the request of either party, the arbitrator(s) will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

               (c) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.

               (d) The parties agree that it would be impossible or inadequate to measure and calculate the other party's damages from any breach of the covenants set forth in this Agreement. Accordingly, each party agrees that if it breaches any provision of this Agreement, the other party will have available, in addition to any other right or remedy otherwise available, the right to injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

               (e) Either party may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrator(s). Stockholder expressly consents to the personal jurisdiction of the state and federal courts located in California for any action filed there against Stockholder pursuant to this SECTION 2(E).

               (f) STOCKHOLDER HAS READ AND UNDERSTANDS THIS SECTION 2, WHICH DISCUSSES ARBITRATION. STOCKHOLDER UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, STOCKHOLDER AGREES, EXCEPT AS SET FORTH IN SECTION 2(D) AND SECTION 2(E) ABOVE, TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF STOCKHOLDER'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

     3.         MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law.

               (b) SEVERABILITY. If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

               (c) NO ASSIGNMENT. Because the nature of the Agreement is specific to the actions of Stockholder, Stockholder may not assign this Agreement. This Agreement shall inure to the benefit of Parent and its successors and assigns.

               (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (Return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

       If to Parent
       or the Company, to:       VISX, Incorporated
                                 3400 Central Expressway
                                 Santa Clara, California 95051-0703
                                 Attention: Chief Financial Officer
                                 Telephone No.: (408) (408) 773-7003
                                 Facsimile No.:  (408) (408) 773-7201

       With a copy to:           Wilson Sonsini Goodrich & Rosati, P.C.
                                 650 Page Mill Road
                                 Palo Alto, California 94304
                                 Attention:  John V. Roos, Esq.
                                 Telephone No.:  (650)  493-9300
                                 Facsimile No.:  (650) 493-6811

       If to Stockholder:        To the address for notice set forth on the
                                 signature page hereof.

       with a copy to:           Kelley Drye & Warren
                                 101 Park Avenue
                                 New York, NY 10178-0002
                                 Attention:  Jane E. Jablons, Esq.
                                 Telephone No.:  (212) 808-7800
                                 Facsimile No.:  (212) 808-7897

               (e) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Parent and Stockholder.

               (f) WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

               (g) HEADINGS. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

               (h) COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

               (i) TERM. This Agreement shall become effective on the Effective Date and continue until the later of (i) two (2) years from the Effective Date or (ii) eighteen (18) months following termination of Stockholder's employment with Parent or the Company as the case may be.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                  VISX, INCORPORATED


                                  By:
                                     ---------------------------------------
                                      Name:  Derek A. Bertocci
                                      Title:   Vice President, Controller


                                  STOCKHOLDER


                                  ------------------------------------------
                                                Dr. Eugene I. Gordon

                                  Address:
                                  c/o Medjet Inc.
                                  1090 King Georges Post Road, Suite 301
                                  Edison, NJ 08837

                                                                   EXHIBIT C



                         NON-EXCLUSIVE LICENSE AGREEMENT

     THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "AGREEMENT") is entered into as of August 17, 2001, by and between VISX, Incorporated ("VISX"), a Delaware corporation, and Medjet Inc. ("MEDJET"), a Delaware corporation.

                                   BACKGROUND

     Concurrently with the execution of this Agreement, VISX, Orion Acquisition Corp., a Delaware corporation and wholly owned subsidiary of VISX ("MERGER SUB") and Medjet have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001 (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "Merger") of Merger Sub with and into Medjet.

     NOW, THEREFORE, in consideration of the execution and delivery by VISX of the Merger Agreement and the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows, effective as of the Commencement Date (as defined below):

     1.       DEFINITIONS.

              1.1 "AFFILIATE" means any corporation or other entity that is directly or indirectly controlling, controlled by or under the common control with a party hereto for so long as such control exists. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

              1.2 "LICENSEE" means a third party to whom VISX has granted a license or sublicense under the Medjet Patents, to make, have made, import, use, sell, offer for sale or otherwise exploit a Product. "Licensee" includes a third party to whom VISX has granted the right to distribute a Product.

              1.3 "MEDJET PATENTS" means (i) all patents owned by Medjet or licensed to Medjet (to the extent Medjet may grant a license or sublicense to such patent) as of the date hereof with the right to grant sublicenses; and (ii) all patents issued to Medjet claiming an invention first reduced to practice prior to the expiration of the R&D Period.

              1.4 "MEDJET TECHNOLOGY" means technological models, algorithms, manufacturing processes, design drawings (whether manual or electronic), design processes, prototypes, behavioral models, schematics, test vectors, know-how, computer and electronic data processing and other apparatus programs and software, databases and documentation thereof, trade secrets, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge, data or the like that is owned by or licensed to Medjet (to the extent Medjet may grant a license or sublicense to such intellectual property) as of the date hereof, including without limitation information useful to the practice of the inventions claimed in the Medjet Patents.

              1.5 "NET SALES" means the amounts received by VISX or its Affiliates or Licensees for the use or sale of Products to bona fide independent third parties, less (i) normal and customary rebates, and cash, trade and quantity discounts; (ii) sales, use and/or other excise taxes or duties; (iii) the actual cost of any packaging and shipping, including insurance; and (iv) amounts actually allowed or credited due to defects, returns, rejections, wholesale chargebacks or retroactive price reductions.

              1.6 "PRODUCTS" means any equipment, products, processes or methods covered by or that exploit or make use of one or more Valid Claims or that exploit or make use of the Medjet Technology.

              1.7 "R&D PERIOD" means the period beginning on the date hereof and continuing for one year hereafter.

              1.8 "VALID CLAIM" means a claim of any Medjet patent that has not expired, lapsed, or been held invalid, unpatentable or unenforceable.

     2.       LICENSE GRANTS.

              2.1       MEDJET TECHNOLOGY. Subject to the provisions of
SECTION 6, Medjet hereby grants VISX a non-exclusive, worldwide, perpetual, irrevocable license, with the right to grant non-exclusive sublicenses, to use, reproduce, translate, distribute (by any means known or hereafter developed, including electronic distribution), market, make derivative works of and otherwise exploit the Medjet Technology.

              2.2       MEDJET PATENTS. Subject to the provisions of SECTION
6, Medjet hereby grants VISX a non-exclusive, worldwide, perpetual, irrevocable license, with the right to grant non-exclusive sublicenses, under the Medjet Patents, to make, sell, offer for sale, import and use products, and to perform processes and methods, that embody the inventions described in the Medjet Patents.

     3.       CONSIDERATION.

              3.1 ROYALTY ON NET SALES. VISX shall pay to Medjet a royalty of five (5%) of Net Sales of Products.

               3.2 COMPUTATION OF ROYALTIES. All sales of Products between VISX and any of its Affiliates (other than for end use with patients or customers) will be disregarded for purposes of computing Net Sales and royalties due Medjet under this Section 3, and in such instances royalties will be payable only upon sales or licenses to, or other use by, independent third parties. Nothing herein shall obligate VISX to pay Medjet royalties more than once on any unit of a Product.

     4.       PAYMENTS; REPORTS AND RECORDS.

              4.1       TIMING OF PAYMENTS. All amounts due Medjet pursuant to
SECTION 3 shall be paid every 3 months ("QUARTERLY PERIOD") within 30 days after the last day of each Quarterly Period.

              4.2 ROYALTY REPORTS. VISX shall deliver to Medjet with each royalty payment a report setting forth the total Net Sales of the Products for the Quarterly Period and the computation of the royalty amount. Such reports shall be confidential information of VISX.

              4.3 INSPECTION OF BOOKS AND RECORDS. Not more than once in any 12 month period, Medjet may have VISX's and its Affiliates' relevant books and records for the prior 12-month period audited, by an independent certified public accounting firm of Medjet's choosing and reasonably acceptable to VISX, to verify the accuracy of VISX's royalty payments. The independent certified public accounting firm must enter into a confidentiality agreement reasonably acceptable to VISX and may not disclose any information learned in the course of such audit other than the existence and amount of underpayment, if any. Such audit must be conducted during VISX's normal business hours in a manner that does not unduly interfere with VISX's normal business activities. If any audit discloses underpayment of royalties, VISX shall promptly pay Medjet the royalties due plus interest at an annual rate of 6%. Medjet is responsible for all expenses it incurs in connection with any audit unless the audit discloses an underpayment of royalties in excess of 15%, in which case, VISX shall promptly reimburse Medjet for all of such audit expenses.

              4.4 TAXES. All royalty amounts required to be paid to Medjet pursuant to this Agreement may be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge ("WITHHOLDING TAXES"). At Medjet's request, VISX shall provide Medjet a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist Medjet to obtain the benefit of any applicable tax treaty.

     5. TERM. This Agreement shall commence (the date of such commencement being herein referred to as the "COMMENCEMENT DATE") upon termination of the Merger Agreement in accordance with the applicable provisions and circumstances described in Section 7.3(a) of the Merger Agreement, and will continue in full force and effect until the expiration of the last to expire of the Medjet Patents; PROVIDED, HOWEVER, that VISX's license to the Medjet Technology will survive the expiration (but not the earlier termination) of this Agreement if this Agreement were otherwise in effect on the date of the last of the Medjet patents to expire.

     6. BREACH. If VISX shall breach any of its material obligations hereunder, which breach shall continue uncured for more than 30 days after written notice thereof, the licenses granted under SECTION 2 shall immediately terminate. Termination shall not affect VISX's obligations to pay any amounts due or payable to Medjet for Net Sales made prior to the date of termination.

     7.        MISCELLANEOUS PROVISIONS.

               7.1 GOVERNING LAW. This Agreement, and any dispute arising from the performance or breach hereof, will be governed by and construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws principles. The prevailing party in any legal action to enforce or interpret this Agreement shall be entitled to reasonable costs and attorneys' fees and expenses in connection therewith.

               7.2 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated hereby.

               7.3 ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party, except that either party may assign this Agreement without such consent to an entity that acquires all or substantially all of the business or assets of such party pertaining to the subject matter hereof, whether by merger, reorganization, acquisition, sale or otherwise. Any other attempted assignment of this Agreement will be void. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their successors, heirs and assigns.

               7.4 NOTICES. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier, in each case to the respective address appearing below each party's signature, or such other address as may be specified in writing to the other party hereto.

               7.5 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any provision held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect originally intended by the parties.

               7.6 SEVERABILITY. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement will remain in full force and effect without said provision. In such event, the parties will in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which will most nearly approximate the intent of the parties in entering this Agreement.

               7.7 WAIVER. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth will be deemed a waiver as to any subsequent and/or similar breach or default.

               7.8 COMPLETE AGREEMENT. This Agreement (together with the applicable provisions of the Merger Agreement) constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto will be effective or binding on either of the parties hereto unless reduced to writing and duly executed on behalf of both parties hereto.

               7.9 HEADINGS. The captions to the Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and will not affect its meaning or interpretation.

               7.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original and which together will constitute one instrument.

               7.11 EXPIRATION. This Agreement shall expire and be of no force and effect in the event the Merger Agreement is terminated and the provisions set forth in Section 7.3(a) of the Merger Agreement are not applicable.





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                                       A-64

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VISX, INCORPORATED



By:
   ------------------------------------------
         Name:  Derek A. Bertocci
         Title:   Vice President, Controller

Address for VISX, Incorporated:                 With a copy to:

VISX, Incorporated                              Wilson Sonsini Goodrich & Rosati
3400 Central Expressway                         650 Page Mill Road
Santa Clara, CA 95051-0703                      Palo Alto, CA 94304-1050
Facsimile:  (408) 773-7051                      Facsimile:  (650) 493-6811
Attention:  Derek A. Bertocci                   Attention:  John V. Roos, Esq.



MEDJET INC.



By:
   -----------------------------------------
         Name:  Dr. Eugene I. Gordon
         Title:   Chief Executive Officer

Address for Medjet Inc.:                    With a copy to:

Medjet Inc.                                 Kelley Drye & Warren LLP
1090 King George Post Road, Suite 301       101 Park Avenue
Edison, New Jersey 08837                    New York, New York 10178-0002
Facsimile:  (732) 738-3984                  Facsimile:  (212) 808-7897
Attention:  Dr. Eugene A. Gordon            Attention:  Jane E. Jablons, Esq.

                                                                    EXHIBIT D



                     OMNIBUS WAIVER AND AMENDMENT AGREEMENT


     This OMNIBUS WAIVER AND AMENDMENT AGREEMENT (the "AGREEMENT") is made and entered into as of August 17, 2001, by and between VISX, Incorporated, a Delaware corporation ("VISX") and Medjet Inc., a Delaware corporation (the "COMPANY").

                                   BACKGROUND

     Concurrently with the execution of this Agreement, VISX, Orion Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of VISX ("MERGER SUB") and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 17, 2001 (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "MERGER") of Merger Sub with and into the Company. In addition, VISX has purchased shares of the Company's Series B Convertible Preferred Stock and warrants from third parties, and has agreed to waive and amend certain rights and benefits of the Series B Convertible Preferred Stock and warrants as set forth herein.

     NOW, THEREFORE, in consideration of the execution and delivery by the Company of the Merger Agreement and the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows, effective as of the Commencement Date (as defined below):

1.      WAIVER.

               (a) Section 3.B(iv) of the Certificate of Designations of the Series B Convertible Preferred Stock of the Company is hereby waived by VISX to the extent that such provision would hinder the Company in raising equity financing on terms reasonably acceptable to the Company, at any time or from time to time; and

               (b) Section 2.1 of the Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, Adam Smith & Co., Inc. ("ASC") and the Stockholders listed therein (the "STOCKHOLDERS"), as amended by the First Amendment to the Registration Rights Agreement, dated as of August 17, 2001, by and among the Company, ASC, the Stockholders and VISX and the Second Amendment to the Registration Rights Agreement, dated as of August 17, 2001, by and between the Company and VISX (collectively, the "RIGHTS AGREEMENT"), is hereby waived by VISX for a period of one year following the Commencement Date.

2.      AMENDMENT.

               (a) Section 7.1 of the warrant dated as of August 17, 2001 held by VISX to purchase a total of 1,040,000 shares of the Company's Common Stock (the "COMMON STOCK WARRANT") is hereby amended by deleting the last sentence thereof.

               (b) Section 7.1 of the warrant dated as of August 17, 2001 held by VISX to purchase a total of 325,000 shares of the Company's Common Stock (the "ASC WARRANT") is hereby amended by deleting the last sentence thereof.

3. TERM. This Agreement shall commence, if it does so commence, upon termination of the Merger Agreement in accordance with any subsection of Section 7.1, except Section 7.1(e) and Section 7.1(g), of the Merger Agreement (the "COMMENCEMENT DATE").

4. REPRESENTATIONS AND WARRANTIES OF VISX. VISX represents and warrants to the Company as follows:

               (a) ORGANIZATION; DUE AUTHORIZATION; ENFORCEABILITY. VISX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) AUTHORITY RELATIVE TO THIS AGREEMENT. VISX has all necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of VISX, and no other corporate proceedings on the part of VISX are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VISX and constitutes a valid and binding agreement of VISX, enforceable against VISX in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and contracting parties' rights generally and except as may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to VISX as follows:

               (a) ORGANIZATION; DUE AUTHORIZATION; ENFORCEABILITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and contracting parties' rights generally and except as may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

6. AMENDMENT OF AGREEMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

8. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to VISX, to:         VISX, Incorporated
                                          3400 Central Expressway

                                          Santa Clara, California 95051-0703
                                          Attention: Chief Financial Officer
                                          Telephone No.: (408) 773-7003
                                          Facsimile No.: (408) 773-7201

                  with a copy to:         Wilson Sonsini Goodrich & Rosati, P.C.
                                          650 Page Mill Road
                                          Palo Alto, California 94304
                                          Attention:  John V. Roos, Esq.
                                          Telephone No.:  (650) 493-9300
                                          Facsimile No.:  (650) 493-6811

                  If to the Company, to:  Medjet Inc.
                                          1090 King George Post Road, Suite 301
                                          Edison, New Jersey 08837
                                          Telephone No.: (732) 738-3990
                                          Facsimile No.: (732) 738-3984

                  with a copy to:         Kelley Drye & Warren LLP
                                          101 Park Avenue
                                          New York, NY 10178-0002
                                          Attention:  Jane E. Jablons, Esq.
                                          Telephone No.:  (212) 808-7800
                                          Facsimile No.:  (212) 808-7897

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

9. ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10. ENFORCEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF SOLELY IN THE COURTS OF THE STATE OF DELAWARE, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH

COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

11. SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13. FURTHER ASSURANCES. Each party hereto shall perform such further acts and execute such further documents as may reasonably be requested by the other party to carry out the intent of the provisions of this Agreement.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first above written.

                                  VISX, INCORPORATED



                                  By:
                                     ------------------------------------------
                                         Name:    Derek A. Bertocci
                                         Title:    Vice President, Controller



                                  MEDJET INC.



                                  By:
                                     ------------------------------------------
                                         Name:    Eugene I. Gordon
                                         Title:   Chief Executive Officer

                                                                  EXHIBIT E


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE PURSUANT TO IT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                   MEDJET INC.

                          COMMON STOCK PURCHASE WARRANT

                                 August 17, 2001

     1. NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT. Subject to the terms and conditions set forth herein, VISX, Incorporated (the "HOLDER"), is entitled to purchase from Medjet Inc., a Delaware corporation (the "COMPANY"), at any time after the date hereof and on or before the date of termination of this Warrant provided for in SECTION 13 hereof, up to One Million Three Hundred Twenty Thousand (1,320,000) shares (which number of shares is subject to adjustment and certain conditions as described below) of fully paid and nonassessable Common Stock of the Company (the "SHARES") upon surrender hereof at the principal office of the Company, and upon payment of the purchase price at said office in cash or by check. Subject to adjustment as provided below, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth below) shall be Seventy-Five Cents ($0.75). The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth below) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as provided below) is referred to herein as the "WARRANT PRICE."

     2. MERGER AGREEMENT. This Warrant is issued in connection with the execution and delivery of that certain Agreement and Plan of Merger and Reorganization, by and among the Holder, the Company, and a wholly-owned subsidiary of the Holder (the "MERGER SUB"), dated as of August 17, 2001, (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, for the merger (the "MERGER") of Merger Sub with and into the Company.

     3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events as follows:

          (a) ADJUSTMENT FOR DIVIDENDS IN STOCK. In case at any time or from time to time on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company (except for cash from the proceeds of the Merger) by way of dividend or distribution, then and in each case, Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property of the Company which Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as described above during such period, giving effect to all adjustments called for during such period by this SECTION 3(A) and SECTION 3(B) and SECTION 3(C).

          (b) ADJUSTMENT FOR RECLASSIFICATION OR REORGANIZATION. In case of any reclassification or change of the outstanding Common Stock of the Company or of any reorganization of the Company on or after the date hereof (other than the Merger contemplated by the Merger Agreement), then and in each such case the Company shall give Holder at least ten (10) days notice of the proposed effective date of such transaction, and Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in SECTION 3(A), SECTION 3(B) and SECTION 3(C); in each such case, the terms of this SECTION 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time on or after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

     4. NO FRACTIONAL SHARES. No fractional shares of Common Stock or any other security will be issued in connection with any exercise or conversion hereunder. In lieu of any fractional shares that would otherwise be issuable (after aggregation of all shares being issued upon such exercise or conversion), the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of such security on the date of exercise, as determined in good faith by the Company's Board of Directors.

     5. NO SHAREHOLDER RIGHTS. This Warrant as such shall not entitle Holder to any of the rights of a stockholder of the Company.

     6. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     7.    EXERCISE OF WARRANT.

          (a) MANNER OF EXERCISE. This Warrant may be exercised, in whole or in part, by Holder by the surrender of this Warrant (with the notice of exercise form attached as ATTACHMENT A and the Investment Representation Statement attached as ATTACHMENT C duly executed) at the principal office of the Company, accompanied by payment in full of the purchase price of the Shares purchased thereby, as described above.

          (b) RIGHT TO CONVERT WARRANT. This Warrant may be converted into Shares in whole or in part, by Holder by the surrender of this Warrant (with the notice of conversion form attached as ATTACHMENT B and the Investment Representation Statement attached as ATTACHMENT C duly executed) at the principal office of the Company. Upon conversion of this Warrant, Holder shall be entitled to receive that number of Shares of the Company equal to (x) the number of shares of Common Stock specified by Holder in its Notice of Conversion up to the maximum number of shares of Common Stock subject to this Warrant (less any shares previously issued upon exercise or conversion hereof) (the "SPECIFIED NUMBER") less (y) the number of shares of Common Stock equal to the quotient obtained by dividing (A) the product of the Specified Number and the then existing Warrant Price by (B) the Fair Market Value, as defined below.

          "FAIR MARKET VALUE" of a Share shall mean the fair value as determined in good faith, subject to the reasonable agreement of the Holder, by the Company's Board of Directors; provided, however, that where there exists a public market for the Company's Shares at the time of Holder's exercise of this conversion right, the Fair Market Value per Share shall be the average of the closing bid and asked prices of the Shares quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market, Nasdaq SmallCap Market or on any exchange on which the Shares are listed, whichever is applicable, as published in The Wall Street Journal for the five (5) trading days prior to the date of conversion.

          (c) ISSUANCE OF SHARES. This Warrant shall be deemed to have been exercised or converted immediately prior to the close of business on the date of its surrender for exercise or conversion in accordance with SECTION 7(A) or SECTION 7(B), and the person entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of record of such securities as of the close of business on such date. As promptly as practicable and in any event within fifteen (15) days after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock or other security issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above, and a Warrant in like tenor as this Warrant to purchase the number of Shares in respect of which this Warrant shall not have been exercised, converted or waived.

     8. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or the number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to Holder a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

     9. REGISTRATION RIGHTS. Any Shares issued upon exercise or conversion of this Warrant shall be deemed to be "Registrable Securities" as defined in that certain Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, Adam Smith & Co. ("ASC") and the Stockholders listed therein, as amended (the "RIGHTS AGREEMENT"), and shall be subject to all of the registration rights as set forth in the Rights Agreement.

     10. TRANSFER OF WARRANT. Any transfer of the Warrant by the Holder will require an opinion of counsel reasonably acceptable to the Company stating that such transfer is exempt from the registration requirements of the Securities Act of 1933; PROVIDED, HOWEVER, that no opinion of counsel will be required upon transfer of the Warrant to any of the Holder's "affiliates," as such term is defined by Rule 144 of the Securities Act of 1933, as amended (the "ACT"); PROVIDED FURTHER, HOWEVER, that in the event of a transfer to the Holder's affiliates, (i) such transfer shall be limited to no more than ten such affiliates, each of whom must be an "accredited investor" as defined by Rule 215 of the Act, (ii) such affiliates must agree to be bound by the provisions of this Warrant, including but not limited to SECTION 11, and (iii) such affiliates must agree to sign the Investment Representation Statement attached as ATTACHMENT C upon exercise or conversion of the Warrant. No such transfer shall be effective as against the Company until this Warrant shall have been surrendered to the Company along with transfer instructions duly executed by Holder. Within 15 days of the fulfillment of the foregoing requirements of this
SECTION 10, the Company will issue to the transferee of this Warrant a new Warrant in like tenor for such number of Shares or other securities as this Warrant is then exercisable.

     11. MARKET STANDOFF AGREEMENT. Except when Holder is exercising its registration rights as described in SECTION 9 of this Warrant (provided that Holder cannot exercise its "demand" registration rights set forth in Section 2.1 of the Rights Agreement from the date hereof until one year after the termination of the Merger Agreement), Holder agrees in connection with any registration of the Company's securities (other than a registration of debt securities, securities in a Rule 145 transaction or with respect to an employee benefit plan), upon notice by the Company or the underwriters managing any underwritten public offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of this warrant or any Shares without the prior written consent of the Company and such managing underwriters for such period of time as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters, which period shall not exceed 90 days. Holder hereby consents to the placement of stop transfer orders with the Company's transfer agent in order to enforce the foregoing provision and agrees to enter into a market standoff agreement with such managing underwriters in customary form consistent with the provisions of this SECTION 11. This market standoff agreement shall be binding upon any transferee who receives, in a private transaction, this Warrant or any securities issued upon exercise hereof.

     12. RESTRICTIVE LEGENDS. Each certificate representing (i) the Shares, and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     13. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate on the earlier of (a) the closing of the Merger or (b) August 17, 2004.

     14. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and Holder. All notices and other communications from the Company to Holder shall be delivered personally, sent by facsimile or mailed by overnight mail, first class mail, postage prepaid, to the address furnished to the Company in writing by Holder who shall have furnished an address to the Company in writing. If delivered personally, such notice shall be deemed given upon the date delivered. If sent by facsimile or overnight mail, such notice shall be deemed given one day after the facsimile or overnight mailing. If mailed by first class mail, postage prepaid, such notice shall be deemed given five days after deposit in the U.S. Mail.

                                   MEDJET INC.
                                   a Delaware corporation


                                   -------------------------------------------
                                   By:      Eugene I. Gordon
                                   Title:   Chairman of the Board and
                                   Chief Executive Officer

                                  ATTACHMENT A

                               NOTICE OF EXERCISE



TO:      MEDJET INC.


         1. The undersigned hereby elects to purchase ____________ shares of Common Stock of Medjet Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:


                              --------------------------------------------
                                                  (Name)

                              --------------------------------------------
                                                (Address)


                               --------------------------------------------


         3. The undersigned represents that the above shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution of such shares and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement included herewith.


Date:
     -------------------------------

                                         VISX, INCORPORATED


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:
                                            Address: 3400 Central Expressway
                                                     Santa Clara, CA 95051-0703

                                  ATTACHMENT B

                              NOTICE OF CONVERSION



TO:      MEDJET INC.


         1. The undersigned hereby elects to convert its right to purchase __________ shares of Common Stock pursuant to the attached Warrant into such number of shares of Common Stock of Medjet Inc. as is determined pursuant to SECTION 7(B) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:




                              --------------------------------------------
                                                  (Name)

                              --------------------------------------------
                                                (Address)


                               --------------------------------------------



         3. The undersigned represents that the above shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution of such shares and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement included herewith.


Date:
     --------------------------

                                        VISX, INCORPORATED


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:
                                           Address:  3400 Central Expressway
                                                     Santa Clara, CA 95051-0703

                                  ATTACHMENT C

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER:        VISX, INCORPORATED

COMPANY:          MEDJET INC.

SECURITY:         COMMON STOCK

AMOUNT:

DATE:

     In connection with the purchase of the above-listed securities (the "SECURITIES"), I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("SECURITIES ACT").

          (b) I understand that the Securities will be issued with the restrictive legends described in SECTION 12 of the Warrant and will be subject to the market standoff agreement described in SECTION 11 of the Warrant.

          (c) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (d) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities, except as set forth in that certain Registration Rights Agreement, dated as of December 3, 1999, by and among the Company, Adam Smith & Co. ("ASC") and the Stockholders listed therein, as amended by the First Amendment to the Registration Rights Agreement, dated as of August __, 2001, by and among the Company, ASC, the Stockholders and the Holder and the Second Amendment to the Registration Rights Agreement, dated as of August __, 2001, by and between the Company and the Holder (collectively, the "RIGHTS AGREEMENT"). In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (e) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "RESTRICTED SECURITIES" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. I understand that there can be no assurance that the such conditions will ever be satisfied.

          (f) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

          (g) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


Date:
     --------------------------

                                        VISX, INCORPORATED


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:
                                            Address: 3400 Central Expressway
                                                     Santa Clara, CA 95051-0703

                                                                   EXHIBIT F


                              CERTIFICATE OF MERGER

                                     MERGING

                         ORION ACQUISITION CORPORATION,
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                                  MEDJET INC.,
                             A DELAWARE CORPORATION

                      ------------------------------------

     Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DCGL")

                      ------------------------------------

     Medjet Inc., a Delaware corporation, does hereby certify as follows:

     FIRST: That the name and state of incorporation of each of the constituent corporations in the merger (the "MERGER") are Medjet Inc., a Delaware corporation, and Orion Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of VISX, Incorporated, a Delaware corporation ("VISX").


     SECOND: That an Agreement and Plan of Merger and Reorganization (the "REORGANIZATION AGREEMENT"), dated as of August 17, 2001, among the constituent corporations and VISX has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL.

     THIRD: The name of the surviving corporation in the Merger (the "SURVIVING CORPORATION") shall be Medjet Inc.

     FOURTH: That at the effective time of the Merger, the Certificate of Incorporation of Medjet Inc. shall be amended to read in its entirety as set forth in EXHIBIT A hereto, and as so amended, shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation.

     FIFTH: An executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address: 1090 King Georges Post Road, Suite 301, Edison, NJ 08837, Attention:
Eugene I. Gordon.

     SIXTH: An executed copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, for the purposes of effectuating the merger of the constituent corporations, has caused this Certificate of Merger to be duly executed.


Dated:
         ---------------------------

                                   MEDJET INC.


                                   By:
                                      ------------------------------------
                                      Eugene I. Gordon, Chief Executive Officer

                                                                     EXHIBIT G



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                   MEDJET INC.

     1.    The name of the corporation is Medjet Inc.

     2. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares of Common Stock the corporation shall have authority to issue is One thousand (1,000), par value of $0.001 per share.

     5. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

     6.    The election of directors need not be by written ballot.

     7. Limitation of Director's Liability and Indemnification of Officers and Directors.

           A. LIMITATION OF DIRECTOR'S LIABILITY. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          B. INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of, and advancement of expenses to, directors, officers, employees, other agents of the corporation and any other persons to which the General Corporation Law of Delaware permits the corporation to provide indemnification. This Section 7.B shall not be exclusive of any right to indemnification or advancement of expenses any such person may have under the Bylaws of the corporation, any agreement with the corporation or otherwise.

         C. REPEAL OR MODIFICATION. Any repeal or modification of this Section 7, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

                                                                       ANNEX B


                                  DELAWARE CODE
                              TITLE 8 CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

     SS.262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                 a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                 b. Shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                 c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                 d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)   Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                        ANNEX C


                                   MEDJET INC.

              FINANCE AND AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.       PURPOSE

         The Finance and Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibility relating to corporate accounting, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. The Finance and Audit Committee's primary duties and responsibilities are to:

          o Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

          o Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Corporation.

          o Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Finance and Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Finance and Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least two directors, each of whom shall be an independent director, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Finance and Audit Committee. All members of the Finance and Audit Committee shall be able to read and understand basic financial statements, or will become able to do so within a reasonable period of time after his or her appointment to the Finance and Audit Committee.

III.     MEETINGS

         The Finance and Audit Committee will establish its meeting schedule. As part of its job to foster open communication, the Finance and Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Finance and Audit Committee or either of these groups believe should be discussed privately. In addition, the Finance and Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties, in addition to following such other procedures as it deems appropriate, the Finance and Audit Committee shall:

1. Review and reassess, at least annually, the adequacy of this Charter, and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3.       Review with management and the independent accountants the Form
         10-QSB prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Finance and Audit Committee may represent the entire Finance and Audit Committee for purposes of this review.

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. On an annual basis, the Finance and Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5.       Oversee independence of the accountants by:

         o receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard No. 1 ("ISB Standard No. 1");

         o reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

         o recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

6. Discuss with the independent accountants and management, the adequacy of the Corporation's internal controls.

7. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

                                     * * * *
                                            Adopted October 26, 2001

PROXY                           MEDJET INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Medjet Inc., a Delaware corporation, hereby revoke(s) all prior proxies and appoint(s) Eugene I. Gordon, Ph.D. and Cheryl A. Blake, or either of them, as proxies, with full individual power of substitution, to represent the undersigned and to vote all shares of Common Stock and Series B Convertible Preferred Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1090 King Georges Post Road, Suite 307, Edison, New Jersey 08837, on Wednesday, June 5, 2002, at 10:00 a.m. and at any and all adjournments and postponements thereof, on all matters set forth on the reverse side:

       PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE

          (Continued, and to be signed and dated, on the reverse side.)

                                    VOTE BY PHONE: 1-800-690-6903
MEDJET INC.                         Use any touch-tone telephone to transmit
C/O PROXY SERVICES                  your voting instructions.  Have your proxy
P.O. BOX 9141                       card in hand when you call.  You will be
FARMINGDALE, NY 11735               prompted to enter your 12-digit Control
                                    Number which is located below and then
                                    follow the simple instructions the Vote
                                    Voice provides you.

                                    VOTE BY INTERNET: WWW.PROXYVOTE.COM Use
                                    the Internet to transmit your voting
                                    instructions. Have your proxy card in
                                    hand when you access the web site. You
                                    will be prompted to enter your 12-digit
                                    Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                    VOTE BY MAIL Mark, sign and date your
                                    proxy card and return it in the
                                    postage-paid envelope we've provided or
                                    return to MEDJET INC. c/o ADP, 51
                                    Mercedes Way, Edgewood, NY 11717.


MEDJET INC.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

VOTE ON PROPOSALS

1.  ELECTION OF DIRECTORS

    NOMINEES: Eugene I. Gordon, Ph.D.           [  ]   FOR all nominees listed
              Edward E. David, Jr., Sc.D.
              William C. Hittinger              [  ]   WITHHOLD AUTHORITY
              Ronald B. Odrich, D.D.S.                 to vote for the following
              Elias Snitzer, Ph.D.                     nominee(s):
              Timothy R. Maier
                                                       -------------------------
                                                [  ]   WITHHOLD AUTHORITY to
                                                       vote for all nominees

2. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND AMONG VISX, INCORPORATED, ORION ACQUISITION CORP. AND MEDJET INC. AND THE TRANSACTIONS CONTEMPLATED THEREBY, AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT.

    FOR [ ]                   AGAINST [ ]                        ABSTAIN [ ]

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Dated
      -------------------, 2002


-----------------------------------------     --------------------------------
            Signature                                      Signature

Please sign the Proxy exactly as the name appears hereon. If shares are held by joint tenants, both should sign. Executors, administrators, trustees or others signing in a representative capacity should indicate the capacity in which signed.